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ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.
NMF SENIOR LOAN FUND I, INC.

As filed with the Securities and Exchange Commission on January 15, 2020

File No. 000-56123

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

NMF SLF I, INC.
(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation or registration)	83-3291673 (I.R.S. Employer Identification No.)

787 Seventh Avenue, 48th Floor New York, New York (Address of principal executive offices)	10019 (Zip Code)

(212) 720-0300
(Registrant's telephone number, including area code)

with copies to:
John J. Mahon, Esq.
Schulte Roth & Zabel LLP
901 Fifteenth Street, NW, Suite 800
Washington, DC 20005
Tel: (202) 729-7470
Fax: (202) 730-4520

Securities to be registered pursuant to Section 12(b) of the Act:
 None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share
(Title of class)

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐ Emerging growth company ☒

        If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period from complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

i

EXPLANATORY NOTE

        NMF SLF I, Inc. is filing this registration statement on Form 10 (this "Registration Statement") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), on a voluntary basis to permit it to file an election to be regulated as a business development company (a "BDC"), under the Investment Company Act of 1940, as amended (the "1940 Act"). In this Registration Statement, each of the "Company," "we," "us," and "our" refers to NMF SLF I, Inc. and the "Investment Adviser" refers to New Mountain Finance Advisers BDC, L.L.C., unless otherwise specified.

        The Company is an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012. As a result, the Company is eligible to take advantage of certain reduced disclosure and other requirements that are otherwise applicable to public companies including, but not limited to, not being subject to the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002. "Item 1. Business—Emerging Growth Company."

        Once this Registration Statement has been deemed effective, we will be subject to the requirements of Section 13(a) of the 1934 Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the 1934 Act applicable to issuers filing registration statements pursuant to Section 12(g) of the 1934 Act. The Commission maintains an Internet Website (http://www.sec.gov) that contains the reports mentioned in this section.

        In connection with the foregoing, we will file an election to be regulated as a BDC under the 1940 Act. Upon filing of such election, we will become subject to the 1940 Act requirements applicable to BDCs.

        Prospective investors should note that:

  •
  Our common stock may not be sold, offered for sale, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of by a Shareholder without the prior written consent of the Investment Adviser;

  •
  Our common stock is not currently listed on an exchange, and it is uncertain whether a secondary market will develop;

  •
  repurchases of common stock by us, if any, are expected to be very limited; and

  •
  an investment in our common stock may not be suitable for investors who may need the money they invest in a specified time frame.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This Registration Statement contains forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs, and our assumptions. Words such as "anticipate", "believe", "continue", "could", "estimate", "expect", "intend", "may", "plan", "potential", "project", "seek", "should", "target", "will", "would" or variations of these words and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained in this Registration Statement involve risks and uncertainties, including statements as to:

  •
  our future operating results;

  •
  our business prospects and the prospects of our portfolio companies;

  •
  the impact of investments that we expect to make;

  •
  our contractual arrangements and relationships with third parties;

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  the dependence of our future success on the general economy and its impact on the industries in which we invest;

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  the ability of our portfolio companies to achieve their objectives;

  •
  our expected financings and investments;

  •
  the adequacy of our cash resources and working capital; and

  •
  the timing of cash flows, if any, from the operations of our portfolio companies.

        These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:

  •
  an economic downturn could impair our portfolio companies' ability to continue to operate, which could lead to the loss of some or all of our investments in such portfolio companies;

  •
  a contraction of available credit and/or an inability to access the equity markets could impair our lending and investment activities;

  •
  interest rate volatility could adversely affect our results, particularly if we elect to use leverage as part of our investment strategy;

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  currency fluctuations could adversely affect the results of our investments in foreign companies, particularly to the extent that we receive payments denominated in foreign currency rather than U.S. dollars; and

  •
  the risks, uncertainties and other factors we identify in "Risk Factors" and elsewhere in this Registration Statement and in our filings with the SEC.

        Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. Important assumptions include our ability to originate new loans and investments, certain margins and levels of profitability and the availability of additional capital. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this Registration Statement should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in "Risk Factors" and elsewhere in this Registration Statement. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Registration Statement. We do not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law. The safe harbor provisions of Section 21E of the 1934 Act, which preclude civil liability for certain forward-looking statements, do not apply to the forward-looking statements in this Registration Statement because we are an investment company.

ITEM 1.    BUSINESS.

        We were formed on January 23, 2019 as a corporation under our former name "NMF Senior Loan Fund I, Inc.". In January 2020, we changed our name to "NMF SLF I, Inc.". We expect to conduct a private offering of our common stock (the "Shares") to investors in reliance on exemptions from the registration requirements of the U.S. Securities Act of 1933, as amended (the "Securities Act"). We anticipate commencing our loan origination and investment activities on the date we issue Shares to persons not affiliated with the Investment Adviser, which we refer to as the "Initial Closing Date." We expect the Initial Closing Date to occur in the first quarter of 2020, and may conduct subsequent closings (each, a "Subsequent Closing") at times during our Investment Period (as agreed to at the time of our Initial Closing Date, the "Investment Period"). Pursuant to the subscription agreement, the Company shall commence the wind up of operations two years following the expiration of the Investment Period, subject to additional extensions, each for an additional one year period, upon approval of the holders of a majority of the Company's then outstanding Shares.

        Prior to the Initial Closing Date, we will file an election to be regulated as a BDC under the 1940 Act. We also intend to elect to be treated for U.S. federal income tax purposes as a RIC under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). As a BDC and a RIC, we are required to comply with certain regulatory requirements. See "—Operating and Regulatory Environment" and "—Material U.S. Federal Income Tax Considerations."

        We may make investments through wholly owned subsidiaries. Such subsidiaries are expected to be organized as corporations or limited liability companies and will not be registered under the 1940 Act. These subsidiaries may be formed to obtain favorable tax benefits or to obtain financing on favorable terms due to their bankruptcy-remote characteristics. Our board of directors (the "Board") has oversight responsibility for our investment activities, including our investment in any subsidiary, and our role as sole shareholder of any subsidiary. To the extent applicable to the investment activities of a subsidiary, the subsidiary will follow the same compliance policies and procedures as the Company. We would "look through" any such subsidiary to determine compliance with our investment policies, and would generally expect to consolidate any such wholly-owned subsidiary for purposes of our financial statements and compliance with the 1940 Act. Furthermore, we intend to comply with the current requirements under the Code and Treasury Regulations (defined below) for income derived from our investment in the subsidiary to be treated as "qualifying income" from which a RIC must derive at least 90% of its annual gross income. See "—Material U.S. Federal Income Tax Considerations."

        The investments that we intend to invest in are almost entirely rated below investment grade or may be unrated, which are often referred to as "leveraged loans", "high yield" or "junk" debt investments, and may be considered "high risk" or speculative compared to debt investments that are rated investment grade. Such issuers are considered more likely than investment grade issuers to default on their payments of interest and principal, and such risk of default could reduce our net asset value and income distributions. In addition, many of the investments we could potentially acquire in the secondary market may also have less restrictive covenant terms that provide us with fewer protections, called "covenant-lite" loans, that generally provide for fewer restrictions on the borrower's operations and use of proceeds than do debt instruments that contain traditional financial and operating covenants.

        Because we intend to qualify as a RIC under the Code, our portfolio will be subject to diversification and other requirements. See "—Material U.S. Federal Income Tax Considerations." In addition to those diversification requirements, we will generally seek not to invest more than 5% of our investors' aggregate capital commitments to us (each, a "Capital Commitment", and collectively, our "Aggregate Committed Capital"), as determined at the time of investment, in any single portfolio company.

        In accordance with the 1940 Act as presently in effect, BDCs generally are prohibited from incurring additional leverage to the extent it would cause them to have less than a 200% asset coverage ratio, reflecting approximately a 1:1 debt to equity ratio, taking into account the then current fair value of their investments. However, under changes implemented in accordance with the Small Business Credit Availability Act and with the approval of our Board and sole initial Shareholder pursuant to Section 61(a)(2) under the 1940 Act, we have elected to be subject to the lower coverage ratio of 150% available thereunder in order to maintain maximum flexibility, reflecting approximately a 2:1 debt to equity ratio. Notwithstanding the foregoing, we do not currently intend to utilize leverage to make new investments, other than in the limited case of the Leverage Arrangements (defined below). As a result, in addition to the foregoing 1940 Act restriction on leverage, we do not currently expect to borrow in excess of the lesser of 10% of the Aggregate Committed Capital of the Company and $50 million, with such leverage arrangements intended to take the form of a subscription line. We may in the future, though, determine to utilize a greater amount of leverage, including for investment purposes. The use of borrowed funds or the proceeds of preferred shares issued by the Company (the "Preferred Shares") to make investments would have its own specific set of benefits and risks, and all of the costs of borrowing funds or issuing Preferred Shares would be borne by the holders of the Shares (each, a "Shareholder"). The Company does not intend to issue preferred stock, including during the first following effectiveness of this Registration Statement. See "Item 1A. Risk Factors—We may borrow money, which could magnify the potential for gain or loss on amounts invested in us and increase the risk of investing in us."

The Investment Adviser

        New Mountain Finance Advisers BDC, L.L.C. (the "Investment Adviser") is a wholly-owned subsidiary of New Mountain Capital Group, L.P. (together with New Mountain Capital, L.L.C. and its affiliates, "New Mountain Capital") whose partners include NM Partners Manager Holdings, L.P. and, its general partner, NM Holdings GP, L.L.C., which itself is controlled by its managing member, Steven B. Klinsky. The Investment Adviser is a Delaware limited liability company registered as an investment adviser with the Securities and Exchange Commission (the "SEC") under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). New Mountain Capital focuses on investing in defensive growth companies across its private equity, public equity and credit investment vehicles. The Investment Adviser manages our day-to-day operations and provides us with investment advisory and management services pursuant to the investment advisory and management agreement (the "Investment Management Agreement") by and between the Investment Adviser and us. In particular, the Investment Adviser is responsible for identifying attractive investment opportunities, conducting research and due diligence on prospective investments, structuring our investments and monitoring and servicing our investments. The Investment Adviser is managed by a five member investment committee, which is responsible for approving purchases and sales of our investments above $5.0 million in aggregate by issuer. For additional information on the investment committee, see "Investment Committee."

The Administrator

        We will enter into an administration agreement (the "Administration Agreement") with New Mountain Finance Administration, L.L.C. (the "Administrator"), a wholly-owned subsidiary of New Mountain Capital, under which the Administrator will provide administrative services for us, including arranging office facilities for us and providing office equipment and clerical, bookkeeping and recordkeeping services at such facilities. Under the Administration Agreement, the Administrator will also perform, or oversee the performance of, our required administrative services, which includes being responsible for the financial records which we are required to maintain and preparing reports to our stockholders and reports filed with the SEC and providing the services of our chief financial officer, chief compliance officer, and their respective staffs. In addition, the Administrator will assist us in determining and publishing our net asset value, overseeing the preparation and filing of tax returns and the printing and dissemination of reports to our stockholders, and generally overseeing the payment of our expenses and the performance of administrative and professional services rendered to us by others. The Administrator may also provide on our behalf managerial assistance to our portfolio companies.

        To the extent (i) "benefit plan investors", as defined in Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any regulations promulgated thereunder ("Benefit Plan Investors"), hold 25% or more of our outstanding Shares, and (ii) our Shares are not listed on a national securities exchange, our Administrator will outsource certain of its administrative functions, including among other things, those relating to the valuation of our investment portfolio, to one or more unaffiliated third-parties (each, a "Sub-Administrator"). In addition, during such time period, our Administrator will not be entitled to reimbursement for our allocable portion of the compensation of, or other expenses pertaining to, any personnel employed by the Administrator or any of its affiliates that may perform services for us, including our chief financial officer, chief compliance officer and their respective staffs. Nor will the Administrator be entitled to reimbursement for our allocable portion of its overhead expenses during such period. To the extent (i) Benefit Plan Investors hold less than 25% of our Shares, or (ii) our Shares are listed on a national securities exchange, we will reimburse the Administrator for the allocable portion of overhead and other expenses incurred by it in performing its obligations to us under the Administration Agreement, including the compensation of our chief financial officer and chief compliance officer, and their respective staffs.

Competition

        We will compete for investments with a number of BDCs and investment funds (including private equity and hedge funds), as well as traditional financial services companies such as commercial banks and other sources of financing. Many of these entities have greater financial and managerial resources than we do. We believe we will be able to be competitive with these entities primarily on the basis of the experience and contacts of our management team, our responsive and efficient investment analysis and decision-making processes, the investment terms we offer, the model that we employ to perform our due diligence with the broader New Mountain Capital team and our model of investing in companies and industries we know well.

        We believe that some of our competitors may make investments with interest rates and returns that are comparable to or lower than the rates and returns that we target. Therefore, we do not seek to compete solely on the interest rates and returns that we offer to potential portfolio companies. For additional information concerning the competitive risks we face, see Item 1A.—Risk Factors.

Investment Objective and Portfolio

        We will seek to generate current income and capital appreciation primarily by investing in or originating first lien and unitranche leveraged loans in companies that the Investment Adviser believes are "defensive growth" companies in non-cyclical industry niches where the Investment Adviser has developed strong proprietary research and operational advantages. We expect to make investments through both primary originations and open-market secondary purchases. We will predominantly target investments in U.S. middle market businesses, a market segment we believe continues to be underserved by other lenders. We define middle market businesses as those businesses with annual earnings before interest, taxes, depreciation, and amortization ("EBITDA") between $10.0 million and $200.0 million. Our primary focus is in the debt of defensive growth companies, which are defined as generally exhibiting the following characteristics: (i) sustainable secular growth drivers, (ii) high barriers to competitive entry, (iii) high free cash flow after capital expenditure and working capital needs, (iv) high returns on assets and (v) niche market dominance.

        We plan to invest our available capital, which includes funds available for investment from time-to-time, including both drawn and undrawn Capital Commitments (as defined below), but excluding funds set aside for distributions to our Shareholders or reserved for estimated future expenses, in assets that would be considered senior secured investments.

Investment Criteria

        The Investment Adviser has identified the following investment criteria and guidelines for use in evaluating prospective portfolio companies. However, not all of these criteria and guidelines will be met in connection with each of our investments.

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  Defensive growth industries.  We will seek to invest in industries that can succeed in both robust and weak economic environments but which are also sufficiently large and growing to achieve high valuations providing enterprise value cushion for our targeted debt securities.

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  High barriers to competitive entry.  We will target industries and companies that have well defined industries and well established, understandable barriers to competitive entry.

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  Recurring revenue.  Where possible, we will focus on companies that have a high degree of predictability in future revenue.

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  Flexible cost structure.  We will seek to invest in businesses that have limited fixed costs and therefore modest operating leverage.

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  Strong free cash flow and high return on assets.  We will focus on businesses with a demonstrated ability to produce meaningful free cash flow from operations. We will typically target companies that are not asset intensive and that have minimal capital expenditure and minimal working capital growth needs.

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  Sustainable business and niche market dominance.  We will seek to invest in businesses that exert niche market dominance in their industry and that have a demonstrated history of sustaining market leadership over time.

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  Established companies.  We will seek to invest in established companies. We do not intend to invest in start-up companies or companies with speculative business plans.

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  Private equity sponsorship.  We will generally seek to invest in companies in conjunction with private equity sponsors who we know and trust and who have proven capabilities in building value.

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  Seasoned management team.  We will generally require that portfolio companies have a seasoned management team with strong corporate governance. Oftentimes we will have a historical relationship with or direct knowledge of key managers from previous investment experience.

Investment Selection and Process

        The Investment Adviser believes it has developed a proven, consistent and replicable investment process to execute our investment strategy. The Investment Adviser seeks to identify the most attractive investment sectors from the top down and then works to become the most advantaged investor in these sectors. The steps in the Investment Adviser's process include:

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  Identifying attractive investment sectors top down;

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  Creating competitive advantages in the selected industry sectors; and

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  Targeting companies with leading market share and attractive business models in its chosen sectors.

Investment Committee

        The Investment Adviser is managed by a five member investment committee (the "Investment Committee"), which is responsible for approving purchases and sales of our investments above $5.0 million in aggregate by issuer. The Investment Committee currently consists of Steven B. Klinsky,

Robert A. Hamwee, Adam B. Weinstein and John R. Kline. The fifth and final member of the Investment Committee will consist of a New Mountain Capital Managing Director who will hold the position on the Investment Committee on an annual rotating basis. Lars O. Johansson has served on the Investment Committee beginning in August 2019. In addition, our executive officers and certain investment professionals of the Investment Adviser are invited to all Investment Committee meetings. Purchases and dispositions below $5.0 million may be approved by our chief executive officer and our president. These approval thresholds are subject to change over time. We expect to benefit from the extensive and varied relevant experience of the investment professionals serving on the Investment Committee, which includes expertise in private equity, primary and secondary leveraged credit, private mezzanine finance and distressed debt.

        The purpose of the Investment Committee is to evaluate and approve, as deemed appropriate, all investments by the Investment Adviser, subject to certain thresholds. The Investment Committee's process is intended to bring the diverse experience and perspectives of the Investment Committee's members to the analysis and consideration of every investment. The Investment Committee also serves to provide investment consistency and adherence to the Investment Adviser's investment philosophies and policies. The Investment Committee also determines appropriate investment sizing and suggests ongoing monitoring requirements.

        In addition to reviewing investments, the Investment Committee meetings serve as a forum to discuss credit views and outlooks. Potential transactions and investment opportunities are also reviewed on a regular basis. The members of our investment team are encouraged to share information and views on credits with the Investment Committee early in their analysis. This process improves the quality of the analysis and assists the deal team members to work more efficiently.

Investment Structure

        We will target debt investments that will yield current income that can support distributions to our common stockholders. Our debt investments will typically be structured with the maximum seniority and collateral that we can reasonably obtain while seeking to achieve our total return target.

        The terms of our debt investments will be tailored to the facts and circumstances of the transaction and prospective portfolio company and structured to protect its rights and manage its risk while creating incentives for the portfolio company to achieve its business plan. A substantial source of return is the cash interest that we collect on our debt investments.

        First lien loans and bonds generally have terms of four to seven years, provide for a variable or fixed interest rate, may contain prepayment penalties and are secured by a first priority security interest in all existing and future assets of the borrower. These first lien loans and bonds may include payment-in-kind ("PIK") interest, which represents contractual interest accrued and added to the principal that generally becomes due at maturity. Our first lien loans may include traditional first lien senior secured loans or unitranche loans. Unitranche loans combine characteristics of traditional first lien senior secured loans as well as second lien and subordinated loans.

        In addition, from time to time we may also enter into revolving credit facilities, bridge financing commitments, delayed draw commitments or other commitments which can result in providing future financing to a portfolio company. When we make a debt investment, we may be granted equity in the portfolio company in the same class of security as the sponsor receives upon funding.

Portfolio Company Monitoring

        We will monitor the performance and financial trends of our portfolio companies on at least a quarterly basis. We will attempt to identify any developments within the portfolio company, the industry or the macroeconomic environment that may alter any material element of our original investment strategy. We will use several methods of evaluating and monitoring the performance of our investments, including but not limited to the following:

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  review of monthly and/or quarterly financial statements and financial projections for portfolio companies provided by its management;

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  ongoing dialogue with and review of original diligence sources;

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  periodic contact with portfolio company management (and, if appropriate, the private equity sponsor) to discuss financial position, requirements and accomplishments; and

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  assessment of business development success, including product development, profitability and the portfolio company's overall adherence to its business plan.

        We use an investment rating system to characterize and monitor the credit profile and expected level of returns on each investment in the portfolio. We use a four-level numeric rating scale as follows:

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  Investment Rating 1—Investment is performing materially above expectations;

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  Investment Rating 2—Investment is performing materially in-line with expectations. All new loans are rated 2 at initial purchase;

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  Investment Rating 3—Investment is performing materially below expectations and while significant loss is not expected, the risk of loss has increased since the original investment; and

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  Investment Rating 4—Investment is performing substantially below expectations and risks have increased substantially since the original investment. Payments may be delinquent. There is meaningful possibility that we will not recoup our original cost basis in the investment and may realize a substantial loss upon exit.

Exit Strategies/Refinancing

        We expect to exit our investments typically through one of four scenarios: (i) the sale of the portfolio company itself, resulting in repayment of all outstanding debt, (ii) the recapitalization of the portfolio company in which our loan is replaced with debt or equity from a third party or parties (in some cases, we may choose to participate in the newly issued loan(s)), (iii) the repayment of the initial or remaining principal amount of our loan then outstanding at maturity or (iv) the sale of the debt investment by us. In some investments, there may be scheduled amortization of some portion of our loan which would result in a partial exit of our investment prior to the maturity of the loan.

Valuation of Portfolio Securities

        At all times consistent with accounting principles generally accepted in the United States of America ("GAAP"), the 1940 Act and ERISA, if applicable, we will conduct a valuation of our assets, pursuant to which our net asset value is determined.

        We will value our assets on a quarterly basis, or more frequently if required under the 1940 Act. For purposes of the 1940 Act, our Board is ultimately and solely responsible for determining the fair value of our portfolio investments on a quarterly basis in good faith, including investments that are not publicly traded, those whose market prices are not readily available and any other situation where our portfolio investments require a fair value determination. Security transactions are accounted for on a trade date basis. To the extent (i) Benefit Plan Investors hold 25% or more of our outstanding Shares, and (ii) our Shares are not listed on a national securities exchange, a Sub-Administrator will be engaged to independently value our investments, in consultation with the Investment Adviser. Our quarterly valuation procedures, which are the procedures that will be followed by such

Sub-Administrator to the extent (i) Benefit Plan Investors hold 25% or more of our outstanding Shares, and (ii) our Shares are not listed on a national securities exchange, are set forth in more detail below:

  1)
  Investments for which market quotations are readily available on an exchange are valued at such market quotations based on the closing price indicated from independent pricing services.

  2)
  Investments for which indicative prices are obtained from various pricing services and/or brokers or dealers are valued through a multi-step valuation process, as described below, to determine whether the quote(s) obtained is representative of fair value in accordance with GAAP.

  a)
  Bond quotes are obtained through independent pricing services. Internal reviews are performed by the personnel of the Sub-Administrator, in consultation with the investment professionals of the Investment Adviser, to ensure that the quote obtained is representative of fair value in accordance with GAAP and if so, the quote is used. If the Sub-Administrator is unable to sufficiently validate the quote(s) internally and if the investment's par value exceeds a certain materiality threshold, the investment is valued similarly to those assets with no readily available quotes (see (3) below); and

  b)
  For investments other than bonds, the personnel of the Sub-Administrator, in consultation with the investment professionals of the Investment Adviser, look at the number of quotes readily available and perform the following:

  i)
  Investments for which two or more quotes are received from a pricing service are valued using the mean of the mean of the bid and ask of the quotes obtained. If a Markit quote differs from the Reuters quote by +/– five points or if the spread between the bid and ask for a quote is greater than 10 points, the personnel of the Sub-Administrator, in consultation with the investment professionals of the Investment Adviser, will evaluate the reasonableness of the quote, and if the quote is determined to not be representative of fair value, the personnel of the Sub-Administrator, in consultation with the investment professionals of the Investment Adviser, will use one or more of the methodologies outlined below to determine fair value;

  ii)
  Investments for which one quote is received from a pricing service are validated by the Sub-Administrator, in consultation with the investment professionals of the Investment Adviser. The personnel of the Sub-Administrator, in consultation with the investment professionals of the Investment Adviser, analyze the market quotes obtained using an array of valuation methods (further described below) to validate the fair value. For assets where a supporting analysis is prepared, the Sub-Administrator will document the selection and appropriateness of the indices selected for yield comparison and a conclusion documenting how the yield comparison analysis supports the proposed mark. The quarterly portfolio company monitoring reports which detail the qualitative and quantitative performance of the portfolio company will also be included. If the Sub-Administrator, in consultation with the investment professionals of the Investment Adviser, is unable to sufficiently validate the quote internally and if the investment's par value exceeds a certain materiality threshold, the investment is valued similarly to those assets with no readily available quotes (see (3) below).

  3)
  Investments for which quotations are not readily available through exchanges, pricing services, brokers, or dealers are valued through a multi-step valuation process:

  a)
  Each portfolio company or investment is initially valued by the personnel of the Sub-Administrator, in consultation with the investment professionals of the Investment Adviser; and

  b)
  Preliminary valuation conclusions will then be documented and discussed with our senior management.

        For investments in revolving credit facilities and delayed draw commitments, the cost basis of the funded investments purchased is offset by any costs/netbacks received for any unfunded portion on the total balance committed. The fair value is also adjusted for the price appreciation or depreciation on the unfunded portion. As a result, the purchase of commitments not completely funded may result in a negative fair value until it is called and funded.

        The values assigned to investments are based upon available information and do not necessarily represent amounts which might ultimately be realized, since such amounts depend on future circumstances and cannot be reasonably determined until the individual positions are liquidated. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may fluctuate from period to period and the fluctuations could be material.

        In the event Benefit Plan Investors do not hold 25% or more of our outstanding Shares, or our Shares are listed on a national securities exchange, then (i) personnel of the Investment Adviser will undertake the roles to be performed by the personnel of the Sub-Administrator, as described above and (ii) if an investment falls into category (3) above for four consecutive quarters and if the investment's par value or its fair value exceeds a certain materiality threshold, then at least once each fiscal year, the valuation for each portfolio investment for which we do not have a readily available market quotation will be reviewed by an independent valuation firm engaged by our Board.

        For all valuations, the Valuation Committee of our Board, which consists solely of directors who are not "interested persons" of the Company, as such term is used under the 1940 Act (the "Disinterested Directors"), will review these preliminary valuations and our Board, a majority of whom are Disinterested Directors, will discuss the valuations and determine the fair value of each investment in the portfolio in good faith; provided, however, that to the extent our assets are treated as "plan assets" for purposes of ERISA, the Sub-Administrator will determine valuations using only those valuation methodologies reviewed and approved by the Valuation Committee and our Board, and our Board will accept such valuations prepared by the Sub-Administrator in accordance therewith.

Operating and Regulatory Environment

        As with other companies regulated by the 1940 Act, a BDC must adhere to certain regulatory requirements. The 1940 Act contains prohibitions and restrictions relating to investments by a BDC in another investment company as well as transactions between BDCs and their affiliates, principal underwriters and affiliates of those affiliates or underwriters. A BDC must be organized and have its principal place of business in the U.S., it must be operated for the purpose of investing in or lending to primarily private companies and for qualifying investments it must make significant managerial assistance available to them.

        We have a Board. A majority of our Board must be persons who are not interested persons, as that term is defined in the 1940 Act. As a BDC, we will be prohibited from indemnifying any director or officer against any liability to us or our stockholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office. In addition, to the extent that our assets are treated as "plan assets" for purposes of ERISA, we will be prohibited from indemnifying any person from any liability to the extent that such liability arose in connection with the breach by such person of his or her fiduciary duties under ERISA and expenses may only be advanced to the extent permitted under ERISA. Additionally, we are required to provide and maintain a bond issued by a reputable fidelity insurance company to protect the BDC. Furthermore, if the assets of the Company are treated as "plan assets" for purposes of ERISA, the Investment Adviser will purchase a fidelity bond satisfying the requirements of Section 412 of ERISA with respect to the assets of the Company owned by ERISA Plans. The Company will bear the cost of such fidelity bond.

        As a BDC, we will be required to meet a coverage ratio of the value of total assets to total senior securities, which include all of our borrowings, and any preferred stock we may issue in the future (if at all). Under recent changes implemented in accordance with the Small Business Credit Availability Act passed in 2018, a BDC may increase the maximum amount of leverage it may incur from an asset coverage ratio of 200% to an asset coverage ratio of 150%, if certain requirements are met. With the approval of our Board and sole initial Shareholder pursuant to Section 61(a)(2) under the 1940 Act, we have elected to be subject to the lower coverage ratio of 150% available thereunder in order to maintain maximum flexibility, reflecting approximately a 2:1 debt to equity ratio.

        We may, to the extent permitted under the 1940 Act, issue additional equity or debt capital. We will generally not be able to issue and sell our common stock at a price below net asset value per Share without Shareholder approval. We may, however, sell our common stock, or warrants, options or rights to acquire our common stock, at a price below the then-current net asset value of our common stock if our Board determines that such sale is in our best interests and the best interests of our stockholders, and our stockholders approve such sale. In addition, we may generally issue new Shares of our common stock at a price below net asset value in rights offerings to existing stockholders, in payment of dividends and in certain other limited circumstances.

        As a BDC, we will not generally be permitted to invest in any portfolio company in which the Investment Adviser or any of its affiliates currently have an investment or to make any co-investments with the Investment Adviser or its affiliates without an exemptive order from the SEC. On October 8, 2019, the SEC issued an exemptive order (the "Exemptive Order"), which superseded a prior order issued on December 18, 2017, which permits us to co-invest in portfolio companies with certain funds or entities managed by the Investment Adviser or its affiliates in certain negotiated transactions where co-investing would otherwise be prohibited under the 1940 Act, subject to the conditions of the Exemptive Order. Pursuant to the Exemptive Order, we are permitted to co-invest with our affiliates if a "required majority" (as defined in Section 57(o) of the 1940 Act) of our directors who are not "interested persons" (as defined in Section 2(a)(19) of the 1940 Act) of the Company, the Investment Adviser or any of their respective affiliates (the "Independent Directors") make certain conclusions in connection with a co-investment transaction, including, but not limited to, that (1) the terms of the potential co-investment transaction, including the consideration to be paid, are reasonable and fair to us and our stockholders and do not involve overreaching in respect of us or our stockholders on the part of any person concerned, and (2) the potential co-investment transaction is consistent with the interests of our stockholders and is consistent with our then-current investment objective and strategies. In addition, to the extent that our assets are treated as "plan assets" under ERISA, we will only co-invest in the same issuer with certain funds or entities managed by the Investment Adviser or its affiliates, so long as their and our respective investments are at the same level of such issuer's capital structure; provided, that in no event will we co-invest with any other fund or entity in contravention of the 1940 Act.

        We may not change the nature of our business so as to cease to be, or withdraw our election as, a BDC unless authorized by vote of a majority of the outstanding voting securities, as required by the 1940 Act. A majority of the outstanding voting securities of a company is defined under the 1940 Act as the lesser of: (a) 67.0% or more of such company's voting securities present at a meeting if more than 50.0% of the outstanding voting securities of such company are present or represented by proxy, or (b) more than 50.0% of the outstanding voting securities of such company. We do not anticipate any substantial change in the nature of our business.

        In addition, as a BDC, we will not be permitted to issue stock in consideration for services.

Material U.S. Federal Income Tax Considerations

        The following discussion is a general summary of the material U.S. federal income tax considerations applicable to us and an investment in shares of our common stock. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the U.S. Treasury regulations promulgated thereunder ("Treasury Regulations"), the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (the "IRS") (including administrative interpretations and practices of the IRS expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers that requested and received those rulings) and judicial decisions, each as of the date of this prospectus and all of which are subject to change or differing interpretations, possibly retroactively, which could affect the continuing validity of this discussion. The U.S. federal income tax laws addressed in this summary are highly technical and complex, and certain aspects of their application to us are not completely clear. In addition, certain U.S. federal income tax consequences described in this summary depend upon certain factual matters, including (without limitation) the value and tax basis ascribed to our assets and the manner in which we operate, and certain complicated tax accounting calculations. We have not sought, and will not seek, any ruling from the IRS regarding any matter discussed in this summary, and this summary is not binding on the IRS. Accordingly, there can be no assurance that the IRS will not assert, and a court will not sustain, a position contrary to any of the tax consequences discussed below. This summary does not purport to be a complete description of all the tax aspects affecting us and our stockholders. For example, this summary does not describe all U.S. federal income tax consequences that may be relevant to certain types of stockholders subject to special treatment under U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, partnerships or other pass-through entities and their owners, persons subject to Section 1061 of the Code, persons that hold shares of our common stock through a foreign financial institution, persons that hold shares of our common stock through a non-financial foreign entity, Non-U.S. stockholders (as defined below) engaged in a trade or business in the U.S. or Non-U.S. stockholders entitled to claim the benefits of an applicable income tax treaty, persons who have ceased to be U.S. citizens or to be taxed as resident aliens, persons holding our common stock in connection with a hedging, straddle, conversion or other integrated transaction, dealers in securities, a trader in securities that elects to use a market-to-market method of accounting for its securities holdings, pension plans and trusts, and financial institutions. This summary assumes that stockholders hold our common stock as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This summary generally does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if the we invested in tax-exempt securities or certain other investment assets.

        A "U.S. stockholder" generally is a beneficial owner of shares of our common stock that is, for U.S. federal income tax purposes:

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  A citizen or individual resident of the U.S.;

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  A corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S. or any state thereof or the District of Columbia;

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  A trust if (i) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantive decisions of the trust, or (ii) the trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes; or

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  An estate, the income of which is subject to U.S. federal income taxation regardless of its source.

        A "Non-U.S. stockholder" generally is a beneficial owner of shares of our common stock that is not a U.S. stockholder or a partnership (or an entity or arrangement treated as a partnership) for U.S. federal income tax purposes.

        If a partnership, or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of our common stock, the U.S. federal income tax treatment of the partnership and each partner generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. A stockholder that is a partnership holding shares of our common stock, and each partner in such a partnership, should consult his, her or its own tax adviser with respect to the tax consequences of the purchase, ownership and disposition of shares of our common stock.

        Tax matters are very complicated and the tax consequences to each stockholder of an investment in shares of our common stock will depend on the facts of his, her or its particular situation. You should consult your own tax adviser regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of federal, state, local and foreign tax laws, eligibility for the benefits of any applicable income tax treaty and the effect of any possible changes in the tax laws.

Taxation as a Regulated Investment Company

        We intend to elect, and intend to qualify annually, as a RIC under Subchapter M of the Code. As a RIC, we generally will not pay corporate-level U.S. federal income taxes on any net ordinary income or capital gains that we timely distribute to our stockholders as dividends. Rather, dividends distributed by us generally will be taxable to our stockholders, and any net operating losses, foreign tax credits and other tax attributes of ours generally will not pass through to our stockholders, subject to certain exceptions and special rules for certain items such as net capital gains and qualified dividend income recognized by us. See "—Taxation of U.S. Stockholders" and "—Taxation of Non-U.S. Stockholders" below.

        To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, to be eligible to be taxed as a RIC, we must distribute to our stockholders, for each taxable year, at least 90.0% of our "investment company taxable income", which is generally our net ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses (the "Annual Distribution Requirement").

        If we:

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  qualify as a RIC; and

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  satisfy the Annual Distribution Requirement,

then we will not be subject to U.S. federal income tax on the portion of our income that is timely distributed (or is deemed to be timely distributed) to our stockholders. If we fail to qualify as a RIC, we will be subject to U.S. federal income tax at the regular corporate rates on our income and capital gains.

        We will be subject to a 4.0% nondeductible U.S. federal excise tax on certain undistributed income unless we distribute in a timely manner an amount at least equal to the sum of (1) 98.0% of our net ordinary income for each calendar year, (2) 98.2% of our capital gain net income for the one-year period ending October 31 in that calendar year and (3) any income and gain recognized, but not distributed and on which we did not pay corporate-level U.S. federal income tax, in preceding years (the "Excise Tax Avoidance Requirement"). While we intend to make distributions to our stockholders in each taxable year that will be sufficient to avoid any U.S. federal excise tax on our earnings, there can be no assurance that we will be successful in entirely avoiding this tax.

        In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things:

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  continue to qualify as a BDC under the 1940 Act at all times during each taxable year;

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  derive in each taxable year at least 90.0% of our gross income from dividends, interest, payments with respect to loans of certain securities, gains from the sale of stock or other securities or foreign currencies, net income from certain "qualified publicly traded partnerships", or other income derived with respect to our business of investing in such stock or securities (the "90% Income Test"); and

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  diversify our holdings so that at the end of each quarter of the taxable year:

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  at least 50.0% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5.0% of the value of our assets or more than 10.0% of the outstanding voting securities of the issuer; and

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  no more than 25.0% of the value of our assets is invested in the securities, other than U.S. government securities or securities of other RICs, of: (1) one issuer, (2) two or more issuers that are controlled, as determined under applicable Code rules, by us and that are engaged in the same or similar or related trades, or (3) businesses or of certain "qualified publicly traded partnerships" (the "Diversification Tests").

        A RIC is limited in its ability to deduct expenses in excess of its "investment company taxable income" (which is, generally, ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses). If our expenses in a given year exceed our investment company taxable income, we would experience a net operating loss for that year. However, a RIC is not permitted to carry forward net operating losses to subsequent years and such net operating losses do not pass through to its stockholders. In addition, expenses can be used only to offset investment company taxable income, not net capital gain. A RIC may not use any net capital losses (that is, realized capital losses in excess of realized capital gains) to offset the RIC's investment company taxable income, but may carry forward such losses, and use them to offset capital gains, indefinitely. Due to these limits on the deductibility of expenses and net capital losses, we may for tax purposes have aggregate taxable income for several years that we are required to distribute and that is taxable to its stockholders even if such income is greater than the aggregate net income we actually earned during those years.

        For U.S. federal income tax purposes, we may be required to include in our taxable income certain amounts that we have not yet received in cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments with PIK interest or, in certain cases, increasing interest rates or issued with warrants), we must include in our taxable income in each year the portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We may also have to include in our taxable income other amounts that we have not yet received in cash, such as accruals on a contingent payment debt instrument or deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. Because original issue discount or other amounts accrued will be included in our investment company taxable income for the year of accrual and before we receive any corresponding cash payments, we may be required to make a distribution to our stockholders in order to satisfy the Annual Distribution Requirement, even though we would not have received any corresponding cash payment.

        Accordingly, to enable us to satisfy the Annual Distribution Requirement, we may need to sell some of our assets at times and/or at prices that we would not consider advantageous, we may need to raise additional equity or debt capital or we may need to forego new investment opportunities or otherwise take actions that are disadvantageous to our business (or be unable to take actions that are advantageous to our business). If we are unable to obtain cash from other sources to enable us to satisfy the Annual Distribution Requirement, we may fail to qualify for the U.S. federal income tax benefits allowable to RICs and, thus, become subject to a corporate level U.S. federal income tax (and any applicable state and local taxes).

        We may be prevented by financial covenants contained in our debt financing agreements, if any, from making distributions to our shareholders. In addition, under the 1940 Act, we are generally not permitted to make distributions to our shareholders while our debt obligations and other senior securities are outstanding unless certain "asset coverage" tests are met. See "—Senior Securities", below. Limits on distributions to our shareholders may prevent us from satisfying the Annual Distribution Requirement and, therefore, may jeopardize our qualification for taxation as a RIC or subject us to the 4.0% U.S. federal excise tax.

        Although we do not presently expect to do so, we may borrow funds and sell assets in order to make distributions to our stockholders that are sufficient for us to satisfy the Annual Distribution Requirement. However, our ability to dispose of assets may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our status as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, we may make such dispositions at times that, from an investment standpoint, are not advantageous.

        Under the 1940 Act, we are not permitted to make distributions to our shareholders while our debt obligations and other senior securities are outstanding unless certain "asset coverage" tests are met. If we are prohibited from making distributions, we may fail to qualify for tax treatment as a RIC and become subject to tax as an ordinary corporation.

        Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things: (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions; (ii) convert long-term capital gain into short-term capital gain or ordinary income; (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited); (iv) cause us to recognize income or gain without a corresponding receipt of cash; (v) adversely affect the time as to when a purchase or sale of securities is deemed to occur; (vi) adversely alter the characterization of certain complex financial transactions; and (vii) produce income that will not be qualifying income for purposes of the 90% Income Test described above. We will monitor our transactions and may make certain tax decisions in order to mitigate the potential adverse effect of these provisions.

        Foreign exchange gains and losses realized by us in connection with certain transactions involving non-dollar debt securities, certain foreign currency futures contracts, foreign currency option contracts, foreign currency forward contracts, foreign currencies, or payables or receivables denominated in a foreign currency are subject to Code provisions that generally treat such gains and losses as ordinary income and losses and may affect the amount, timing and character of distributions to our shareholders. Any such transactions that are not directly related to our investment in securities (possibly including speculative currency positions or currency derivatives not used for hedging purposes) could, under future Treasury Regulations, produce income not among the types of "qualifying income" from which a RIC must derive at least 90% of its annual gross income.

        We intend to comply with the current requirements under the Code and the Treasury Regulations for income derived from any investment in a subsidiary to be treated as qualifying income. There is no assurance that the applicable provisions of the Code and the Treasury Regulations will remain in effect; these provisions (and interpretations thereof) are subject to change, potentially with retroactive effect. We could be required to restructure or liquidate our investments accordingly. In the case of such liquidation, there is no guarantee that we would be able to reinvest such investments in securities with comparable returns.

        The remainder of this discussion assumes that we qualify as a RIC and have satisfied the Annual Distribution Requirement.

Failure to Qualify as a RIC

        If we fail to satisfy the 90% Income Test or the Diversification Tests for any taxable year or quarter of such taxable year, we may nevertheless continue to qualify as a RIC for such year if certain relief provisions of the Code apply (which may, among other things, require us to pay certain corporate-level U.S. federal income taxes or to dispose of certain assets). If we fail to qualify for treatment as a RIC and such relief provisions do not apply to us, we will be subject to U.S. federal income tax on all of our taxable income at regular corporate rates (and also will be subject to any applicable state and local taxes), regardless of whether we make any distributions to our stockholders. Distributions would not be required. However, if distributions were made, any such distributions would be taxable to our stockholders as ordinary dividend income to the extent of our current and accumulated earnings and profits and, subject to certain limitations under the Code, any such distributions may be eligible for the 20.0% maximum rate applicable to non-corporate taxpayers. Subject to certain limitations under the Code, corporate distributees would be eligible for the dividends-received deduction. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder's tax basis, and any remaining distributions would be treated as a capital gain.

        Subject to a limited exception applicable to RICs that qualified as such under Subchapter M of the Code for at least one year prior to disqualification and that requalify as a RIC no later than the second year following the non-qualifying year, we could be subject to tax on any unrealized net built-in gains in the assets held by us during the period in which we failed to qualify as a RIC that are recognized during the five-year period after our requalification as a RIC, unless we made a special election to pay corporate-level U.S. federal income tax on such built-in gain at the time of our requalification as a RIC. We may decide to be taxed as a regular corporation even if we would otherwise qualify as a RIC if we determine that treatment as a corporation for a particular year would be in our best interests.

Taxation of U.S. Stockholders

        The following discussion only applies to U.S. stockholders. Prospective stockholders that are not U.S. stockholders should refer to "—Taxation of Non-U.S. Stockholders" below.

Distributions

        Distributions by us generally are taxable to U.S. stockholders as either dividend income or capital gains. Distributions of our "investment company taxable income" (which is, generally, our net ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses) generally will be taxable as dividend income to U.S. stockholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional shares. Distributions of our net capital gains (which is generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly designated by us as "capital gain dividends" will be taxable to a U.S. stockholder as long-term capital gains that are currently taxable at a current maximum rate of

20% in the case of individuals, trusts or estates, regardless of the U.S. stockholder's holding period for his, her or its shares and regardless of whether paid in cash or reinvested in additional shares. Distributions in excess of our earnings and profits first will reduce a U.S. stockholder's adjusted tax basis in such stockholder's shares and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. stockholder.

        We may elect to retain our net capital gains or a portion thereof for investment and be subject to tax at corporate rates on the amount retained. In such case, we may designate the retained amount as undistributed net capital gains in a notice to our shareholders who will be treated as if each received a distribution of the pro rata share of such net capital gain, with the result that each shareholder will: (i) be required to report the pro rata share of such net capital gain on the applicable tax return as long-term capital gains; (ii) receive a refundable tax credit for the pro rata share of tax paid by us on the net capital gain; and (iii) increase the tax basis for the shares of our stock held by an amount equal to the deemed distribution less the tax credit.

        For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gain dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. stockholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to stockholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by its U.S. stockholders on December 31 of the year in which the dividend was declared.

        If an investor purchases shares of our common stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the investor will be subject to tax on the distribution even though economically it may represent a return of his, her or its investment.

        We or the applicable withholding agent will send to each of its U.S. stockholders, as promptly as possible after the end of each calendar year, a notice reporting the amounts includible in such U.S. stockholder's taxable income for such year as ordinary income and as long-term capital gain. In addition, the federal tax status of each year's distributions from us generally will be reported to the IRS (including the amount of dividends, if any, that are Qualifying Dividends eligible for the 20.0% maximum rate). Dividends paid by us generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to Qualifying Dividends because our income generally will not consist of dividends. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. stockholder's particular situation.

Dispositions

        A U.S. stockholder generally will recognize taxable gain or loss if the U.S. stockholder sells or otherwise disposes of his, her or its shares of our common stock. The amount of gain or loss will be measured by the difference between such stockholder's adjusted tax basis in the common stock sold and the amount of the proceeds received in exchange. Any gain or loss arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. stockholder has held his, her or its shares for more than one year; otherwise, any such gain or loss will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of our common stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of our common stock may be disallowed if other shares of our common stock are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition. In such case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.

        A 3.8% tax is imposed under Section 1411 of the Code on the "net investment income" of certain U.S. citizens and residents and on the undistributed net investment income of certain estates and trusts. Among other items, net investment income generally includes payments of dividends on, and net gains recognized from the sale, exchange, redemption, retirement or other taxable disposition of our shares (unless the shares are held in connection with certain trades or businesses), less certain deductions. Prospective investors in our securities should consult their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of our shares.

        To the extent we are not treated as a "publicly offered regulated investment company" within the meaning of Section 67(c)(2) of the Code and the Treasury Regulations issued thereunder, certain "affected investors" would be unable deduct, for federal income tax purposes, their allocable share of our "affected RIC expenses". To be treated as a "publicly offered regulated investment company" for this purpose, our shares would need to be (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, and (iii) held by at least 500 stockholders at all times during the applicable taxable year. Investors that would be subject to the deductibility limitations under these rules include stockholders that are (i) individuals (other than nonresident aliens whose do not treat income from us as effectively connected with the conduct of a U.S. trade or business), (ii) persons such as trusts or estates that compute their income in the same manner as an individual, (iii) and pass-through entities that have one or more partners or members that are described in clauses (i) or (ii). Under temporary Treasury Regulations, such "affected RIC expenses" include those expenses allowed as a deduction in determining our investment company taxable income, less (among other items) registration fees, directors' fees, transfer agent fees, certain legal and accounting fees and expenses associated with legally required stockholders communications. Stockholders that would be treated as "affected investors" should consult their own tax advisors concerning the applicability such rules to their investment in our shares.

U.S. Taxation of Tax-Exempt U.S. Stockholders

        A U.S. stockholder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation may nevertheless be subject to taxation to the extent that it is considered to derive unrelated business taxable income ("UBTI"). The direct conduct by a tax-exempt U.S. stockholder of the activities we propose to conduct could give rise to UBTI. However, a RIC is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its stockholders for purposes of determining their treatment under current law. Therefore, a tax-exempt U.S. stockholder is not expected to be subject to U.S. taxation solely as a result of the holder's ownership of, and receipt of dividends with respect to, our common stock. Moreover, under current law, if we incur indebtedness, such indebtedness will not be attributed to a tax-exempt U.S. stockholder. Therefore, a tax-exempt U.S. Holder should not be treated as earning income from "debt-financed property" and dividends we pay should not be treated as "unrelated debt-financed income" solely as a result of indebtedness that we incur. Proposals periodically are made to change the treatment of "blocker" investment vehicles interposed between tax-exempt investors and non-qualifying investments. In the event that any such proposals were to be adopted and applied to RICs, the treatment of dividends payable to tax-exempt investors could be adversely affected.

        Prospective tax-exempt U.S. stockholders are encouraged to consult with their own tax advisors regarding the tax consequences of an investment in our common stock.

Tax Shelter Reporting Regulations

        Under applicable Treasury Regulations, if a U.S. stockholder recognizes a loss with respect to our common stock of $2.0 million or more for a non-corporate U.S. stockholder or $10.0 million or more for a corporate U.S. stockholder in any single taxable year (or a greater loss over a combination of years), the U.S. stockholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. stockholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, U.S. stockholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. stockholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer's treatment of the loss is proper. U.S. stockholders should consult their own tax advisers to determine the applicability of these regulations in light of their individual circumstances.

Backup Withholding

        We may be required to withhold U.S. federal income tax ("backup withholding") from any distribution to a U.S. stockholder (other than a corporation, a financial institution, or a stockholder that otherwise qualifies for an exemption) (1) that fails to provide us or the distribution paying agent with a correct taxpayer identification number or a certificate that such stockholder is exempt from backup withholding or (2) with respect to whom the IRS notifies us that such stockholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual's taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. stockholder's U.S. federal income tax liability, provided that proper information is timely provided to the IRS.

Taxation of Non-U.S. Stockholders

        The following discussion applies only to Non-U.S. stockholders. Whether an investment in shares of our common stock is appropriate for a Non-U.S. stockholder will depend upon that person's particular circumstances. An investment in shares of our common stock by a Non-U.S. stockholder may have adverse tax consequences to such Non-U.S. stockholder. Non-U.S. stockholders should consult their tax advisers before investing in our common stock.

Distributions; Dispositions

        Subject to the discussion in "—Foreign Account Tax Compliance Act" below, distributions of our "investment company taxable income" to Non-U.S. stockholders (including interest income and realized net short-term capital gains in excess of realized long-term capital losses, which generally would be free of withholding if paid to Non-U.S. stockholders directly) will be subject to withholding of U.S. federal income tax at a 30.0% rate (or lower rate provided by an applicable income tax treaty) to the extent of our current or accumulated earnings and profits, unless an applicable exception applies. Such dividends will not be subject to withholding of U.S. federal income tax to the extent that we report such dividends as "interest-related dividends" or "short-term capital gain dividends". Under this exemption, interest-related dividends and short-term capital gain dividends generally represent distributions of interest or short-term capital gains that would not have been subject to withholding of U.S. federal income tax at the source if they had been received directly by a foreign person, and that satisfy certain other requirements. No assurance can be given as to whether any of our distributions will be eligible for this exemption from withholding tax or, if eligible, will be reported as such by us.

        If the distributions are effectively connected with a U.S. trade or business of the Non-U.S. stockholder (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of the Non-U.S. stockholder), we will not be required to withhold U.S. federal income tax if the Non-U.S. stockholder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. (Special certification requirements apply to a Non-U.S. stockholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisers.)

        Subject to the discussion in "—Foreign Account Tax Compliance Act" below, actual or deemed distributions of our net capital gains to a Non-U.S. stockholder, and gains realized by a Non-U.S. stockholder upon the sale of our common stock, will not be subject to U.S. federal income or withholding tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. stockholder (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of the Non-U.S. stockholder).

        If we distribute our net capital gains in the form of deemed rather than actual distributions, a Non-U.S. stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the stockholder's allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. stockholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return, even if the Non-U.S. stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. For a corporate Non-U.S. stockholder, both distributions (actual or deemed) and gains realized upon the sale of our common stock that are effectively connected with a U.S. trade or business may, under certain circumstances, be subject to an additional "branch profits tax" at a 30.0% rate (or at a lower rate if provided for by an applicable income tax treaty). Accordingly, investment in shares of our common stock may not be appropriate for a Non-U.S. stockholder.

Backup Withholding

        A Non-U.S. stockholder who is a non-resident alien individual, and who is otherwise subject to withholding of U.S. federal income tax, will be subject to information reporting and may be subject to backup withholding of U.S. federal income tax on taxable distributions unless the Non-U.S. stockholder provides us or the distribution paying agent with an IRS Form W-8BEN, W-8BEN-E (or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. stockholder or otherwise establishes an exemption from backup withholding.

        Non-U.S. persons should consult their own tax advisers with respect to the U.S. federal income and withholding tax consequences, and state, local and foreign tax consequences, of an investment in shares of our common stock.

Foreign Account Tax Compliance Act

        Legislation commonly referred to as the "Foreign Account Tax Compliance Act," or "FATCA," generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions ("FFIs") unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement ("IGA") with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest and dividends. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and certain transaction activity related to such holder's account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on payments to foreign entities that are not FFIs unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a beneficial owner and the status of the intermediaries through which they hold their shares, beneficial owners could be subject to this 30% withholding tax with respect to dividends paid in respect of our shares. Under certain circumstances, a beneficial owner might be eligible for refunds or credits of such taxes.

Certain State, Local and Foreign Tax Matters

        We and our stockholders may be subject to state, local or foreign taxation in various jurisdictions in which we or they transact business, own property or reside. The state, local or foreign tax treatment of us and our stockholders may not conform to the U.S. federal income tax treatment discussed above. In particular, our investments in foreign securities may be subject to foreign withholding taxes. The imposition of any such foreign, state, local or other taxes would reduce cash available for distribution to our stockholders, and our stockholders would not be entitled to claim a credit or deduction with respect to such taxes. Prospective investors should consult with their own tax advisers regarding the application and effect of state, local and foreign income and other tax laws on an investment in shares of our common stock.

ERISA Considerations

        The following summary of certain aspects of ERISA is based upon ERISA, judicial decisions, U.S. Department of Labor ("DOL") regulations and rulings in existence on the date hereof. This summary is general in nature and does not address every ERISA issue that may be applicable to the Company or a particular investor. Accordingly, each prospective investor should consult with its own counsel in order to understand the ERISA issues affecting the Company and the investor.

General

        Persons who are fiduciaries with respect to a U.S. employee benefit plan or trust within the meaning of and subject to the provisions of ERISA (an "ERISA Plan"), an individual retirement account or a Keogh plan subject solely to the provisions of the Internal Revenue Code* (an "Individual Retirement Fund") should consider, among other things, the matters described below before determining whether to invest in the Company.

        ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, avoidance of prohibited transactions and compliance with other standards. In determining whether a particular investment is appropriate for an ERISA Plan, DOL regulations provide that a fiduciary of an ERISA Plan must give appropriate consideration to, among other things, the role that the investment plays in the ERISA Plan's portfolio, taking into consideration whether the investment is designed reasonably to further the ERISA Plan's purposes, the risk and return factors of the potential investment, including the fact that the returns may be subject to U.S. federal tax as unrelated business taxable income, the portfolio's composition with regard to diversification, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the ERISA Plan, the projected return of the total portfolio relative to the ERISA Plan's funding objectives, and the limitation on the rights of investors to redeem their Shares. Before investing the assets of an ERISA Plan in the Company, a fiduciary should determine whether such an investment is consistent with its fiduciary responsibilities and the foregoing regulations. For example, a fiduciary should consider whether an investment in the Company may be too illiquid or too speculative for a particular ERISA Plan and whether the assets of the ERISA Plan would be sufficiently diversified. If a fiduciary with respect to any such ERISA Plan breaches its responsibilities with regard to selecting an investment or an investment course of action for such ERISA Plan, the fiduciary may be held personally liable for losses incurred by the ERISA Plan as a result of such breach.

*
References hereinafter made to ERISA include parallel references to the Internal Revenue Code.

Plan Assets Defined

        ERISA and applicable DOL regulations describe when the underlying assets of an entity in which Benefit Plan Investors invest are treated as "plan assets" for purposes of ERISA. Under ERISA, the term Benefit Plan Investors is defined to include an "employee benefit plan" that is subject to the provisions of Title I of ERISA, a "plan" that is subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code, and entities the assets of which are treated as "plan assets" by reason of investment therein by Benefit Plan Investors.

        Under ERISA, as a general rule, when an ERISA Plan invests assets in another entity, the ERISA Plan's assets include its investment, but do not, solely by reason of such investment, include any of the underlying assets of the entity. However, when an ERISA Plan acquires an "equity interest" in an entity that is neither: (a) a "publicly offered security"; nor (b) a security issued by an investment fund registered under the Company Act, then the ERISA Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established that: (i) the entity is an "operating company"; or (ii) the equity participation in the entity by Benefit Plan Investors is limited.

        Under ERISA, the assets of an entity will not be treated as "plan assets" if Benefit Plan Investors hold less than 25% (or such greater percentage as may be specified in regulations promulgated by the DOL) of the value of each class of equity interests in the entity. Equity interests held by a person with discretionary authority or control with respect to the assets of the entity and equity interests held by a person who provides investment advice for a fee (direct or indirect) with respect to such assets or any affiliate of any such person (other than a Benefit Plan Investor) are not considered for purposes of determining whether the assets of an entity will be treated as "plan assets" for purposes of ERISA. The Benefit Plan Investor percentage of ownership test applies at the time of an acquisition by any person of the equity interests. In addition, an advisory opinion of the DOL takes the position that a withdrawal of an equity interest by an investor constitutes the acquisition of an equity interest by the remaining investors (through an increase in their percentage ownership of the remaining equity interests), thus triggering an application of the Benefit Plan Investor percentage of ownership test at the time of the withdrawal.

Plan Asset Consequences

        The Investment Adviser anticipates that the aggregate investment in the Company by Benefit Plan Investors may, from time to time, equal or exceed 25% (or such greater percentage as may be specified in regulations promulgated by the DOL) of the value of any class of equity interests in the Company. In such circumstances, the assets of the Company would be treated as "plan assets" for purposes of ERISA. If investments in the Company by Benefit Plan Investors does not equal or exceed the 25% threshold as set forth above, neither the Company nor the Investment Adviser would be subject to the provisions of ERISA. As a general rule, if the assets of the Company were treated as "plan assets" for purposes of ERISA, the Investment Adviser would be deemed a "fiduciary" (as defined in ERISA and the Internal Revenue Code) with respect to each ERISA Plan and Individual Retirement Fund investing in the Company. In addition, if the assets of the Company were treated as "plan assets" for purposes of ERISA, the Investment Adviser would be subject to the general prudence and fiduciary responsibility provisions of ERISA with respect to each ERISA Plan and Individual Retirement Fund investing in the Company. In such circumstances, an investment by an ERISA Plan in the Company would constitute the appointment, in accordance with the written instruments governing the underlying ERISA Plan, of the Investment Adviser as an "investment manager" as defined in Section 3(38) of ERISA, with respect to each such investing ERISA Plan. The acceptance of the subscription constitutes acknowledgement by the Investment Adviser of its status as a fiduciary with respect to such investing ERISA Plan during any such period.

        If the assets of the Company were treated as "plan assets" for purposes of ERISA, the Company would be subject to various other requirements of ERISA and the Internal Revenue Code. In particular, the Company would be subject to rules restricting transactions with "parties in interest" and prohibiting transactions involving conflicts of interest on the part of fiduciaries which might result in a violation of ERISA and the Internal Revenue Code unless the transaction was subject to a statutory or administrative exemption that would allow the Company to conduct its operations as described herein. In this regard, the Investment Adviser anticipates that where an exemption is necessary to enable the Company to enter into certain transactions with parties in interest or disqualified persons, the Investment Adviser may rely on the following statutory, individual or class exemptions issued by the DOL:

  (a)
  Section 408(b)(17) of ERISA (and Section 4975(d)(20) of the Internal Revenue Code).    Section 408(b)(17) of ERISA (and Section 4975(d)(20) of the Internal Revenue Code) permits the Company to engage in transactions with various service providers to the Benefit Plan Investors as long as the conditions set forth in Section 408(b)(17) of ERISA (and Section 4975(d)(20) of the Internal Revenue Code) are satisfied.

  (b)
  Qualified Professional Asset Manager Exemption.    Prohibited Transaction Class Exemption 84-14 generally permits ERISA Plans and Individual Retirement Funds to enter into transactions with parties in interest and disqualified persons if such transactions are entered into on behalf of such plans by a "Qualified Professional Asset Manager" (a "QPAM"). The Investment Adviser currently qualifies as a QPAM and during all periods when the assets of the Company are treated as "plan assets" for purposes of ERISA, the Investment Adviser may rely on PTE 84-14 with regard to transactions covered thereunder.

  (c)
  Individual Exemptions.    During all periods in which the assets of the Company are treated as "plan assets" for purposes of ERISA, the Investment Adviser may apply to the DOL for an individual exemption to permit the Company to enter into transactions for which no class or statutory exemption is available, if it believes that the transaction is in the best interest of the Company, or may so apply if any transaction entered into by the Company is deemed by the DOL or the Internal Revenue Service to violate the prohibited transaction provisions to ERISA or the Internal Revenue Code.

        If a prohibited transaction occurs for which no exemption is available, the Investment Adviser and any other party in interest that has engaged in the prohibited transaction could be required (i) to restore to the Individual Retirement Fund or ERISA Plan any profit realized on the transaction and (ii) to reimburse the Individual Retirement Fund or ERISA Plan for any losses suffered by the Individual Retirement Fund or ERISA Plan as a result of the investment. Each party in interest involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. Individual Retirement Fund and ERISA Plan fiduciaries that decide to invest in the Company could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in the Company or as co-fiduciaries for actions taken by or on behalf of the Company.

        Section 408(a)(5) of the Internal Revenue Code, provides that the assets of an individual retirement account (an "IRA") may not be commingled with other property except in a common trust or investment fund. A prohibited commingling of the assets of an IRA in other than a common trust fund or common investment fund could result in the disqualification of the IRA and a deemed distribution of the IRA's assets to the beneficiary of the IRA.

        Although the Company is not a common trust fund or common investment fund, for the reasons discussed below, the Company has been advised by legal counsel that, if the assets of the Company were treated as "plan assets" for purposes of ERISA, an investment in the Company by an IRA should not be deemed to involve a prohibited commingling of IRA assets. While the assets of the Company, under certain circumstances discussed above, may be treated as "plan assets" for purposes of ERISA, that term applies solely for purposes of Title I of ERISA and Section 4975 of the Internal Revenue Code, but not to Section 408(a)(5) of the Internal Revenue Code. Accordingly, although there is no direct authority on this matter, for purposes of the prohibition against the commingling of IRA assets, no such commingling should occur because the sole interest of an investing IRA would be its Shares, and not the underlying assets of the Company.

        If the assets of the Company are treated as "plan assets" for purposes of ERISA, the Investment Adviser will purchase a fidelity bond satisfying the requirements of Section 412 of ERISA with respect to the assets of the Company owned by ERISA Plans. The Company will bear the cost of such fidelity bond.

Representations by Plans

        An ERISA Plan proposing to invest in the Company will be required to represent that it is, and any fiduciaries responsible for the ERISA Plan's investments are, aware of and understand the Company's investment objectives, policies and strategies, and that the decision to invest plan assets in the Company was made with appropriate consideration of relevant investment factors with regard to the ERISA Plan and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA.

        Whether or not the assets of the Company are treated as "plan assets" for purposes of ERISA, an investment in the Company by an ERISA Plan is subject to ERISA. Accordingly, fiduciaries of ERISA Plans should consult with their own counsel as to the consequences under ERISA of an investment in the Company.

ERISA Plans and Individual Retirement Funds Having Prior Relationships with the Investment Adviser or its Affiliates

        Certain prospective ERISA Plan and Individual Retirement Fund investors may currently maintain relationships with the Investment Adviser or other entities that are affiliated with the Investment Adviser. Each of such entities may be deemed to be a party in interest to, and/or a fiduciary of, any ERISA Plan or Individual Retirement Fund to which any of the Investment Adviser or its affiliates provides investment management, investment advisory or other services. ERISA prohibits ERISA Plan assets to be used for the benefit of a party in interest and also prohibits an ERISA Plan fiduciary from using its position to cause the ERISA Plan to make an investment from which it or certain third parties in which such fiduciary has an interest would receive a fee or other consideration. Similar provisions are imposed by the Internal Revenue Code with respect to Individual Retirement Funds. ERISA Plan and Individual Retirement Fund investors should consult with counsel to determine if participation in the Company is a transaction that is prohibited by ERISA or the Internal Revenue Code.

Eligible Indirect Compensation and Disclosure Requirements Under Section 408(b)(2) of ERISA

        The disclosures set forth herein constitute the Investment Adviser's good faith efforts to comply with the disclosure requirements of Form 5500, Schedule C and allow for the treatment of its compensation as eligible indirect compensation.

        In addition, the disclosures set forth herein, in conjunction with disclosures made in the Investment Adviser's Form ADV and the audited financial statements of the Company, constitute the Investment Adviser's good faith efforts to comply with the disclosure requirements under Section 408(b)(2) of ERISA and the regulations promulgated thereunder, if applicable.

Future Regulations and Rulings

        The provisions of ERISA are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA contained herein is, of necessity, general and may be affected by future publication of regulations and rulings. Potential investors should consult with their legal advisers regarding the consequences under ERISA of the acquisition and ownership of Shares.

Investment Management Agreement

        We are a closed-end, non-diversified management investment company that intends to elect to be regulated as a BDC under the 1940 Act. We will be externally managed by our Investment Adviser and pay our Investment Adviser a fee for its services (except, that, to the extent that the assets of the Company are treated as "plan assets" for purposes of ERISA, we will not pay our Investment Adviser any fees related to services it may provide in its capacity as the Administrator, as set forth below). The following summarizes our arrangements with the Investment Adviser pursuant to the Investment Management Agreement.

        Pursuant to the Investment Management Agreement, the Investment Adviser will:

  •
  determine the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;

  •
  determine the securities and other assets that we will purchase, retain or sell;

  •
  identify, evaluate and negotiate the structure of our investments that we make;

  •
  execute, monitor and service the investments that we make;

  •
  perform due diligence on prospective portfolio companies;

  •
  vote, exercise consents and exercise all other rights appertaining to such securities and other assets on our behalf; and

  •
  provide us with such other investment advisory, research and related services as we may, from time to time, reasonably require.

        The Investment Adviser's services under the Investment Management Agreement are not exclusive, and the Investment Adviser (so long as its services to us are not impaired) and/or other entities affiliated with New Mountain Capital are permitted to furnish similar services to other entities. Under the Investment Management Agreement, the Investment Adviser will receive a fee for investment advisory and management services consisting of a base management fee. The cost of the base management fee payable to the Investment Adviser is borne by us and, as a result, is indirectly borne by our common stockholders.

        The Investment Management Agreement is expected to be approved by our Board at the board's initial board meeting. Unless earlier terminated as described below, the Investment Management Agreement will remain in effect for a period of two years from its effective date and will remain in effect from year to year thereafter if approved annually by (i) the vote of our Board, or by the vote of a majority of our outstanding voting securities, and (ii) the vote of a majority of our Independent Directors. The Investment Management Agreement will automatically terminate in the event of an assignment by the Investment Adviser. The Investment Management Agreement may be terminated by either party, or by a vote of the majority of our outstanding voting Shares or, if less, such lower percentage as required by the 1940 Act, without penalty upon not less than 60 days' prior written notice to the applicable party. If the Investment Management Agreement is terminated according to this paragraph, we will pay the Investment Adviser a pro-rated portion of the Management Fee (as defined below). See "Item 1A. Risk Factors—Our ability to achieve our investment objective depends on key investment personnel of the Investment Adviser."

        The Investment Management Agreement provides that the Investment Adviser and its officers, managers, agents, employees, controlling persons, members (or their owners) and any other person or entity affiliated with it, are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys' fees and amounts reasonably paid in settlement) arising from the rendering of the Investment Adviser's services under the Investment Management Agreement or otherwise as the Investment Adviser, absent willful misfeasance, bad faith, gross negligence or breach by the Investment Adviser of its fiduciary duties under ERISA, if applicable, in the performance of their respective duties or by reason of the reckless disregard of their respective duties and obligations. However, the Investment Adviser and its officers, managers, agents, employees, controlling persons, members (or their owners) and any other person or entity affiliated with it, will not be entitled to such indemnification, if such damages, costs and expenses arose from their willful misfeasance, bad faith, gross negligence or breach by the Investment Adviser of its fiduciary duties under ERISA, if applicable, in the performance of their respective duties or by reason of the reckless disregard of their respective duties and obligations.

        Under our charter, we will fully indemnify any person who was or is involved in any actual or threatened action, suit or proceeding by reason of the fact that such person is or was one of our directors or officers, but only to the extent permitted by ERISA, if applicable. So long as we are regulated under the 1940 Act, the above indemnification and limitation of liability is limited by the 1940 Act or by any valid rule, regulation or order of the SEC thereunder. The 1940 Act provides, among other things, that a company may not indemnify any director or officer against liability to it or its security holders to which he or she might otherwise be subject by reason of his or her willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office unless a determination is made by final decision of a court, by vote of a majority of a quorum of directors who are disinterested, non-party directors or by independent legal counsel that the liability for which indemnification is sought did not arise out of the foregoing conduct. Furthermore, to the extent that our assets are treated as "plan assets" for purposes of ERISA, the above indemnification and limitation of liability is limited by ERISA. ERISA provides, among other things, that a company whose assets are treated as "plan assets" may not indemnify its investment adviser or any other person that would be deemed such company's fiduciary for purposes of ERISA, for a breach of their fiduciary duties under ERISA.

        We have obtained liability insurance for our independent directors, which will be paid for by the Company.

Management Fee

        The Company will pay the Investment Adviser a fee for its services under the Investment Management Agreement consisting of an annual base management fee (the "Management Fee"). The cost of the management fee payable to the Investment Adviser is borne by us and, as a result, is indirectly borne by our Shareholders. The Management Fee will be payable quarterly in arrears.

        During the Investment Period, the Management Fee shall be calculated at an annual blended rate with respect to the Company's then-current Aggregate Committed Capital by reference to (i) 0.70% (the "Initial Fee Rate"), in the case of the aggregate Capital Commitments received in the Initial Closing (the "Initial Commitments", and such fee, the "Initial Management Fee"), and (ii) 0.60% (the "Subsequent Fee Rate") in the case of the aggregate Capital Commitments received in a Subsequent Closing (the "Subsequent Commitments", and such fee with respect thereto, a "Subsequent Management Fee"), subject, in each case, to the adjustments described below. Specifically, the Initial Fee Rate will be subject to reduction during the first 11 quarters following the Initial Closing in the manner set forth in Figure A below.

 Figure A:
Initial Management Fee
Percentage Adjustment

Quarter	Quarterly Management Fee Percentage	Quarterly Dollar Amount(1)
1	0.014583%	$72,917
2	0.029167%	$145,833
3	0.043750%	$218,750
4	0.058333%	$291,667
5	0.072917%	$364,583
6	0.087500%	$437,500
7	0.102083%	$510,417
8	0.116667%	$583,333
9	0.131250%	$656,250
10	0.145833%	$729,167
11	0.160417%	$802,083
12 and beyond(2)	0.175000%	$875,000

(1)
Reflects dollar amount of management fees payable during the applicable quarter based on Initial Commitments of $500 million.

(2)
Reflects the Initial Management Fee payable beginning in quarter 12 and extending through the end of the Investment Period.

        In addition, the Subsequent Fee Rate with respect to the Subsequent Commitments received in a Subsequent Closing will be reduced during the first 5 quarters following such Subsequent Closing in the manner set forth in Figure B below.

Figure B:
Subsequent Management Fee
Percentage Adjustment

Quarter	Quarterly Management Fee Percentage	Quarterly Dollar Amount(1)
1	0.025000%	$25,000
2	0.050000%	$50,000
3	0.075000%	$75,000
4	0.100000%	$100,000
5	0.125000%	$125,000
6 and beyond(2)	0.150000%	$150,000

(1)
Reflects dollar amount of management fees payable during the applicable quarter based on a hypothetical Subsequent Commitment of $100 million in a Subsequent Closing.

(2)
Reflects the Subsequent Management Fee payable beginning in quarter 6 and extending through the end of the Investment Period.

        For the avoidance of doubt, all Shareholders will indirectly bear their proportionate share of the same Management Fee each quarter, regardless of when they invest. Specifically, the blended rate charged under the Management Fee in any single quarter will be based on the aggregate amount of the Initial Commitments, multiplied by the then applicable Initial Management Fee quarterly rate, plus the aggregate amount of the Subsequent Commitments, multiplied by the then applicable Subsequent Management Fee quarterly rate. As a result, the percentage rate we will pay the Investment Adviser on any Subsequent Commitments will be lower than the percentage rate that we pay on any Initial Commitments in a given quarter, but each Shareholder will still bear the same blended percentage rate Management Fee each quarter regardless of when we accept their subscription.

        We do not currently intend to accept Aggregate Committed Capital in excess of $1 billion, exclusive of Capital Commitments from affiliates of the Investment Adviser. As calculated in accordance with the Investment Management Agreement, the quarterly Subsequent Management Fee payable on any Subsequent Commitments will not exceed $750,000 during the Investment Period.

        In addition, during the Investment Period the Management Fee payable each quarter will be reduced by an amount equal to the sum of (i) in the case of the Initial Management Fee, the then applicable Initial Fee Rate, multiplied by our cumulative realized losses since inception (calculated net of any subsequently reversed realized losses) (the "Cumulative Losses") on the portfolio of investments acquired using drawn amounts from the Initial Commitments, and (ii) in the case of any Subsequent Management Fee, the then applicable Subsequent Fee Rate, multiplied by our Cumulative Losses on the portfolio of investments acquired using drawn amounts from the Subsequent Commitments pertaining thereto (collectively, the "Withheld Amounts"). Up until a period of three years from the date of a previous reduction of the Management Fee by the Withheld Amounts, any portion of such Withheld Amounts that is attributable to a subsequently reversed realized loss shall be payable to our Investment Adviser in the quarter in which such reversal occurs. In addition, upon expiration of the Investment Period, but only up until three years from the date of a previous reduction of the Management Fee by the Withheld Amounts, our Investment Adviser shall be entitled to an amount equal to the portion of such Withheld Amounts that would have been payable if Cumulative Losses had been calculated net of cumulative realized capital gains on the applicable portfolios of investments.

        After the Investment Period, the Management Fee shall be calculated at a rate equal to the Applicable Ratio (as defined below) per annum on the basis of our net asset value as of the end of the most recently completed calendar quarter, and shall be payable quarterly in arrears. The "Applicable Ratio" shall equal a percentage calculated by (i) taking the sum of (A) the aggregate Initial Commitments multiplied by 0.70%, plus (B) the aggregate amount of Subsequent Commitments multiplied by 0.60%, and dividing such total by (ii) our Aggregate Committed Capital. For the avoidance of doubt, the Applicable Ratio is intended to reflect the respective ratios that each of the Initial Commitments and Subsequent Commitments bear to the Company's Aggregate Committed Capital in determining the Management Fee payable after expiration of the Investment Period.

        Any Management Fees payable to the Investment Adviser pursuant to the Investment Management Agreement will be calculated based on the Company's Capital Commitments and/or net assets, as applicable, at the end of the most recently completed calendar quarter. Management Fees for any partial month or quarter will be appropriately prorated.

Expenses

        All investment professionals of the Investment Adviser and their respective staffs, when and to the extent engaged in providing investment advisory and management services under the Investment Management Agreement (as opposed to the accounting, compliance and other administrative services set forth in clause (xxiii) below), and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by the Investment Adviser and not by us.

        We will bear our own legal and other expenses incurred in connection with our formation and organization and the offering of our Shares, including external legal and accounting expenses, printing costs, travel and out-of-pocket expenses related to marketing efforts (other than any placement fees, which will be borne by the Investment Adviser directly or pursuant to waivers of the Management Fee), up to a maximum aggregate amount of $1 million.

        In addition to Management Fees, except as noted above, we are permitted to bear all other expenses directly and specifically related to our operations, which expenses may include without limitation:

  (i)
  all costs and expenses with respect to the actual or proposed acquisition, financing, holding, monitoring or disposition of our investments, whether such investments are ultimately consummated or not, including, origination fees, syndication fees, due diligence costs, broken deal expenses, bank service fees, fees and expenses of custodians, transfer agents, consultants, experts, travel expenses incurred for investment-related purposes, outside legal counsel, consultants and accountants, administrator's fees of third party administrators (subject to clause (xxiii) below) and financing costs (including interest expenses);

  (ii)
  expenses for liability insurance, including officers and independent directors liability insurance, cyber insurance and other insurance (but excluding the cost of liability insurance covering the Investment Adviser and its officers to the extent that the assets of the Company are treated as "plan assets" for purposes of ERISA);

  (iii)
  extraordinary expenses incurred by the Company (including litigation);

  (iv)
  indemnification and contribution expenses provided, that we will not bear such fees, costs or expenses to the extent that the relevant conduct is not indemnifiable under applicable law, including ERISA, if applicable;

  (v)
  taxes and other governmental fees and charges;

  (vi)
  administering and servicing and special servicing fees paid to third parties for our benefit;

  (vii)
  the cost of Company-related operational and accounting software and related expenses;

  (viii)
  cost of software (including the fees of third-party software developers) used by the Investment Adviser and its affiliates to track and monitor our investments (specifically, cost of software related to data warehousing, portfolio administration/reconciliation, loan pricing and trade settlement attributable to the Company);

  (ix)
  expenses related to the valuation or appraisal of our investments;

  (x)
  risk, research and market data-related expenses (including software) incurred for our investments;

  (xi)
  fees, costs and expenses (including legal fees and expenses) incurred to comply with any applicable law, rule or regulation (including regulatory filings such as financial statement filings, ownership filings (Section 16 or Section 13 filings), blue sky filings and registration statement filings, as applicable) to which we are subject or incurred in connection with any governmental inquiry, investigation or proceeding involving us; provided that we will not bear such fees, costs or expenses to the extent that the relevant conduct is not indemnifiable under applicable law, including ERISA, if applicable;

  (xii)
  costs associated with the wind-up, liquidation, dissolution and termination of the Company;

  (xiii)
  other legal, operating, accounting, tax return preparation and consulting, auditing and administrative expenses in accordance with the Investment Management Agreement and the Administration Agreement and fees for outside services provided to us or on our behalf; provided that if the assets of the Company are treated as "plan assets" for purposes of ERISA, we will not incur such expenses or fees, if such expenses and fees arise in connection with such services, to the extent that they are performed by the Administrator;

  (xiv)
  expenses of the Board (including the reasonable costs of legal counsel, accountants, financial advisors and/or such other advisors and consultants engaged by the Board, as well as travel and out-of-pocket expenses related to the attendance by directors at Board meetings), to the extent permitted under applicable law, including ERISA, if applicable;

  (xv)
  annual or special meetings of the Shareholders;

  (xvi)
  the costs and expenses associated with preparing, filing and delivering to Shareholders periodic and other reports and filings required under federal securities laws as a result of our status as a BDC;

  (xvii)
  ongoing Company offering expenses;

  (xviii)
  federal and state registration fees pertaining to the Company;

  (xix)
  costs of Company-related proxy statements, Shareholders' reports and notices;

  (xx)
  costs associated with obtaining fidelity bonds as required by the 1940 Act and Section 412 of ERISA;

  (xxi)
  printing, mailing and all other similar direct expenses relating to the Company;

  (xxii)
  expenses incurred in preparation for or in connection with (or otherwise relating to) any initial public offering or other debt or equity offering conducted by the Company, including but not limited to external legal and accounting expenses, printing costs, travel and out-of-pocket expenses related to marketing efforts; and

  (xxiii)
  only to the extent (i) Benefit Plan Investors hold less than 25% of our Shares, or (ii) our Shares are listed on a national securities exchange, our allocable portion of overhead, including office equipment and supplies, rent and our allocable portion of the compensation paid to accounting, compliance and administrative staff employed by the Investment Adviser or its affiliates who provide services to the Company necessary for its operation, including related taxes, health insurance and other benefits.

        Investment-related expenses with respect to investments in which the Company invests together with one or more parallel funds (or co-investment vehicles) will generally be allocated among all such entities on the basis of capital invested by each such entity into the relevant investment; provided that if the Investment Adviser reasonably believes that such allocation method would produce an inequitable result to any such entity, the Investment Adviser may allocate such expenses among such entities in any other manner that the Investment Adviser believes in good faith to be fair and equitable.

Qualifying Assets

        Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the 1940 Act, which are referred to as qualifying assets, unless, at the time the acquisition is made, qualifying assets represent at least 70.0% of the BDC's total assets. The principal categories of qualifying assets relevant to our business are any of the following:

  1)
  Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an eligible portfolio company,

    or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. An eligible portfolio company is defined in the 1940 Act as any issuer which:

    a)
    is organized under the laws of, and has its principal place of business in, the United States;

    b)
    is not an investment company (other than a small business investment company wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

    c)
    satisfies any of the following:

    i)
    does not have any class of securities that is traded on a national securities exchange;

    ii)
    has a class of securities listed on a national securities exchange, but has an aggregate market value of outstanding voting and non-voting common equity of less than $250.0 million;

    iii)
    is controlled by a BDC or a group of companies including a BDC and the BDC has an affiliated person who is a director of the eligible portfolio company; or

    iv)
    is a small and solvent company having total assets of not more than $4.0 million and capital and surplus of not less than $2.0 million.

  2)
  Securities of any eligible portfolio company that the BDC controls.

  3)
  Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities was unable to meet its obligations as they came prior to the purchase of its securities was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

  4)
  Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and the BDC already owns 60.0% of the outstanding equity of the eligible portfolio company.

  5)
  Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of warrants or rights relating to such securities.

  6)
  Cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment.

        In addition, a BDC must have been organized and have its principal place of business in the U.S. and must be operated for the purpose of making investments in the types of securities described in (1), (2) or (3) above.

Managerial Assistance to Portfolio Companies

        BDCs generally must offer to make available to the issuer of its securities significant managerial assistance, except in circumstances where either (i) the BDC controls such issuer of securities or (ii) the BDC purchases such securities in conjunction with one or more other persons acting together and one of the other persons in the group makes available such managerial assistance. Making available managerial assistance means, among other things, any arrangement whereby the BDC offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company. The Administrator or its affiliate will provide such managerial assistance on our behalf to portfolio companies that request this assistance.

Temporary Investments

        Pending investments in other types of qualifying assets, our investments may consist of cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment (collectively, as "temporary investments"), so that 70.0% of our assets are qualifying assets. Typically, we will invest in U.S. Treasury bills or in repurchase agreements, provided that such agreements are fully collateralized by cash or securities issued by the U.S. government or its agencies. A repurchase agreement involves the purchase by an investor, such as us, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price that is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of our assets that may be invested in such repurchase agreements. However, if more than 25.0% of our total assets constitute repurchase agreements from a single counterparty, we would not meet the Diversification Tests in order to qualify as a RIC for U.S. federal income tax purposes. Thus, we do not intend to enter into repurchase agreements with a single counterparty in excess of this limit. The Investment Adviser will monitor the creditworthiness of the counterparties with which we enter into repurchase agreement transactions.

Senior Securities

        We will be permitted, under specified conditions, to issue multiple classes of debt if our asset coverage, as defined in the 1940 Act, is at least equal to 200.0% immediately after each such issuance, reflecting approximately a 1:1 debt to equity ratio, taking into account the then current fair value of our investments. However, under changes implemented in accordance with the Small Business Credit Availability Act passed in 2018 and with the approval of our Board and sole initial Shareholder pursuant to Section 61(a)(2) under the 1940 Act, we have elected to be subject to the lower coverage ratio of 150% available thereunder in order to maintain maximum flexibility, reflecting approximately a 2:1 debt to equity ratio.

        Notwithstanding the foregoing, we do not currently intend to utilize leverage to make new investments, other than in the limited case of the Leverage Arrangements (defined below). As a result, in addition to the foregoing 1940 Act restriction on leverage, we do not currently expect to borrow in excess of the lesser of 10% of the Aggregate Committed Capital of the Company and $50 million, with such leverage arrangements intended to take the form of a subscription line. We may in the future, though, determine to utilize a greater amount of leverage, including for investment purposes.

        While any senior securities remain outstanding (other than any indebtedness issued in consideration of a privately arranged loan, such as any indebtedness outstanding under a credit facility), we must make provisions to prohibit any distribution to our stockholders or the repurchase of our equity securities unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. Under the 1940 Act, we may also borrow amounts up to 5.0% of the value of our total assets for temporary or emergency purposes without regard to our asset coverage. For the avoidance of doubt, our borrowings, whether for emergency purposes, or otherwise, remain subject to compliance with the asset coverage requirements of Section 18 under the 1940 Act as modified by Section 61 thereunder. We will include our assets and liabilities and all of our wholly-owned direct and indirect subsidiaries for purposes of calculating the asset coverage ratio. For a discussion of the risks associated with leverage, see "Risk Factors—Risks Relating to Our Business—Regulations governing the operations of BDCs will affect our ability to raise additional equity capital as well as our ability to issue senior securities or borrow for investment purposes, any or all of which could have a negative effect on our investment objectives and strategies" and "—We may borrow money, which could magnify the potential for gain or loss on amounts invested in us and increase the risk of investing in us."

Code of Ethics

        We will adopt a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the code may invest in securities for their personal investment accounts, including securities that may be purchased or held by us so long as such investments are made in accordance with the code's requirements. You may read and copy the code of ethics at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, District of Columbia 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330, and a copy of the code of ethics may be obtained, after paying a duplication fee, by electronic request at the following e-mail address: publicinfo@sec.gov. In addition, the code of ethics is available on the SEC's Internet site at http://www.sec.gov.

Compliance Policies and Procedures

        We and the Investment Adviser will adopt and implement written policies and procedures reasonably designed to prevent violation of the federal securities laws and we are required to review these compliance policies and procedures annually for their adequacy and the effectiveness of their implementation. Our chief compliance officer is responsible for administering these policies and procedures.

Proxy Voting Policies and Procedures

        We intend to delegate our proxy voting responsibility to the Investment Adviser. The Proxy Voting Policies and Procedures of the Investment Adviser are set forth below. The guidelines will be reviewed periodically by the Investment Adviser and our Independent Directors, and, accordingly, are subject to change.

Introduction

        As an investment adviser registered under the Advisers Act, the Investment Adviser has a fiduciary duty to act solely in the best interests of its clients. As part of this duty and, if applicable, its fiduciary duties under ERISA, it recognizes that it must vote our securities in a timely manner free of conflicts of interest and in our best interests.

        The policies and procedures for voting proxies for the investment advisory clients of the Investment Adviser are intended to comply with Section 206 of, and Rule 206(4)-6 under, the Advisers Act and, if applicable, ERISA.

Proxy Policies

        The Investment Adviser will vote proxies relating to our securities in our best interest. It will review on a case-by-case basis each proposal submitted for a stockholder vote to determine its impact on the portfolio securities held by us. Although the Investment Adviser will generally vote against proposals that may have a negative impact on its clients' portfolio securities, it may vote for such a proposal if there exists compelling long-term reasons to do so.

        The proxy voting decisions of the Investment Adviser are made by the senior officers who are responsible for monitoring each of its clients' investments. To ensure that its vote is not the product of a conflict of interest, it will require that: (a) anyone involved in the decision making process disclose to its chief compliance officer any potential conflict that he or she is aware of and any contact that he or she has had with any interested party regarding a proxy vote; and (b) employees involved in the decision making process or vote administration are prohibited from revealing how the Investment

Adviser intends to vote on a proposal in order to reduce any attempted influence from interested parties.

Proxy Voting Records

        You may obtain, without charge, information regarding how we voted proxies with respect to our portfolio securities by making a written request for proxy voting information to: Chief Compliance Officer, 787 Seventh Avenue, 48th Floor, New York, New York 10019.

Staffing

        We do not have any employees. Our day-to-day investment operations are managed by the Investment Adviser. See "—Investment Management Agreement". To the extent (i) Benefit Plan Investors hold less than 25% of our Shares, or (ii) our Shares are listed on a national securities exchange, we will reimburse the Administrator for the allocable portion of overhead and other expenses incurred by it in performing its obligations to us under the Administration Agreement, including the compensation of our chief financial officer and chief compliance officer, and their respective staffs. Each of our executive officers described under "Item 5. Directors and Executive Officers" is an employee of the Investment Adviser.

License Agreement

        The Company has entered into a Trademark License Agreement with New Mountain Capital, L.L.C. (the "Trademark License Agreement"), pursuant to which New Mountain Capital, L.L.C. has agreed to grant the Company a non-exclusive, royalty-free license to use the "New Mountain" or "NMF" names, as applicable. Under the Trademark License Agreement, subject to certain conditions, the Company has a right to use the "New Mountain" or "NMF" names, as applicable, for so long as the Investment Adviser or one of its affiliates remains the investment adviser of the Company. Other than with respect to this limited license, the Company has no legal right to the "New Mountain" or "NMF" names.

Derivatives

        We do not expect derivatives to be a significant component of our investment strategy.

Emerging Growth Company

        We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act (the "JOBS Act") and we are eligible to take advantage of certain specified reduced disclosure and other requirements that are otherwise generally applicable to public companies that are not "emerging growth companies" including, but not limited to:

  •
  Permission for an "emerging growth company" to include only two years of audited financial statements in its common equity initial public offering registration statement ("IPO registration statement");

  •
  Permission for an "emerging growth company" to provide Management's Discussion and Analysis of Financial Condition and Results of Operations disclosures that correspond to the financial statements included in its IPO registration statement;

  •
  Permission for an "emerging growth company" to omit in other Securities Act registration statements filed with the SEC selected financial data for any period prior to the earliest audited period included in its IPO registration statement;

  •
  Permission for an "emerging growth company" to omit selected financial data for any period prior to the earliest audited period included in its first registration statement that became effective under the 1934 Act or Securities Act in any 1934 Act registration statement, periodic report or other report filed with the SEC;

  •
  Exemption for an "emerging growth company" from the advisory shareholder votes on the compensation of its named executive officers ("say-on-pay"), the frequency of the say-on-pay votes ("say-on-frequency") and golden parachute compensation arrangements with any named executive officers required by Sections 14A(a) and (b) of the 1934 Act;

  •
  Permission for an "emerging growth company" to comply with executive compensation disclosure requirements under Item 402 of Regulation S-K by providing the same executive compensation disclosure as a smaller reporting company;

  •
  Exemption of an "emerging growth company" from the "pay versus performance" proxy disclosure requirements of Section 14(i) of the 1934 Act and from the pay ratio disclosure requirements of Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") and certain disclosure requirements of the Dodd-Frank Act relating to compensation of chief executive officers;

  •
  Permission for an "emerging growth company" to defer compliance with any new or revised financial accounting standards until the date that companies that are not "issuers" as defined in Section 2(a) of the Sarbanes-Oxley Act are required to comply;

  •
  Exemption for an "emerging growth company" from the Sarbanes-Oxley Act Section 404(b) auditor attestation on management's assessment of its internal controls; and

  •
  Permission for an "emerging growth company" to engage in "test-the-waters" communications with qualified institutional buyers and institutional accredited investors.

        We have not made a determination whether to take advantage of any or all of these exemptions discussed above. In addition, we may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, discussed above.

        We expect to remain an emerging growth company until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (ii) the end of the fiscal year in which the fifth anniversary of any initial public offering by us has occurred, (iii) December 31 of the fiscal year that we become a "large accelerated filer" as defined in Rule 12b-2 under the 1934 Act which would occur if the market value of our Shares that are held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 calendar months or (iv) the date on which we have issued more than $1 billion in non-convertible debt securities during the preceding three-year period.

The Private Offering

        We expect to enter into separate subscription agreements with one or more investors providing for the private placement of Shares of our common stock pursuant to the private offering and may enter into additional subscription agreements from time to time. Each investor will make a Capital Commitment to purchase Shares of our common stock pursuant to a subscription agreement.

        Investors will be required to make capital contributions to purchase Shares of our common stock each time we deliver a drawdown notice, which will be issued based on our anticipated investment activities and capital needs, in an aggregate amount not to exceed each investor's respective Capital Commitment. We will deliver drawdown requests at least ten business days prior to the required funding date. All purchases of our common stock will generally be made pro rata in accordance with remaining Capital Commitments of all investors, at a per-Share price equal to the net asset value per Share of our common stock subject to any adjustments. Any adjustments would take into account a determination of changes to net asset value within 48 hours of the sale to assure compliance with Section 23(b) of the 1940 Act. At the end of the Investment Period (as defined below), Shareholders will be released from any further obligation to fund drawdowns and purchase additional Shares of our common stock, subject to certain conditions as described in more detail below and in the subscription agreement.

        Investors who participate in the private offering may transfer or assign their Shares or Capital Commitment upon prior notice to the Board and satisfaction of the requirements with respect thereto set forth in the Company's operating documents and in accordance with applicable law. If requested by the Board, Shareholders will provide reasonable information or assurances to the Board that such transfer or assignment will not result in a non-exempt prohibited transaction under ERISA, if applicable. The Board is entitled to object to such transfers if the Company's operations would likely be materially and adversely affected, or if such transfer would raise legal, regulatory or competitive concerns for either the Company or the parties involved.

        While we expect each Subscription Agreement to reflect the terms and conditions summarized in the preceding paragraphs, we reserve the right to enter into Subscription Agreements that contain terms and conditions not found in the Subscription Agreements entered into with other investors, subject to applicable law. No Shareholder will be granted, in its Subscription Agreement, the right to invest in Shares on more favorable economic terms and conditions than other Shareholders.

Investment Period

        The Company's investment period ("Investment Period") will commence on the date of the Initial Closing and shall continue until the 48-month anniversary of the Initial Closing Date, subject to automatic extensions thereafter, each for an additional one year period, unless the holders of a majority of our outstanding Shares elect to forego any such extension, upon not less than ninety days prior written notice to the Investment Adviser. Holders of a majority of our outstanding Shares may also terminate the Investment Period as of any earlier anniversary of the date of the Initial Closing Date, upon not less than ninety (90) days prior written notice to the Investment Adviser. The Investment Adviser may also terminate the Investment Period as of an earlier date in its discretion.

        During the Investment Period, any amounts we receive as a return of capital (as opposed to a return on capital) with respect to our investments may, in the sole discretion of the Investment Adviser, be retained by us, without reducing the Shareholders' unfunded Capital Commitments, for the purpose of making Company investments and/or for such other permissible purposes as set out in the Company's operating documents. While we expect to distribute approximately our entire net investment income on a quarterly basis and substantially all of our taxable income on an annual basis, we may retain certain net capital gains for reinvestment.

        After the end of the Investment Period, the Shareholders will be released from any further obligation with respect to their then current unfunded Capital Commitments, except to the extent necessary to: (x) fund the Management Fee and other Company liabilities and expenses throughout the term of the Company (including to repay outstanding Financings of the Company); (y) complete Company investments that are in process or that have been committed to as of the end of the Investment Period; and (z) make follow-on investments in an aggregate amount up to 10% of the gross assets of the Company.

Reporting Obligations

        In order to be regulated as a BDC under the 1940 Act, we are required to register a class of equity securities under the 1934 Act. As a result, we have filed this Registration Statement for our Shares with the SEC under the 1934 Act. Subsequent to the effectiveness of this Registration Statement, we will be required to file annual reports, quarterly reports and current reports with the SEC. This information will be available at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549 and on the SEC's website at www.sec.gov. The public may obtain information on the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330.

        In addition to the above regulatory filings, provided that no litigation has commenced between a Shareholder and the Company or the Investment Adviser, the Company will provide a Shareholder with information requested by the Shareholder to facilitate such Shareholder's ongoing operational due diligence, including periodic review of portfolio companies and the internal controls and procedures utilized by the Company, upon reasonable notice and provided such information is customarily kept by the Company or the Investment Adviser. Notwithstanding the foregoing, a Shareholder shall have no right to obtain any information relating to any other investor or the Company's proposed investment activities. In addition, information may be subject to confidentiality agreements with third parties which may preclude the Company and/or the Investment Adviser's ability to provide such information to a Shareholder. The Company may also keep confidential from a Shareholder, for such periods as the Investment Adviser deems reasonable, any information that the Investment Adviser reasonably believes to be in the nature of trade secrets or other information (such as, for example, the identity of a Company's portfolio positions) the disclosure of which the Investment Adviser in good faith believes is not in the Company's best interests or could damage the Company or its business.

Privacy Notice

Introduction

        Your privacy is very important to us. This notice (this "Privacy Notice") sets forth our policies for the collection, use, storage, sharing, disclosure (collectively, "processing") and protection of personal data relating to current, prospective and former investors in the Company, as applicable. This Privacy Notice is being provided in accordance with the requirements of data privacy laws, including the EU General Data Protection Regulation 2016/679 ("GDPR"), the US Gramm-Leach-Bliley Act of 1999, as amended, or any other law relating to privacy or the processing of personal data and any statutory instrument, order, rule or regulation implemented thereunder, each as applicable to us (collectively, "Data Protection Laws"). References to "you" or an "investor" in this Privacy Notice mean any investor who is an individual, or any individual connected with an investor who is a legal person (each such individual, a "data subject"), as applicable.

The Types of Personal Data We May Collect and Use

        The categories of personal data we may collect include names, residential addresses or other contact details, signature, nationality, tax identification number, date of birth, place of birth, photographs, copies of identification documents, bank account details, information about assets or net worth, credit history, source of funds details or other sensitive information, such as certain special categories of data contained in the relevant materials or documents.

How We Collect Personal Data

        We may collect personal data about you through: (i) information provided directly to us by you, or another person on your behalf; (ii) information that we obtain in relation to any transactions between you and us; and (iii) recording and monitoring of telephone conversations and electronic communications with you as described below.

        We also may receive your personal information from third parties or other sources, such as our affiliates, the Investment Adviser, the Administrator, publicly accessible databases or registers, tax authorities, governmental agencies and supervisory authorities, credit agencies, fraud prevention and detection agencies, or other publicly accessible sources, such as the Internet.

Using Your Personal Data: The Legal Basis and Purposes

        We may process your personal data for the purposes of administering the relationship between you and us (including communications and reporting), direct marketing of our products and services, monitoring and analyzing our activities, and complying with applicable legal or regulatory requirements (including anti-money laundering, fraud prevention, tax reporting, sanctions compliance, or responding to requests for information from supervisory authorities with competent jurisdiction over our business). Your personal data will be processed in accordance with Data Protection Laws and may be processed with your consent, upon your instruction, or for any of the purposes set out herein, including where we or a third-party consider there to be any other lawful purpose to do so.

        Where personal data is required to satisfy a statutory obligation (including compliance with applicable anti-money laundering or sanctions requirements) or a contractual requirement, failure to provide such information may result in your investment in the Company being rejected or compulsorily redeemed. Where there is suspicion of unlawful activity, failure to provide personal data may result in the submission of a report to the relevant law enforcement agency or supervisory authority.

How We May Share Your Personal Data

        We may disclose information about you to our affiliates or third parties, including the Investment Adviser, the Administrator, lenders and other counterparties of the Company for our everyday business purposes, such as to facilitate transactions, maintain your account(s) or respond to court orders and legal investigations. It may also be necessary, under anti-money laundering and similar laws, to disclose information about the Company's investors in order to accept subscriptions from them or to facilitate the establishment of trading relationships for the Company with executing brokers or other counterparties. We will also release information about you if you direct us to do so.

        We may share your information with our affiliates for direct marketing purposes, such as offers of products and services to you by us or our affiliates. You may prevent this type of sharing by contacting us at (212) 655-0083. If you are a new investor, we can begin sharing your information with our affiliates for direct marketing purposes 30 days from the date of your initial investment in or commitment to the Company. When you are no longer our investor, we may continue to share your information with our affiliates for such purposes. We may also disclose information about your transactions and experiences with us to our affiliates for their everyday business purposes.

        We do not share your information with non-affiliates for them to market their own services to you. We may disclose information you provide to us to companies that perform marketing services on our behalf, such as any placement agent retained by the Company.

Monitoring of Communications

        We may record and monitor telephone conversations and electronic communications with you for the purposes of: (i) ascertaining the details of instructions given, the terms on which any transaction was executed or any other relevant circumstances; (ii) ensuring compliance with our regulatory obligations; and/or (iii) detecting and preventing the commission of financial crime.

Retention Periods and Security Measures

        We will not retain personal data for longer than is necessary in relation to the purpose for which it is collected, subject to Data Protection Laws. Personal data will be retained for the duration of your investment in the Company, as applicable, and for a minimum period of five to seven years after a redemption of an investment from the Company or liquidation of the Company. We may retain personal data for a longer period for the purpose of marketing our products and services or compliance with applicable law. From time to time, we will review the purpose for which personal data has been collected and decide whether to retain it or to delete if it no longer serves any purpose to us.

        To protect your personal information from unauthorized access and use, we apply technical and organizational security measures in accordance with Data Protection Laws. These measures include computer safeguards and secured files and buildings. We will notify you of any material personal data breaches affecting you in accordance with the requirements of Data Protection Laws.

International Transfers

        Because of the international nature of a fund management business, personal data may be transferred to countries outside the European Economic Area ("Third Countries"), such as to jurisdictions where we conduct business or have a service provider, including the United States and other countries that may not have the same level of data protection as that afforded by the Data Protection Laws in the European Economic Area. In such cases, we will process personal data (or procure that it be processed) in the Third Countries in accordance with the requirements of the Data Protection Laws, which may include having appropriate contractual undertakings in legal agreements with service providers who process personal data on our behalf in such Third Countries.

Your Rights Under Data Protection Laws

        Data subjects in the European Economic Area have certain rights under GDPR in relation to our processing of their personal data and these are, generally: (i) the right to request access to their personal data; (ii) the right to request rectification of their personal data; (iii) the right to request erasure of their personal data (the "right to be forgotten"); (iv) the right to restrict our processing or use of personal data; (v) the right to object to our processing or use where we have considered this to be necessary for our legitimate interests (such as in the case of direct marketing activities); (vi) where relevant, the right to request the portability; (vii) where their consent to processing has been obtained, the right to withdraw their consent at any time; and (viii) the right to lodge a complaint with a supervisory authority. Please note that the right to be forgotten that applies in certain circumstances under GDPR is not likely to be available in respect of the personal data we hold, given the purpose for which we collect such data, as described above.

        You may contact us at any time to limit our sharing of your personal information. If you limit sharing for an account you hold jointly with someone else, your choices will apply to everyone on your account. United States state laws may give you additional rights to limit sharing.

Who To Contact About This Privacy Notice

        Please contact our chief compliance officer at (212) 655-0083 or by writing to the following address 787 Seventh Avenue, 48th Floor, New York, New York 10019, for any questions about this Privacy Notice or requests with regards to the personal data we hold.

        For more specific information or requests in relation to the processing of personal data by the Administrator or any other service provider of the Company, you may also contact the relevant service provider directly at the address specified herein.

ITEM 1A    RISK FACTORS.

        An investment in our securities involves certain risks relating to our structure and investment objective. The risks set forth below are not the only risks that we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may materially affect our business, our structure, our financial condition, our investments and/or operating results. If any of the following events occur, our business, financial condition and results of operations could be materially and adversely affected. In such case, our net asset value and the trading price of our common stock could decline. There can be no assurance that we will achieve our investment objective and you may lose all or part of your investment.

RISKS RELATING TO OUR BUSINESS AND STRUCTURE

We are a newly formed company and have no operating history.

        We will not commence investment operations until the Initial Closing Date and have no performance history. Past performance, including the past performance of other investment entities and accounts managed by the Investment Adviser, is not necessarily indicative of our future results.

Global capital markets could enter a period of severe disruption and instability. These market conditions have historically and could again have a materially adverse effect on debt and equity capital markets in the U.S., which could have, a materially negative impact on our business, financial condition and results of operations.

        The U.S. and global capital markets have experienced periods of disruption characterized by the freezing of available credit, a lack of liquidity in the debt capital markets, significant losses in the principal value of investments, the re-pricing of credit risk in the broadly syndicated credit market, the failure of certain major financial institutions and general volatility in the financial markets. During these periods of disruption, general economic conditions deteriorated with material and adverse consequences for the broader financial and credit markets, and the availability of debt and equity capital for the market as a whole, and financial services firms in particular, was reduced significantly. These conditions may reoccur for a prolonged period of time or materially worsen in the future. In addition, signs of deteriorating sovereign debt conditions in Europe and concerns of economic slowdown in China create uncertainty that could lead to further disruptions and instability. We may in the future have difficulty accessing debt and equity capital, and a severe disruption in the global financial markets, deterioration in credit and financing conditions or uncertainty regarding U.S. Government spending and deficit levels, European sovereign debt, Chinese economic slowdown or other global economic conditions could have a material adverse effect on our business, financial condition and results of operations.

Further downgrades of the U.S. credit rating, impending automatic spending cuts or another government shutdown could negatively impact our liquidity, financial condition and earnings.

        Recent U.S. debt ceiling and budget deficit concerns have increased the possibility of additional credit-rating downgrades and economic slowdowns, or a recession in the U.S. If legislation increasing the debt ceiling is not enacted, as needed, and the debt ceiling is reached, the U.S. federal government may stop or delay making payments on its obligations, which could negatively impact the U.S. economy and our portfolio companies. Multiple factors relating to the international operations of some of our portfolio companies and to particular countries in which they operate could negatively impact their business, financial condition and results of operations. In addition, disagreement over the federal budget has caused the U.S. federal government to shut down for periods of time. Continued adverse political and economic conditions could have a material adverse effect on our business, financial condition and results of operations.

Global economic, political and market conditions may adversely affect our business, results of operations and financial condition, including our revenue growth and profitability.

        The current worldwide financial market situation, as well as various social and political tensions in the U.S. and around the world, may contribute to increased market volatility, may have long-term effects on the U.S. and worldwide financial markets, and may cause economic uncertainties or deterioration in the U.S. and worldwide. Since 2010, several European Union ("EU") countries, including Greece, Ireland, Italy, Spain, and Portugal, have faced budget issues, some of which may have negative long-term effects for the economies of those countries and other EU countries. There is continued concern about national-level support for the Euro and the accompanying coordination of fiscal and wage policy among European Economic and Monetary Union member countries. In June 2016, the United Kingdom ("U.K.") held a referendum in which voters approved an exit from the EU ("Brexit"), and, accordingly, on February 1, 2017, the U.K. Parliament voted in favor of allowing the U.K. government to begin the formal process of Brexit. The initial negotiations on Brexit began in June 2017. Because of the election results in the U.K. in June 2017 as well as recent political gridlock within the U.K. government concerning Brexit, there is increased uncertainty on the timing and impact of Brexit. Brexit created political and economic uncertainty and instability in the global markets (including currency and credit markets), and especially in the U.K. and the EU, and this uncertainty and instability may last indefinitely. The United Kingdom's decision to leave the EU has created significant uncertainty about the future relationship between the U.K. and the EU and also the future status of trade deals between the U.K. and the rest of the world, which may need to be negotiated on a bilateral basis upon the E.U.'s trade deals ceasing to apply to the U.K. upon its official departure. The U.K.'s referendum has also given rise to calls for the governments of other E.U. member states to consider withdrawal. These developments, or the perception that any of them could occur, have had and may continue to have a material adverse effect on global economic conditions and the stability of global financial markets, markets, the economy generally and on our ability to execute our investment strategies and to receive attractive returns, and may significantly reduce global market liquidity and restrict the ability of key market participants to operate in certain financial markets. Any of these factors could depress economic activity and harm our investment objective. In addition, the fiscal policy of foreign nations, such as Russia and China, may have a severe impact on the worldwide and U.S. financial markets. We cannot predict the effects of these or similar events in the future on the U.S. economy and securities markets or on our investments. We monitor developments and seek to manage our investments in a manner consistent with achieving our investment objective, but there can be no assurance that we will be successful in doing so.

        In the United States, as a result of elections in 2016 and 2018, the Republican Party currently controls the presidency and the U.S. Senate, while the Democratic Party controls the U.S. House of Representatives. As a result, there is a decreased likelihood that legislation may be adopted that could reduce or lessen regulation of U.S. financial markets, including any legislation to amend or repeal the Dodd-Frank Act or alter the authority of the Federal Reserve or the Financial Stability Oversight Council. There is an increased risk, however, of legislative gridlock, which may lead to a failure to fully fund specific government programs or a partial or full government shutdown due to the lack of agreement on a fiscal budget. Notwithstanding the foregoing, the U.S. may also potentially continue to withdraw from or renegotiate various trade agreements and take other actions that would change current trade policies of the U.S. We cannot predict which, if any, of these actions or events will be taken or may occur, or if they are taken or occur, their effect on the financial stability of the U.S. Such actions could have a significant adverse effect on our business, financial condition and results of operations. We cannot predict the effects of these or similar events in the future on the U.S. economy and securities markets or on our investments. We monitor developments and seek to manage our investments in a manner consistent with achieving our investment objective, but there can be no assurance that we will be successful in doing so.

We may suffer credit losses.

        Investments in small and middle market businesses are highly speculative and involve a high degree of risk of credit loss. These risks are likely to increase during volatile economic periods, such as the U.S. and many other economies have recently been experiencing.

We do not expect to replicate the historical performance of other entities managed or supported by New Mountain Capital.

        We do not expect to replicate the historical performance of New Mountain Capital's investments, or those of its affiliates, including New Mountain Finance Corporation. In addition, our investment strategies may differ from those of New Mountain Capital or its affiliates. We, as a BDC and as a RIC, are subject to certain regulatory restrictions that do not apply to New Mountain Capital or its affiliates. Furthermore, to the extent that our assets are treated as "plan assets" for purposes of ERISA, we will be subject to certain regulatory restrictions that do not otherwise generally apply to New Mountain Capital or its affiliates. See also "—We will accept investments from ERISA Plans" below.

        We are generally not permitted to invest in any portfolio company in which New Mountain Capital or any of its affiliates currently have an investment or to make any co-investments with New Mountain Capital or its affiliates, except to the extent permitted by the 1940 Act, or pursuant to previously obtained Exemptive Orders. This may adversely affect the pace at which we make investments. Finally, we can offer no assurance that our investment team will be able to continue to implement our investment objective with the same degree of success as it has had in the past.

There is uncertainty as to the value of our portfolio investments because most of our investments are, and may continue to be in private companies and recorded at fair value. In addition, the fair values of our investments are determined by our Board in accordance with our valuation policy.

        Some of our investments are and may be in the form of securities or loans that are not publicly traded. The fair value of these investments may not be readily determinable. Under the 1940 Act, we are required to carry our portfolio investments at market value or, if there is no readily available market value, at fair value as determined in good faith by our Board, including to reflect significant events affecting the value of our securities. We ((x) through an unaffiliated third-party firm, to the extent that our assets are treated as "plan assets" for purposes of ERISA, or (y) through our Investment Adviser and/or Administrator, to the extent that our assets are not treated as "plan assets" for purposes of ERISA) value our investments for which we do not have readily available market quotations quarterly, or more frequently as circumstances require, at fair value as determined in good faith by our Board in accordance with our valuation policy, which is at all times consistent with GAAP. See "Item 1. Business—Valuation of Portfolio Securities" for additional information on valuations.

        We will utilize independent third-party and unaffiliated valuation firms for the purposes of valuing our portfolio investments to the extent that such assets are treated as "plan assets" for purposes of ERISA. (See "Item 1. Business—The Administrator".) Under such circumstances, the valuations of such third-party and unaffiliated valuations firms must be used without adjustment.

        However, to the extent that our assets are not treated as "plan assets" for purposes of ERISA, our Board still expects to utilize the services of one or more independent third-party valuation firms to aid it in determining the fair value with respect to our material unquoted assets in accordance with our valuation policy. Under such circumstances, the inputs into the determination of fair value of these investments may require significant management judgment or estimation. Even if observable market data is available, such information may be the result of consensus pricing information or broker quotes, which include a disclaimer that the broker would not be held to such a price in an actual transaction. The non-binding nature of consensus pricing and/or quotes accompanied by disclaimers materially reduces the reliability of such information.

        Furthermore, under such circumstances where our assets are not treated as "plan assets" for purposes of ERISA, the types of factors that the Board may take into account in determining the fair value of our investments is generally expanded to include, as appropriate: available market data, including relevant and applicable market trading and transaction comparables, applicable market yields and multiples, security covenants, call protection provisions, information rights, the nature and realizable value of any collateral, the portfolio company's ability to make payments, its earnings and discounted cash flows and the markets in which it does business, comparisons of financial ratios of peer companies that are public, comparable merger and acquisition transactions and the principal market and enterprise values. Since these valuations, and particularly valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. Due to this uncertainty, our fair value determinations may cause our net asset value, on any given date, to be materially understated or overstated. In addition, investors purchasing our common stock based on an overstated net asset value would pay a higher price than the realizable value that our investments might warrant.

        To the extent that our assets are not treated as "plan assets" for purposes of ERISA, we may adjust quarterly the valuation of our portfolio to reflect our Board's determination of the fair value of each investment in our portfolio. Any changes in fair value are recorded in our statement of operations as net change in unrealized appreciation or depreciation.

Our ability to achieve our investment objective depends on key investment personnel of the Investment Adviser. If the Investment Adviser were to lose any of its key investment personnel, our ability to achieve our investment objective could be significantly harmed.

        We depend on the investment judgment, skill and relationships of the investment professionals of the Investment Adviser, particularly Steven B. Klinsky, Robert A. Hamwee and John R. Kline, as well as other key personnel to identify, evaluate, negotiate, structure, execute, monitor and service our investments. The Investment Adviser, as an affiliate of New Mountain Capital, is supported by New Mountain Capital's team, which as of June 30, 2019 consisted of over 150 employees and senior advisors of New Mountain Capital and its affiliates to fulfill its obligations to us under the Investment Management Agreement. The Investment Adviser may also depend upon New Mountain Capital to obtain access to investment opportunities originated by the professionals of New Mountain Capital and its affiliates. Our future success depends to a significant extent on the continued service and coordination of the key investment personnel of the Investment Adviser. The departure of any of these individuals could have a material adverse effect on our ability to achieve our investment objective.

        The Investment Committee, which provides oversight over our investment activities, is provided by the Investment Adviser. The Investment Committee currently consists of five members. The loss of any member of the Investment Committee or of other senior professionals of the Investment Adviser and its affiliates without suitable replacement could limit our ability to achieve our investment objective and operate as we anticipate. This could have a material adverse effect on our financial condition, results of operation and cash flows. To achieve our investment objective, the Investment Adviser may hire, train, supervise and manage new investment professionals to participate in its investment selection and monitoring process. If the Investment Adviser is unable to find investment professionals or do so in a timely manner, our business, financial condition and results of operations could be adversely affected.

The Investment Adviser has limited experience managing a BDC or a RIC, which could adversely affect our business.

        Other than us, the Investment Adviser manages two other companies that are regulated as BDCs and are RICs. The 1940 Act and the Code impose numerous constraints on the operations of BDCs and RICs that do not apply to the other investment vehicles previously managed by the investment professionals of the Investment Adviser. For example, under the 1940 Act, BDCs are required to invest at least 70.0% of their total assets primarily in securities of qualifying U.S. private or thinly traded companies, cash, cash equivalents, U.S. government securities and other high quality debt investments that mature in one year or less. Moreover, qualification for taxation as a RIC under subchapter M of the Code requires satisfaction of source-of-income, asset diversification and Annual Distribution Requirements. The failure to comply with these provisions in a timely manner could prevent us from qualifying as a BDC or as a RIC and could force us to pay unexpected taxes and penalties, which would have a material adverse effect on our performance. The Investment Adviser's lack of experience in managing a portfolio of assets under the constraints applicable to BDCs and RICs may hinder its ability to take advantage of attractive investment opportunities and, as a result, achieve our investment objective. If we fail to maintain our status as a BDC or tax treatment as a RIC, our operating flexibility could be significantly reduced.

We may face risks due to shared employees between our Investment Adviser and its affiliates and other activities of the personnel of our Investment Adviser.

        Our Investment Adviser expects to rely heavily on the extensive expertise and industry relationships developed by the employees and certain senior advisors of certain of its affiliates to identify and evaluate potential investment opportunities for the Company. Research from the Investment Adviser's private equity strategy on our behalf will be used to benefit other strategies and clients of our Investment Adviser, its affiliates and affiliated funds.

        By reason of their responsibilities in connection with their other activities, certain personnel of our Investment Adviser (or employees and affiliates thereof) may acquire confidential or material non-public information or be restricted from initiating transactions in certain securities. In those instances, we will not be free to act upon any such information. Due to these restrictions, we may not be able to initiate a transaction that we otherwise might have initiated and may not be able to sell a portfolio investment that we otherwise might have sold. Conversely, we may not have access to material non-public information in the possession of our Investment Adviser and its affiliates which might be relevant to an investment decision to be made by us, and we may initiate a transaction or sell a portfolio investment which, if such information had been known to us, may not have been undertaken. (See also "—The Investment Committee, the Investment Adviser or its affiliates may, from time to time, possess material non-public information, limiting our investment discretion.")

Soft Dollars and research received and conducted on our behalf will be shared by others.

        We may and will bear more or less of the costs of soft dollar or other research than other clients of our Investment Adviser and its affiliates who benefit from such products or services. These research products or services may and will also benefit and be used to assist other clients of our Investment Adviser and its affiliates. Research generated for our Investment Adviser's credit strategy on our behalf will be used to benefit other investment strategies of our Investment Adviser and its affiliates. Furthermore, our Investment Adviser's implementation of a credit strategy on our behalf will rely on its affiliates research efforts to manage the client/fund portfolios of such affiliates. Notwithstanding the foregoing, during all periods when our assets are treated as "plan assets" for purposes of ERISA, the Investment Adviser may use soft dollars to obtain products and services on our behalf only to the extent that such products and services fall within the parameters of Section 28(e) of the 1934 Act, as such safe harbor is interpreted by the SEC.

To the extent that our assets are not treated as "plan assets" for purposes of ERISA, our Investment Adviser or its affiliates may cause affiliated portfolio companies to enter into agreements regarding group procurement and affiliated matters.

        To the extent that our assets are not treated as "plan assets" for purposes of ERISA, our Investment Adviser or its affiliates may cause affiliated portfolio companies to enter into agreements regarding group procurement, benefits management, insurance policies (which will from time to time be pooled across portfolio companies and discounted due to scale) and other operational, administrative or management related matters from a third party or an affiliate. These programs may benefit our Investment Adviser or its affiliates. Expenses related to these programs may be charged directly or indirectly to us, affiliated funds or other affiliates of us and our Investment Adviser, or affiliated portfolio companies. Our Investment Adviser and its affiliates have entered into group procurement programs which are administered by Blackstone, an affiliate of its and their minority investor. Blackstone receives fees for these services which will be borne by our portfolio companies directly and indirectly by us and which will not offset the Management Fee.

We operate in a highly competitive market for investment opportunities and may not be able to compete effectively.

        We compete for investments with other BDCs and investment funds (including private equity and hedge funds), as well as traditional financial services companies such as commercial banks and other sources of funding. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, some competitors may have a lower cost of capital and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments than us. Furthermore, many of our competitors have greater experience operating under, or are not subject to, the regulatory restrictions that the 1940 Act imposes on us as a BDC or the source-of-income, asset diversification and distribution requirements that we must satisfy to maintain our tax treatment as a RIC. These characteristics could allow our competitors to consider a wider variety of investments, establish more relationships and offer better pricing and more flexible structuring than we are able to do.

        We may lose investment opportunities if our pricing, terms and structure do not match those of our competitors. With respect to the investments that we make, we do not seek to compete based primarily on the interest rates we may offer, and we believe that some of our competitors may make loans with interest rates that may be lower than the rates we offer. In the secondary market for acquiring existing loans, we expect to compete generally on the basis of pricing terms. If we match our competitors' pricing, terms and structure, we may experience decreased net interest income, lower yields and increased risk of credit loss. If we are forced to match our competitors' pricing, terms and structure, we may not be able to achieve acceptable returns on our investments or may bear substantial risk of capital loss. Part of our competitive advantage stems from the fact that we believe the market for middle market lending is underserved by traditional bank lenders and other financial sources. A significant increase in the number and/or the size of our competitors in this target market could force us to accept less attractive investment terms. We may also compete for investment opportunities with accounts managed by the Investment Adviser or its affiliates. Although the Investment Adviser allocates opportunities in accordance with its policies and procedures, allocations to such other accounts reduces the amount and frequency of opportunities available to us and may not be in our best interests and, consequently, our stockholders. Moreover, the performance of investment opportunities is not known at the time of allocation. If we are not able to compete effectively, our business, financial condition and results of operations may be adversely affected, thus affecting our business, financial condition and results of operations. Because of this competition, there can be no assurance that we will be able to identify and take advantage of attractive investment opportunities that we identify or that we will be able to fully invest our available capital.

Our business, results of operations and financial condition depend on our ability to manage future growth effectively.

        Our ability to achieve our investment objective and to grow depends on the Investment Adviser's ability to identify, invest in and monitor companies that meet our investment criteria. Accomplishing this result on a cost-effective basis is largely a function of the Investment Adviser's structuring of the investment process, its ability to provide competent, attentive and efficient services to us and its ability to access financing on acceptable terms. The Investment Adviser has substantial responsibilities under the Investment Management Agreement and may also be called upon to provide managerial assistance to our eligible portfolio companies. These demands on the time of the Investment Adviser and its investment professionals may distract them or slow our rate of investment. In order to grow, we and the Investment Adviser may need to retain, train, supervise and manage new investment professionals. However, these investment professionals may not be able to contribute effectively to the work of the Investment Adviser. If we are unable to manage our future growth effectively, our business, results of operations and financial condition could be materially adversely affected.

We may borrow money, which could magnify the potential for gain or loss on amounts invested in us and increase the risk of investing in us.

        We do not intend to utilize leverage to make new investments, although we may elect to utilize one or more subscription lines (each, a "Subscription Line"), each of which would be expected to be secured by our Aggregate Committed Capital, including to fund portfolio investments pending receipt of amounts drawn from Shareholders with respect to unfunded Capital Commitments. We may also guarantee loans made to or in respect of the Company or its investments or enter into repurchase agreements in respect of investments (together with any Subscription Lines, "Leverage Arrangements").

        In accordance with the 1940 Act as presently in effect, BDCs generally are prohibited from incurring additional leverage to the extent it would cause them to have less than a 200% asset coverage ratio, reflecting approximately a 1:1 debt to equity ratio, taking into account the then current fair value of their investments. However, under changes implemented in accordance with the Small Business Credit Availability Act and with the approval of our Board and sole initial Shareholder pursuant to Section 61(a)(2) under the 1940 Act, we have elected to be subject to the lower leverage ratio of 150% available thereunder in order to maintain maximum flexibility, reflecting approximately a 2:1 debt to equity ratio.

        Our ability to service any debt that we incur depends largely on our financial performance and is subject to prevailing economic conditions and competitive pressures. In addition, holders of our common stock will, indirectly, bear the burden of any increase in our expenses as a result of leverage.

If we are unable to comply with the covenants or restrictions in our borrowings, our business could be materially adversely affected.

        Leverage Arrangements into which we may enter may include covenants that, subject to exceptions, restrict our ability to pay distributions, create liens on assets, make investments, make acquisitions and engage in mergers or consolidations. Such arrangements may also include a change of control provision that accelerates the indebtedness under the facility in the event of certain change of control events. Complying with these restrictions may prevent us from taking actions that we believe would help us grow our business or are otherwise consistent with our investment objective. These restrictions could also limit our ability to plan for or react to market conditions or meet extraordinary capital needs or otherwise restrict corporate activities. In addition, the restrictions contained a credit facility could limit our ability to make distributions to our stockholders in certain circumstances, which could result in us failing to qualify as a RIC and thus becoming subject to corporate-level U.S. federal income tax (and any applicable state and local taxes).

Our ability to enter into transactions involving derivatives and financial commitment transactions may be limited.

        The SEC has proposed a new rule under the 1940 Act that would govern the use of derivatives (defined to include any swap, security-based swap, futures contract, forward contract, option or any similar instrument) as well as financial commitment transactions (defined to include reverse repurchase agreements, short sale borrowings and any firm or standby commitment agreement or similar agreement) by BDCs. Under the proposed rule, a BDC would be required to comply with one of two alternative portfolio limitations and manage the risks associated with derivatives transactions and financial commitment transactions by segregating certain assets. Furthermore, a BDC that engages in more than a limited amount of derivatives transactions or that uses complex derivatives would be required to establish a formalized derivatives risk management program. If the SEC adopts this rule in the form proposed, our ability to enter into transactions involving such instruments may be hindered, which could have an adverse effect on our business, financial condition and results of operations.

We may need to raise additional capital to grow.

        We may need additional capital to fund new investments and grow. We may access the capital markets periodically to issue equity securities. In addition, we may also issue debt securities or borrow from financial institutions in order to obtain such additional capital. Unfavorable economic conditions could increase our funding costs and limit our access to the capital markets or result in a decision by lenders not to extend credit to us. A reduction in the availability of new capital could limit our ability to grow. In addition, we are required to distribute at least 90.0% of our net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to our stockholders to maintain our RIC status. As a result, these earnings will not be available to fund new investments. If we are unable to access the capital markets or if we are unable to borrow from financial institutions, we may be unable to grow our business and execute our business strategy fully, and our earnings, if any, could decrease, which could have an adverse effect on the value of our securities.

A renewed disruption in the capital markets and the credit markets could adversely affect our business.

        As a BDC, we must maintain our ability to raise additional capital for investment purposes. If we are unable to access the capital markets or credit markets, we may be forced to curtail our business operations and may be unable to pursue new investment opportunities. The capital markets and the credit markets have experienced extreme volatility in recent periods, and, as a result, there have been and will likely continue to be uncertainty in the financial markets in general. Disruptions in the capital markets in recent years increased the spread between the yields realized on risk-free and higher risk securities, resulting in illiquidity in parts of the capital markets. In addition, a prolonged period of market illiquidity may cause us to reduce the volume of loans that we originate and/or fund and adversely affect the value of our portfolio investments. Unfavorable economic conditions could also increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could limit our investment originations, limit our ability to grow and negatively impact our operating results. Ongoing disruptive conditions in the financial industry and the impact of new legislation in response to those conditions could restrict our business operations and, consequently, could adversely impact our business, results of operations and financial condition.

        If the fair value of our assets declines substantially, we may fail to maintain the asset coverage ratios imposed upon us by the 1940 Act. Any such failure would result in a default under such indebtedness and otherwise affect our ability to issue senior securities, borrow under a credit facility and pay distributions, which could materially impair our business operations. Our liquidity could be impaired further by our inability to access the capital or credit markets. For example, we cannot be certain that we will be able to renew our Leverage Arrangements as they mature or to consummate new arrangements to provide capital for normal operations. In recent years, reflecting concern about the stability of the financial markets, many lenders and institutional investors have reduced or ceased providing funding to borrowers. This market turmoil and tightening of credit have led to increased market volatility and widespread reduction of business activity generally in recent years. In addition, adverse economic conditions due to these disruptive conditions could materially impact our ability to comply with the financial and other covenants in any existing or future Leverage Arrangements. If we are unable to comply with these covenants, this could materially adversely affect our business, results of operations and financial condition.

Changes in interest rates may affect our cost of capital and net investment income.

        To the extent we borrow money to make investments, our net investment income depends, in part, upon the difference between the rate at which we borrow funds and the rate at which we invest those funds. As a result, a significant change in market interest rates may have a material adverse effect on our net investment income in the event we use debt to finance our investments. In periods of rising interest rates, our cost of funds would increase, which could reduce our net investment income. We may use interest rate risk management techniques in an effort to limit our exposure to interest rate fluctuations. These techniques may include various interest rate hedging activities to the extent permitted by the 1940 Act.

RISKS RELATING TO OUR OPERATIONS

Because we intend to distribute substantially all of our income to our stockholders to maintain our status as a RIC, we will continue to need additional capital to finance our growth. If additional funds are unavailable or not available on favorable terms, our ability to grow may be impaired.

        In order for us to qualify for the tax benefits available to RICs and to avoid payment of excise taxes, we intend to distribute to our stockholders substantially all of our annual taxable income. As a result of these requirements, we may need to raise capital from other sources to grow our business.

We will accept investments from ERISA Plans

        We intend to accept investments from Benefit Plan Investors that are subject to oversight under ERISA. As a result, we expect that we will likely be deemed to be "plan assets" under the plan asset regulations promulgated by the Department of Labor, unless (i) Benefit Plan Investors hold less than 25% of our Shares, or (ii) our Shares are listed on a national securities exchange. Assuming that occurs, we will be required to comply with additional fiduciary and regulatory burdens as a result, including among other things, a requirement that we retain unaffiliated third-party firms to value our portfolio investments, rather than having initial valuations performed by our Investment Adviser. Such regulatory burdens could slow our investment process and potentially cause us to incur additional administrative expenses beyond what we currently anticipate, either of which could materially and adversely impact our net income and results of operations.

Our ability to enter into transactions with our affiliates is restricted.

        As a BDC, we are prohibited under the 1940 Act from participating in certain transactions with our affiliates without the prior approval of our Independent Directors and, in some cases, the SEC. Any person that owns, directly or indirectly, 5.0% or more of our outstanding voting securities is an affiliate of ours for purposes of the 1940 Act. We are generally prohibited from buying or selling any securities (other than our securities) from or to an affiliate. The 1940 Act also prohibits certain "joint" transactions with an affiliate, which could include investments in the same portfolio company (whether at the same or different times), without prior approval of Independent Directors and, in some cases, the SEC. If a person acquires more than 25.0% of our voting securities, we are prohibited from buying or selling any security (other than our securities) from or to such person or certain of that person's affiliates, or entering into prohibited joint transactions with such persons, absent the prior approval of the SEC. Similar restrictions limit our ability to transact business with our officers or directors or their affiliates. As a result of these restrictions, we may be prohibited from buying or selling any security from or to any portfolio company of a private equity fund managed by any affiliate of the Investment Adviser without the prior approval of the SEC, which may limit the scope of investment opportunities that would otherwise be available to us.

        To the extent that our assets are treated as "plan assets" for purposes of ERISA, we will also be prohibited under ERISA from entering into transactions with our affiliates, although we may make co-investments with such entities if appropriate and to the extent permitted under the 1940 Act. See "Item 1—ERISA Considerations".

The Investment Adviser has significant potential conflicts of interest with us and, consequently, your interests as stockholders which could adversely impact our investment returns.

        Our executive officers and directors, as well as the current or future investment professionals of the Investment Adviser, serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as we do or of investment funds managed by our affiliates. Accordingly, they may have obligations to investors in those entities, the fulfillment of which might not be in your interests as stockholders. We are focused primarily on investing in the investments that we target, in the future, the investment professionals of the Investment Adviser and/or New Mountain Capital employees that provide services pursuant to the Investment Management Agreement may manage other funds which may from time to time have overlapping investment objectives with our own and, accordingly, may invest in, whether principally or secondarily, asset classes similar to those targeted by us. If this occurs, the Investment Adviser may face conflicts of interest in allocating investment opportunities to us and such other funds. Although the investment professionals endeavor to allocate investment opportunities in a fair and equitable manner, it is possible that we may not be given the opportunity to participate in certain investments made by the Investment Adviser or persons affiliated with the Investment Adviser or that certain of these investment funds may be favored over us. When these investment professionals identify an investment, they may be forced to choose which investment fund should make the investment.

        While we may co-invest with investment entities managed by the Investment Adviser or its affiliates to the extent permitted by the 1940 Act and the rules and regulations thereunder and ERISA, if applicable, the 1940 Act imposes significant limits on co-investment. On October 8, 2019, the SEC issued the Exemptive Order, which superseded a prior order issued on December 18, 2017, which permits us to co-invest in portfolio companies with certain funds or entities managed by the Investment Adviser or its affiliates in certain negotiated transactions where co-investing would otherwise be prohibited under the 1940 Act, subject to the conditions of the Exemptive Order. Pursuant to the Exemptive Order, we are permitted to co-invest with our affiliates if a "required majority" (as defined in Section 57(o) of the 1940 Act) of our Independent Directors make certain conclusions in connection with a co-investment transaction, including, but not limited to, that (1) the terms of the potential co-investment transaction, including the consideration to be paid, are reasonable and fair to us and our stockholders and does not involve us or our stockholders overreaching on the part of any person concerned, and (2) the potential co-investment transaction is consistent with the interests of our stockholders and is consistent with our then-current investment objectives and strategies. In addition, to the extent that our assets are treated as "plan assets" under ERISA, we will only co-invest in the same issuer with certain funds or entities managed by the Investment Adviser or its affiliates, so long as their and our respective investments are at the same level of such issuer's capital structure; provided, that in no event will we co-invest with any other fund or entity in contravention of the 1940 Act.

        If the Investment Adviser forms other affiliates in the future, we may co-invest on a concurrent basis with such other affiliate, subject to compliance with ERISA, applicable regulations and regulatory guidance or an exemptive order from the SEC and our allocation procedures. In addition, we pay management fees to the Investment Adviser and reimburse the Investment Adviser for certain expenses it incurs. As a result, investors in our common stock invest in us on a "gross" basis and receive distributions on a "net" basis after our expenses. Any potential conflict of interest arising as a result of the arrangements with the Investment Adviser could have a material adverse effect on our business, results of operations and financial condition.

The Investment Committee, the Investment Adviser or its affiliates may, from time to time, possess material non-public information, limiting our investment discretion.

        The Investment Adviser's investment professionals, Investment Committee or their respective affiliates may serve as directors of, or in a similar capacity with, companies in which we invest, to the extent that such service will not give rise to a prohibited transaction under ERISA, if applicable. In the event that material non-public information is obtained with respect to such companies, or we become subject to trading restrictions under the internal trading policies of those companies or as a result of applicable law or regulations (including ERISA, if applicable), we could be prohibited for a period of time from purchasing or selling the securities of such companies, and this prohibition may have an adverse effect on us and our stockholders. (See also "—We may face risks due to shared employees between our Investment Adviser and its affiliates and other activities of the personnel of our Investment Adviser.")

To the extent (i) Benefit Plan Investors hold less than 25% of our Shares, or (ii) our Shares are listed on a national securities exchange, the valuation process for certain of our portfolio holdings may create a conflict of interest.

        Some of our portfolio investments are made in the form of securities that are not publicly traded. As a result, our Board determines the fair value of these securities in good faith, which will be based on valuations provided by unaffiliated third-party valuation firms if the assets of the Company are treated as "plan assets" for purposes of ERISA. In connection with this determination, to the extent (i) Benefit Plan Investors hold less than 25% of our Shares, or (ii) our Shares are listed on a national securities exchange, investment professionals from the Investment Adviser may provide our Board with portfolio company valuations based upon the most recent portfolio company financial statements available and projected financial results of each portfolio company. In addition, John R. Kline, a member of our Board, is an employee of our Investment Adviser. The participation of the Investment Adviser's investment professionals in our valuation process, and the employment relationship between a member of our Board and our Investment Adviser, could result in a conflict of interest.

Conflicts of interest may exist related to other arrangements with the Investment Adviser or its affiliates.

        We have entered into a royalty-free license agreement with New Mountain Capital under which New Mountain Capital has agreed to grant us a non-exclusive, royalty-free license to use the name "NMF". In addition, to the extent (i) Benefit Plan Investors hold less than 25% of our Shares, or (ii) our Shares are listed on a national securities exchange, we will reimburse the Administrator for the allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations to us under the Administration Agreement, such as, but not limited to, the allocable portion of the cost of our chief financial officer and chief compliance officer and their respective staffs. This could create conflicts of interest that our Board must monitor.

The Investment Management Agreement with the Investment Adviser and the Administration Agreement with the Administrator were not negotiated on an arm's length basis.

        The Investment Management Agreement and the Administration Agreement were negotiated between related parties. To the extent that the assets of the Company are not treated as "plan assets" for purposes of ERISA, if applicable, we may choose not to enforce, or to enforce less vigorously, our respective rights and remedies under these agreements because of our desire to maintain our ongoing relationship with the Investment Adviser, the Administrator and their respective affiliates. Any such decision, however, could cause us to breach our fiduciary obligations to our stockholders.

The Investment Adviser's liability is limited under the Investment Management Agreement, and we have agreed to indemnify the Investment Adviser against certain liabilities, which may lead the Investment Adviser to act in a riskier manner than it would when acting for its own account.

        Under the Investment Management Agreement, the Investment Adviser does not assume any responsibility other than to render the services called for under that agreement, and it is not responsible for any action of our Board in following or declining to follow the Investment Adviser's advice or recommendations. Under the terms of the Investment Management Agreement, the Investment Adviser, its officers, members, personnel, any person controlling or controlled by the Investment Adviser are not liable for acts or omissions performed in accordance with and pursuant to the Investment Management Agreement, except those resulting from acts constituting gross negligence, willful misconduct, bad faith, breach of its fiduciary duties under ERISA, if applicable, or reckless disregard of the Investment Adviser's duties under the Investment Management Agreement. In addition, we have agreed to indemnify the Investment Adviser and each of its officers, directors, members, managers and employees from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with our business and operations or any action taken or omitted pursuant to authority granted by the Investment Management Agreement, except where attributable to gross negligence, willful misconduct, bad faith, breach of its fiduciary duties under ERISA, if applicable, or reckless disregard of such person's duties under the Investment Management Agreement. These protections may lead the Investment Adviser to act in a riskier manner than it would when acting for its own account.

The Investment Adviser can resign upon 60 days' notice, and a suitable replacement may not be found within that time, resulting in disruptions in our operations that could adversely affect our business, results of operations and financial condition.

        Under the Investment Management Agreement, the Investment Adviser has the right to resign at any time upon 60 days' written notice, whether a replacement has been found or not. If the Investment Adviser resigns, we may not be able to find a new investment adviser or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms within 60 days, or at all. If a replacement is not able to be found on a timely basis, our business, results of operations and financial condition and our ability to pay distributions are likely to be materially adversely affected. In addition, if we are unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by the Investment Adviser and its affiliates, the coordination of its internal management and investment activities is likely to suffer. Even if we are able to retain comparable management, whether internal or external, their integration into our business and lack of familiarity with our investment objective may result in additional costs and time delays that may materially adversely affect our business, results of operations and financial condition.

The Administrator can resign upon 60 days' notice from its role as Administrator under the Administration Agreement, and a suitable replacement may not be found, resulting in disruptions that could adversely affect our business, results of operations and financial condition.

        The Administrator has the right to resign under the Administration Agreement upon 60 days' written notice, whether a replacement has been found or not. If the Administrator resigns, it may be difficult to find a new administrator or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms, or at all. If a replacement is not found quickly, our business, results of operations and financial condition, as well as our ability to pay distributions, are likely to be adversely affected. In addition, the coordination of our internal management and administrative activities is likely to suffer if we are unable to identify and reach an agreement with a service provider or individuals with the expertise possessed by the Administrator. Even if a comparable service provider or individuals to perform such services are retained, whether internal or external, their integration into our business and lack of familiarity with our investment objective may result in additional costs and time delays that may materially adversely affect our business, results of operations and financial condition.

If we fail to maintain our status as a BDC, our business and operating flexibility could be significantly reduced.

        We qualify as a BDC under the 1940 Act. The 1940 Act imposes numerous constraints on the operations of BDCs. For example, BDCs are required to invest at least 70.0% of their total assets in specified types of securities, primarily in private companies or thinly-traded U.S. public companies, cash, cash equivalents, U.S. government securities and other high quality debt investments that mature in one year or less. Failure to comply with the requirements imposed on BDCs by the 1940 Act could cause the SEC to bring an enforcement action against us and/or expose us to claims of private litigants. In addition, upon approval of a majority of our stockholders, we may elect to withdraw their respective election as a BDC. If we decide to withdraw our election, or if we otherwise fail to qualify, or maintain our qualification, as a BDC, we may be subject to the substantially greater regulation under the 1940 Act as a closed-end investment company. Compliance with these regulations would significantly decrease our operating flexibility and could significantly increase our cost of doing business.

If we do not invest a sufficient portion of our assets in qualifying assets, we could be precluded from investing in certain assets or could be required to dispose of certain assets, which could have a material adverse effect on our business, financial condition and results of operations.

        As a BDC, we are prohibited from acquiring any assets other than "qualifying assets" unless, at the time of and after giving effect to such acquisition, at least 70.0% of our total assets are qualifying assets. We may acquire in the future other investments that are not "qualifying assets" to the extent permitted by the 1940 Act. If we do not invest a sufficient portion of our assets in qualifying assets, we would be prohibited from investing in additional assets, which could have a material adverse effect on our business, financial condition and results of operations. Similarly, these rules could prevent us from making follow-on investments in existing portfolio companies (which could result in the dilution of our position) or could require us to dispose of investments at inopportune times in order to come into compliance with the 1940 Act. If we need to dispose of these investments quickly, it may be difficult to dispose of such investments on favorable terms. For example, we may have difficulty in finding a buyer and, even if a buyer is found, it may have to sell the investments at a substantial loss.

Our ability to invest in public companies may be limited in certain circumstances.

        To maintain our status as a BDC, we are not permitted to acquire any assets other than "qualifying assets" specified in the 1940 Act unless, at the time the acquisition is made, at least 70.0% of our total assets are qualifying assets (with certain limited exceptions). Subject to certain exceptions for follow-on investments and distressed companies, an investment in an issuer that has outstanding securities listed on a national securities exchange may be treated as qualifying assets only if such issuer has a common equity market capitalization that is less than $250.0 million at the time of such investment.

Regulations governing the operations of BDCs may affect our ability to raise additional equity capital as well as our ability to issue senior securities or borrow for investment purposes, any or all of which could have a negative effect on our investment objectives and strategies.

        Our business requires a substantial amount of capital. We may acquire additional capital from the issuance of senior securities, including borrowing under a credit facility or other indebtedness. In addition, we may also issue additional equity capital, which would in turn increase the equity capital available to us. However, we may not be able to raise additional capital in the future on favorable terms or at all.

        We may issue debt securities and preferred stock, and we may borrow money from banks or other financial institutions, which we refer to collectively as "senior securities", up to the maximum amount permitted by the 1940 Act. We do not currently intend to issue preferred stock, however. The 1940 Act permits us to issue senior securities in amounts such that our asset coverage, as defined in the 1940 Act, equals at least 200% after each issuance of senior securities. We intend to utilize recent legislation that has modified the 1940 Act by allowing a BDC to increase the maximum amount of leverage it may incur from an asset coverage ratio of 200% to an asset coverage ratio of 150%, if certain requirements are met. If our asset coverage ratio is not at least 150%, we would be unable to issue senior securities, and if we had senior securities outstanding (other than any indebtedness issued in consideration of a privately arranged loan, such as any indebtedness outstanding under a credit facility), we would be unable to make distributions to our stockholders. If the value of our assets declines, we may be unable to satisfy this test. If that happens, we may be required to liquidate a portion of our investments and repay a portion of our indebtedness at a time when such sales may be disadvantageous.

        In addition, we may in the future seek to securitize other portfolio securities to generate cash for funding new investments. To securitize loans, we would likely create a wholly-owned subsidiary and contribute a pool of loans to the subsidiary. We would then sell interests in the subsidiary on a non-recourse basis to purchasers and we would retain all or a portion of the equity in the subsidiary. If we are unable to successfully securitize its loan portfolio our ability to grow our business or fully execute our business strategy could be impaired and our earnings, if any, could decrease. The securitization market is subject to changing market conditions, and we may not be able to access this market when it would be otherwise deemed appropriate. Moreover, the successful securitization of our portfolio might expose us to losses as the residual investments in which we do not sell interests will tend to be those that are riskier and more apt to generate losses. The 1940 Act also may impose restrictions on the structure of any securitization.

        We may also obtain capital through the issuance of additional equity capital. As a BDC, we generally are not able to issue or sell our common stock at a price below net asset value per Share. If our common stock trades at a discount to our net asset value per Share, this restriction could adversely affect our ability to raise equity capital. We may, however, sell our common stock, or warrants, options or rights to acquire our common stock, at a price below our net asset value per Share of the common stock if our Board and Independent Directors determine that such sale is in our best interests and the best interests of our stockholders, and our stockholders approve such sale. In any such case, the price at which our securities are to be issued and sold may not be less than a price that, in the determination of our Board, closely approximates the market value of such securities (less any underwriting commission or discount). If we raise additional funds by issuing more Shares of our common stock, or if we issue senior securities convertible into, or exchangeable for, our common stock, the percentage ownership of our stockholders may decline and you may experience dilution.

Our business model in the future may depend to an extent upon our referral relationships with private equity sponsors, and the inability of the investment professionals of the Investment Adviser to maintain or develop these relationships, or the failure of these relationships to generate investment opportunities, could adversely affect our business strategy.

        If the investment professionals of the Investment Adviser fail to maintain existing relationships or develop new relationships with other sponsors or sources of investment opportunities, we may not be able to grow our investment portfolio. In addition, individuals with whom the investment professionals of the Investment Adviser have relationships are not obligated to provide us with investment opportunities, and, therefore, there is no assurance that any relationships they currently or may in the future have will generate investment opportunities for us.

We may experience fluctuations in our annual and quarterly results due to the nature of our business.

        We could experience fluctuations in our annual and quarterly operating results due to a number of factors, some of which are beyond our control, including the ability or inability of us to make investments in companies that meet our investment criteria, the interest rate payable on the debt securities acquired and the default rate on such securities, the level of our expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which we encounter competition in the markets in which we operate and general economic conditions. As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods.

Our Board may change our investment objective, operating policies and strategies without prior notice or stockholder approval, the effects of which may be adverse to your interests as stockholders.

        Our Board has the authority, except as otherwise provided in the 1940 Act, to modify or waive certain of our operating policies and strategies without prior notice and without stockholder approval. As a result, our Board may be able to change our investment policies and objectives without any input from our stockholders. However, absent stockholder approval, we may not change the nature of our business so as to cease to be, or withdraw our election as, a BDC. Under Maryland law, we also cannot be dissolved without prior stockholder approval. We cannot predict the effect any changes to our current operating policies and strategies would have on our business and operating results. Nevertheless, any such changes could adversely affect our business and impair our ability to make distributions to our stockholders.

We will be subject to corporate-level U.S. federal income tax on all of our income if we are unable to maintain tax treatment as a RIC under Subchapter M of the Code, which would have a material adverse effect on our financial performance.

        Although we intend to continue to qualify annually as a RIC under Subchapter M of the Code, no assurance can be given that we will be able to maintain our RIC tax treatment. To maintain RIC status and be relieved of U.S. federal income taxes on income and gains distributed to our stockholders, we must meet the annual distribution, source-of-income and asset diversification requirements described below.

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  The Annual Distribution Requirement for a RIC will be satisfied if we distribute (or are deemed to distribute) to our stockholders on an annual basis at least 90.0% of our net ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses, if any. To the extent we use debt financing, we would be subject to an asset coverage ratio requirement under the 1940 Act, and we may be subject to certain financial covenants contained in debt financing agreements (as applicable). This asset coverage ratio requirement and these financial covenants could, under certain circumstances, restrict us from making distributions to our stockholders, which distributions are necessary for us to satisfy the Annual Distribution Requirement. If we are unable to obtain cash from other sources, and thus are unable to make sufficient distributions to our stockholders, we could fail to qualify for RIC tax treatment and thus become subject to certain corporate-level U.S. federal income tax (and any applicable state and local taxes).

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  The source-of-income requirement will be satisfied if at least 90.0% of our allocable share of our gross income for each year is derived from dividends, interest payments with respect to loans of certain securities, gains from the sale of stock or other securities, net income from certain "qualified publicly traded partnerships" or other income derived with respect to our business of investing in such stock or securities.

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  The asset diversification requirement will be satisfied if we meet certain asset diversification requirements at the end of each quarter of our taxable year. To satisfy this requirement, at least 50.0% of the value of our assets must consist of cash, cash equivalents, U.S. government securities, securities of other RICs, and other such securities if such other securities of any one issuer do not represent more than 5.0% of the value of our assets or more than 10.0% of the outstanding voting securities of the issuer; and no more than 25.0% of the value of our assets can be invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer, of two or more issuers that are controlled, as determined under applicable Code rules, by it and that are engaged in the same or similar or related trades or businesses or of certain "qualified publicly traded partnerships". Failure to meet these requirements may result in us having to dispose of certain investments quickly in order to prevent the loss of our RIC status. Because most of our investments are intended to be in private companies, and therefore may be relatively illiquid, any such dispositions could be made at disadvantageous prices and could result in substantial losses.

        If we fail to maintain our tax treatment as a RIC for any reason, and we do not qualify for certain relief provisions under the Code, we would be subject to corporate-level U.S. federal income tax (and any applicable state and local taxes). In this event, the resulting taxes could substantially reduce our net assets, the amount of income available for distribution and the amount of our distributions, which would have a material adverse effect on our financial performance.

We may not be able to pay you distributions on our common stock, our distributions to you may not grow over time and a portion of our distributions to you may be a return of capital for U.S. federal income tax purposes.

        We intend to pay quarterly distributions to our stockholders out of assets legally available for distribution. Such quarterly distributions will generally consist of cash or cash equivalents, except that the Company may make distributions of assets in kind with the prior consent of each receiving Shareholder. We cannot assure you that we will continue to achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions. If we are unable to satisfy the asset coverage test applicable to us as a BDC, our ability to pay distributions to our stockholders could be limited. All distributions are paid at the discretion of our Board and depend on our earnings, financial condition, maintenance of our RIC status, compliance with applicable BDC regulations and such other factors as our Board may deem relevant from time to time. The distributions that we pay to our stockholders in a year may exceed our taxable income for that year and, accordingly, a portion of such distributions may constitute a return of capital for U.S. federal income tax purposes.

We may have difficulty paying our required distributions if we recognize taxable income before or without receiving cash representing such income.

        For U.S. federal income tax purposes, we include in our taxable income our allocable share of certain amounts that we have not yet received in cash, such as original issue discount or accruals on a contingent payment debt instrument, which may occur if we receive warrants in connection with the origination of a loan (among other circumstances) or contracted PIK interest and dividends, which generally represents contractual interest added to the loan balance and due at the end of the loan term. Our allocable share of such original issue discount and PIK interest are included in our taxable income before we receive any corresponding cash payments. We also may be required to include in our taxable income our allocable share of certain other amounts that we will not receive in cash.

        Because in certain cases we may recognize taxable income before or without receiving cash representing such income, we may have difficulty making distributions to our stockholders that will be sufficient to enable us to meet the Annual Distribution Requirement necessary for us to qualify for tax treatment as a RIC. Accordingly, we may need to sell some of our assets at times and/or at prices that we would not consider advantageous. We may need to raise additional equity or debt capital, or we may need to forego new investment opportunities or otherwise take actions that are disadvantageous to our business (or be unable to take actions that are advantageous to our business) to enable us to make distributions to our stockholders that will be sufficient to enable us to meet the annual distribution requirement. If we are unable to obtain cash from other sources to enable us to meet the annual distribution requirement, we may fail to qualify for the U.S. federal income tax benefits allowable to RICs and, thus, become subject to a corporate-level U.S. federal income tax (and any applicable state and local taxes).

We could be required to restructure or liquidate our investment in a subsidiary if applicable provisions of the Code and the Treasury Regulations do not remain in effect.

        Upon making an investment through a subsidiary, we intend to comply with the current requirements under the Code and Treasury Regulations for income derived from our investment in the subsidiary to be treated as "qualifying income" from which a RIC must derive at least 90% of its annual gross income. See "—Material U.S. Federal Income Tax Considerations." There is no assurance that the applicable provisions of the Code and the Treasury Regulations will remain in effect; these provisions (and interpretations thereof) are subject to change, potentially with retroactive effect. We could be required to restructure or liquidate our investment in a subsidiary accordingly. In the case of such liquidation, there is no guarantee that we would be able to reinvest such investments in securities with comparable returns.

Changes in laws or regulations governing our operations may adversely affect our business or cause us to alter our business strategy.

        Changes in the laws or regulations or the interpretations of the laws and regulations that govern BDCs, RICs or non-depository commercial lenders could significantly affect our operations and our cost of doing business. Our portfolio companies are subject to U.S. federal, state and local laws and regulations. New legislation may be enacted or new interpretations, rulings or regulations could be adopted, any of which could materially adversely affect our business, including with respect to the types of investments we are permitted to make, and your interests as stockholders potentially with retroactive effect. In addition, any changes to the laws and regulations governing our operations relating to permitted investments may cause us to alter our investment strategy in order to avail ourselves of new or different opportunities. These changes could result in material changes to our strategies which may result in our investment focus shifting from the areas of expertise of the Investment Adviser to other types of investments in which the Investment Adviser may have less expertise or little or no experience.

Any such changes, if they occur, could have a material adverse effect on our business, results of operations and financial condition and, consequently, the value of your investment in us.

        Over the last several years, there has been an increase in regulatory attention to the extension of credit outside of the traditional banking sector, raising the possibility that some portion of the non-bank financial sector will be subject to new regulation. While it cannot be known at this time whether these regulations will be implemented or what form they will take, increased regulation of non-bank credit extension could negatively impact our operations, cash flows or financial condition, impose additional costs on us, intensify the regulatory supervision of us or otherwise adversely affect our business.

We cannot predict how tax reform legislation will affect us, our investments, or our stockholders, and any such legislation could adversely affect our business.

        Legislative or other actions relating to taxes could have a negative effect on us. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. In 2017, the U.S. House of Representatives and U.S. Senate passed the Tax Cuts and Jobs Act, which the President signed into law. Such legislation makes many changes to the Code, including significant changes to the taxation of business entities, the deductibility of interest expense, and the tax treatment of capital investment. We cannot predict with certainty how any changes in the tax laws might affect us, our stockholders, or our portfolio investments. New legislation and any U.S. Treasury regulations, administrative interpretations or court decisions interpreting such legislation could significantly and negatively affect our ability to qualify for tax treatment as a RIC or the U.S. federal income tax consequences to us and our stockholders of such qualification, or could have other adverse consequences. Stockholders are urged to consult with their tax advisor regarding tax legislative, regulatory, or administrative developments and proposals and their potential effect on an investment in our securities.

Our business and operations could be negatively affected if we become subject to any securities litigation or shareholder activism, which could cause us to incur significant expense and hinder execution of investment strategy.

        Shareholder activism, which could take many forms or arise in a variety of situations, has been increasing in the BDC space recently. While we are currently not subject to any securities litigation or shareholder activism, we may in the future become the target of securities litigation or shareholder activism. Securities litigation and shareholder activism, including potential proxy contests, could result in substantial costs and divert the attention of our management and Board and resources from our business. Additionally, such securities litigation and shareholder activism could give rise to perceived uncertainties as to our future, adversely affect our relationships with service providers and make it more difficult to attract and retain qualified personnel. Also, we may be required to incur significant legal fees and other expenses related to any securities litigation or activist shareholder matters.

The effect of global climate change may impact the operations of our portfolio companies.

        There may be evidence of global climate change. Climate change creates physical and financial risk and some of our portfolio companies may be adversely affected by climate change. For example, the needs of customers of energy companies vary with weather conditions, primarily temperature and humidity. To the extent weather conditions are affected by climate change, energy use could increase or decrease depending on the duration and magnitude of any changes. Increases in the cost of energy could adversely affect the cost of operations of our portfolio companies if the use of energy products or services is material to their business. A decrease in energy use due to weather changes may affect some of our portfolio companies' financial condition, through decreased revenues. Extreme weather conditions in general require more system backup, adding to costs, and can contribute to increased system stresses, including service interruptions.

        In December 2015 the United Nations, of which the U.S. is a member, adopted a climate accord (the "Paris Agreement") with the long-term goal of limiting global warming and the short-term goal of significantly reducing greenhouse gas emissions. Although the U.S. ratified the Paris Agreement on November 4, 2016, the current administration announced the U.S. would cease participation. As a result, some of our portfolio companies may become subject to new or strengthened regulations or legislation, at least through November 4, 2020 (the earliest date the U.S. may withdraw from the Paris Agreement), which could increase their operating costs and/or decrease their revenues.

Recent legislation will allow us to incur additional leverage.

        In accordance with the 1940 Act as presently in effect, BDCs generally are prohibited from incurring additional leverage to the extent it would cause them to have less than a 200% asset coverage ratio, reflecting approximately a 1:1 debt to equity ratio, taking into account the then current fair value of their investments. However, under changes implemented in accordance with the Small Business Credit Availability Act and with the approval of our Board and sole initial Shareholder pursuant to Section 61(a)(2) under the 1940 Act, we have elected to be subject to the lower leverage ratio of 150% available thereunder in order to maintain maximum flexibility, reflecting approximately a 2:1 debt to equity ratio. Notwithstanding the foregoing, we do not currently intend to utilize leverage to make new investments, other than in the limited case of the Leverage Arrangements. As a result, in addition to the foregoing 1940 Act restriction on leverage, we do not currently expect to borrow in excess of the lesser of 10% of the Aggregate Committed Capital of the Company and $50 million. We may in the future, though, determine to utilize a greater amount of leverage, including for investment purposes.

We are not currently required to have comprehensive documentation of our internal controls.

        We are not currently required to comply with the requirements of the Sarbanes-Oxley Act, including the internal control evaluation and certification requirements of Section 404 of that statute ("Section 404"), and will not be required to comply with all of those requirements until we have been subject to the reporting requirements of the 1934 Act for a specified period of time or the date we are no longer an emerging growth company under the JOBS Act. While other vehicles managed by our Investment Adviser and its affiliates are and may in the future be subject to the internal controls requirements of Section 404 and, accordingly, our Investment Adviser and its affiliates have established such internal controls policies, such internal controls policies are not required to be established with respect to the Company at this time. Accordingly, our internal controls over financial reporting may not currently meet all of the standards contemplated by Section 404 that we will eventually be required to meet. We are in the process of addressing our internal controls over financial reporting and are establishing formal procedures, policies, processes and practices related to financial reporting and to the identification of key financial reporting risks, assessment of their potential impact and linkage of those risks to specific areas and activities within the Company.

        Additionally, we have begun the process of documenting our internal control procedures to satisfy the requirements of Section 404, which requires annual management assessments of the effectiveness of our internal controls over financial reporting. Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company under the JOBS Act. Because we are not currently required to have comprehensive documentation of our internal controls and test our internal controls in accordance with Section 404, we cannot conclude in accordance with Section 404 that we do not have a material weakness in our internal controls or a combination of significant deficiencies that could result in the conclusion that we have a material weakness in our internal controls. As a public entity, we will be required to complete our initial assessment in a timely manner. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, our operations, financial reporting or financial results could be adversely affected. Matters impacting our internal controls may cause us to be unable to report our financial information on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC or violations of applicable stock exchange listing rules, and result in a breach of the covenants under the agreements governing any of our financing arrangements. There could also be a negative reaction in the financial markets due to a loss of investor confidence in the Company and the reliability of our financial statements. Confidence in the reliability of our financial statements could also suffer if we or our independent registered public accounting firm were to report a material weakness in our internal controls over financial reporting.

Our business is highly dependent on information systems and systems failures could significantly disrupt our business, which may, in turn, negatively affect our ability to pay distributions.

        Our business is highly dependent on the communications and information systems of the Investment Adviser and its affiliates. Any failure or interruption of such systems could cause delays or other problems in our activities. This, in turn, could have a material adverse effect on our operating results and, consequently, negatively affect our ability to pay distributions to our stockholders. In addition, because many of our portfolio companies operate and rely on network infrastructure and enterprise applications and internal technology systems for development, marketing, operational, support and other business activities, a disruption or failure of any or all of these systems in the event of a major telecommunications failure, cyber-attack, fire, earthquake, severe weather conditions or other catastrophic event could cause system interruptions, delays in product development and loss of critical data and could otherwise disrupt their business operations.

Internal and external cyber threats, as well as other disasters, could impair our ability to conduct business effectively.

        The occurrence of a disaster, such as a cyber-attack against us or against a third-party that has access to our data or networks, a natural catastrophe, an industrial accident, failure of our disaster recovery systems, or consequential employee error, could have an adverse effect on our ability to communicate or conduct business, negatively impacting our operations and financial condition. This adverse effect can become particularly acute if those events affect our electronic data processing, transmission, storage, and retrieval systems, or impact the availability, integrity, or confidentiality of our data.

        We depend heavily upon computer systems to perform necessary business functions. Despite our implementation of a variety of security measures, our computer systems, networks, and data, like those of other companies, could be subject to cyber-attacks and unauthorized access, use, alteration, or destruction, such as from physical and electronic break-ins or unauthorized tampering. If one or more of these events occurs, it could potentially jeopardize the confidential, proprietary, and other information processed, stored in, and transmitted through our computer systems and networks. Such an attack could cause interruptions or malfunctions in our operations, which could result in financial losses, litigation, regulatory penalties, client dissatisfaction or loss, reputational damage, and increased costs associated with mitigation of damages and remediation.

        If unauthorized parties gain access to such information and technology systems, they may be able to steal, publish, delete or modify private and sensitive information, including nonpublic personal information related to stockholders (and their beneficial owners) and material nonpublic information. The systems we have implemented to manage risks relating to these types of events could prove to be inadequate and, if compromised, could become inoperable for extended periods of time, cease to function properly or fail to adequately secure private information. Breaches such as those involving covertly introduced malware, impersonation of authorized users and industrial or other espionage may not be identified even with sophisticated prevention and detection systems, potentially resulting in further harm and preventing them from being addressed appropriately. The failure of these systems or of disaster recovery plans for any reason could cause significant interruptions in our and our Investment Adviser's operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to stockholders, material nonpublic information and other sensitive information in our possession.

        A disaster or a disruption in the infrastructure that supports our business, including a disruption involving electronic communications or other services used by us or third parties with whom we conduct business, or directly affecting our headquarters, could have a material adverse impact on our ability to continue to operate our business without interruption. Our disaster recovery programs may not be sufficient to mitigate the harm that may result from such a disaster or disruption. In addition, insurance and other safeguards might only partially reimburse us for our losses, if at all.

        Third parties with which we do business may also be sources of cybersecurity or other technological risk. We outsource certain functions and these relationships allow for the storage and processing of our information, as well as client, counterparty, employee, and borrower information. While we engage in actions to reduce our exposure resulting from outsourcing, ongoing threats may result in unauthorized access, loss, exposure, destruction, or other cybersecurity incident that affects our data, resulting in increased costs and other consequences as described above.

RISKS RELATING TO OUR INVESTMENTS

Our investments in portfolio companies may be risky, and we could lose all or part of any of our investments.

        Investments in small and middle market businesses are highly speculative and involve a high degree of risk of credit loss. These risks are likely to increase during volatile economic periods, such as the U.S. and many other economies have recently experienced. Among other things, these companies:

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  may have limited financial resources and may be unable to meet their obligations under their debt instruments that we hold, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of us realizing any guarantees from subsidiaries or affiliates of our portfolio companies that we may have obtained in connection with our investment, as well as a corresponding decrease in the value of any equity components of our investments;

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  may have shorter operating histories, narrower product lines, smaller market shares and/or more significant customer concentrations than larger businesses, which tend to render them more vulnerable to competitors' actions and market conditions, as well as general economic downturns;

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  are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on our portfolio company and, in turn, on us;

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  generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence;

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  may be targets of cybersecurity or other technological risks;

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  may require substantial additional capital to support their operations, finance expansion or maintain their competitive position; and

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  generally have less publicly available information about their businesses, operations and financial condition.

        In addition, in the course of providing significant managerial assistance to certain of our eligible portfolio companies, certain of our officers and directors may serve as directors on the boards of such companies, to the extent permitted under applicable law, including ERISA. We will be entitled to any fees payable by any of our portfolio companies for the services of our officers or directors as directors thereof. To the extent that litigation arises out of our investments in these companies, our officers and directors may be named as defendants in such litigation, which could result in an expenditure of funds (through our indemnification of such officers and directors) and the diversion of management time and resources.

Our investment strategy, which is focused primarily on privately held companies, presents certain challenges, including the lack of available information about these companies.

        We invest primarily in privately held companies. There is generally little public information about these companies, and, as a result, we must rely on the ability of the Investment Adviser to obtain adequate information to evaluate the potential returns from, and risks related to, investing in these companies. If we are unable to uncover all material information about these companies, we may not make a fully informed investment decision, and we may lose money on our investments. Also, privately held companies frequently have less diverse product lines and smaller market presence than larger competitors. They are, thus, generally more vulnerable to economic downturns and may experience substantial variations in operating results. These factors could adversely affect our investment returns.

Our investments in securities rated below investment grade are speculative in nature and are subject to additional risk factors such as increased possibility of default, illiquidity of the security, and changes in value based on changes in interest rates.

        Our investments are almost entirely rated below investment grade or may be unrated, which are often referred to as "leveraged loans", "high yield" or "junk" securities, and may be considered "high risk" compared to debt instruments that are rated investment grade. High yield securities are regarded as having predominantly speculative characteristics with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligations and involve major risk exposure to adverse conditions. In addition, high yield securities generally offer a higher current yield than that available from higher grade issues, but typically involve greater risk. These securities are especially sensitive to adverse changes in general economic conditions, to changes in the financial condition of their issuers and to price fluctuation in response to changes in interest rates. During periods of economic downturn or rising interest rates, issuers of below investment grade instruments may experience financial stress that could adversely affect their ability to make payments of principal and interest and increase the possibility of default.

Covenant-lite loans may offer us fewer protections than traditional investments.

        Many of the debt investments we may acquire in the secondary market may have less restrictive covenant terms that provide us with fewer protections, called "covenant-lite" loans, that generally provide for fewer restrictions on the borrower's operations and use of proceeds than do debt instruments that contain traditional financial and operating covenants. In particular, borrowers under such covenant-lite loans often have greater flexibility in how they use proceeds of such borrowings, as well as how they operate their business and manage their financial condition. As a result, we may face challenges in recovering on such covenant-lite loans, to the extent they go into distress, and may lack options that would normally be available to us as a lender under more traditional debt structures.

Our portfolio may be concentrated in a limited number of industries, which may subject us to a risk of significant loss if there is a downturn in a particular industry in which a number of our investments are concentrated.

        Our portfolio may be concentrated in a limited number of industries. A downturn in any particular industry in which we are invested could significantly impact the portfolio companies operating in that industry, and accordingly, the aggregate returns that we realize from our investment in such portfolio companies.

        Specifically, companies in the business services industry are subject to general economic downturns and business cycles, and will often suffer reduced revenues and rate pressures during periods of economic uncertainty. In addition, companies in the software industry often have narrow product lines and small market shares. Because of rapid technological change, the average selling prices of products and some services provided by software companies have historically decreased over their productive lives. As a result, the average selling prices of products and services offered by software companies in which we invest may decrease over time. If an industry in which we have significant investments suffers from adverse business or economic conditions, as these industries have to varying degrees, a material portion of our investment portfolio could be affected adversely, which, in turn, could adversely affect our financial position and results of operations.

Defaults by our portfolio companies may harm our operating results.

        A portfolio company's failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize a portfolio company's ability to meet its obligations under the debt or equity securities that we hold.

        We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting portfolio company. In addition, lenders in certain cases can be subject to lender liability claims for actions taken by them when they become too involved in the borrower's business or exercise control over a borrower. It is possible that we could become subject to a lender's liability claim, including as a result of actions taken if we render significant managerial assistance to the borrower. Furthermore, if one of our portfolio companies were to file for bankruptcy protection, even though we may have structured our investment as senior secured debt, depending on the facts and circumstances, including the extent to which we provided managerial assistance to that portfolio company, a bankruptcy court might re-characterize our debt holding and subordinate all or a portion of our claim to claims of other creditors.

The lack of liquidity in our investments may adversely affect our business.

        We invest in companies whose securities are not publicly traded and whose securities will be subject to legal and other restrictions on resale or will otherwise be less liquid than publicly traded securities. The illiquidity of these investments may make it difficult for us to sell these investments when desired. In addition, if we are required or otherwise choose to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we had previously recorded these investments. Our investments are usually subject to contractual or legal restrictions on resale or are otherwise illiquid because there is usually no established trading market for such investments. Because most of our investments are illiquid, we may be unable to dispose of them in which case we could fail to qualify as a RIC and/or a BDC, or we may be unable to do so at a favorable price, and, as a result, we may suffer losses.

Price declines and illiquidity in the corporate debt markets may adversely affect the fair value of our portfolio investments, reducing our net asset value through increased net unrealized depreciation.

        As a BDC, we are required to carry our investments at market value or, if no market value is ascertainable, at fair value as determined in good faith by our Board. As part of the valuation process, we ((x) through an unaffiliated third-party firm, to the extent that our assets are treated as "plan assets" for purposes of ERISA, or (y) through our Investment Adviser and/or Administrator, to the extent that our assets are not treated as "plan assets" for purposes of ERISA) may take into account the following types of factors, if relevant, in determining the fair value of our investments:

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  a comparison of the portfolio company's securities to publicly traded securities;

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  the enterprise value of a portfolio company;

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  the nature and realizable value of any collateral;

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  the portfolio company's ability to make payments and its earnings and discounted cash flow;

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  the markets in which the portfolio company does business; and

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  changes in the interest rate environment and the credit markets generally that may affect the price at which similar investments may be made in the future and other relevant factors.

        When an external event such as a purchase transaction, public offering or subsequent sale occurs, we will use the pricing indicated by the external event to corroborate our valuation. We will record decreases in the market values or fair values of our investments as unrealized depreciation. Declines in prices and liquidity in the corporate debt markets may result in significant net unrealized depreciation in our portfolio. The effect of all of these factors on our portfolio may reduce our net asset value by increasing net unrealized depreciation in our portfolio. Depending on market conditions, we could incur substantial realized losses and may suffer additional unrealized losses in future periods, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

If we are unable to make follow-on investments in our portfolio companies, the value of our investment portfolio could be adversely affected.

        Following an initial investment in a portfolio company, we may make additional investments in that portfolio company as "follow-on" investments, in order to (i) increase or maintain in whole or in part our equity ownership percentage, (ii) exercise warrants, options or convertible securities that were acquired in the original or subsequent financing or (iii) attempt to preserve or enhance the value of our investment. We may elect not to make follow-on investments or may otherwise lack sufficient funds to make these investments. We have the discretion to make follow-on investments, subject to the availability of capital resources. If we fail to make follow-on investments, the continued viability of a portfolio company and our investment may, in some circumstances, be jeopardized and we could miss an opportunity for us to increase our participation in a successful operation. Even if we have sufficient capital to make a desired follow-on investment, we may elect not to make a follow-on investment because we may not want to increase our concentration of risk, either because we prefer other opportunities or because we are subject to BDC requirements that would prevent such follow-on investments or such follow-on investments would adversely impact our ability to maintain our RIC status.

Our portfolio companies may incur debt that ranks equally with, or senior to, our investments in such companies.

        We invest in portfolio companies at all levels of the capital structure. Our portfolio companies may have, or may be permitted to incur, other debt that ranks equally with, or senior to, the debt in which we invest. By their terms, these debt instruments may entitle the holders to receive payment of interest or principal on or before the dates on which we are entitled to receive payments with respect to the debt instruments in which we invest. In addition, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of debt instruments ranking senior to our investment in that portfolio company would typically be entitled to receive payment in full before we receive any distribution. After repaying the senior creditors, the portfolio company may not have any remaining assets to use for repaying its obligation to us. In the case of debt ranking equally with debt instruments in which we invest, we would have to share on an equal basis any distributions with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant portfolio company.

The disposition of our investments may result in contingent liabilities.

        Most of our investments involve private securities. In connection with the disposition of an investment in private securities, we may be required to make representations about the business and financial affairs of the portfolio company typical of those made in connection with the sale of a business. We may also be required to indemnify the purchasers of such investment to the extent that any such representations turn out to be inaccurate or with respect to certain potential liabilities. These arrangements may result in contingent liabilities that ultimately yield funding obligations that must be satisfied through our return of certain distributions previously made to us.

There may be circumstances where our debt investments could be subordinated to claims of other creditors or we could be subject to lender liability claims.

        Even though we may have structured certain of our investments as senior loans, if one of our portfolio companies were to go bankrupt, depending on the facts and circumstances, including the extent to which we actually provided managerial assistance to that portfolio company, a bankruptcy court might re-characterize our debt investment and subordinate all or a portion of our claim to that of other creditors. We may also be subject to lender liability claims for actions taken by us with respect to a borrower's business or instances where we exercise control over the borrower. It is possible that we could become subject to a lender's liability claim, including as a result of actions taken in rendering significant managerial assistance.

We generally do not control our portfolio companies.

        We generally do not control most of our portfolio companies, even though we may have board representation or board observation rights, and our debt agreements may contain certain restrictive covenants that limit the business and operations of our portfolio companies. As a result, we are subject to the risk that a portfolio company may make business decisions with which we disagree and the management of such company may take risks or otherwise act in ways that do not serve our interests as debt investors. Due to the lack of liquidity of the investments that we typically hold in our portfolio companies, we may not be able to dispose of our investments in the event that we disagree with the actions of a portfolio company as readily as we would otherwise like to or at favorable prices which could decrease the value of our investments.

Economic recessions, downturns or government spending cuts could impair our portfolio companies and harm our operating results.

        Many of our portfolio companies may be susceptible to economic slowdowns or recessions and may be unable to repay its debt investments during these periods. Therefore, our non-performing assets are likely to increase, and the value of our portfolio is likely to decrease during these periods. Adverse economic conditions also may decrease the value of collateral securing some of our debt investments and the value of our equity investments. Economic slowdowns or recessions could lead to financial losses in our portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could prevent us from increasing investments and harm our operating results.

A number of our portfolio companies provide services to the U.S. government. Changes in the U.S. government's priorities and spending, or significant delays or reductions in appropriations of the U.S. government's funds, could have a material adverse effect on the financial position, results of operations and cash flows of such portfolio companies.

        A number of our portfolio companies derive a substantial portion of their revenue from the U.S. government. Levels of the U.S. government's spending in future periods are very difficult to predict and subject to significant risks. In addition, significant budgetary constraints may result in further reductions to projected spending levels. In particular, U.S. government expenditures are subject to the potential for automatic reductions, generally referred to as "sequestration." Sequestration occurred during 2013, and may occur again in the future, resulting in significant additional reductions to spending by the U.S. government on both existing and new contracts as well as disruption of ongoing programs. Even if sequestration does not occur again in the future, we expect that budgetary constraints and ongoing concerns regarding the U.S. national debt will continue to place downward pressure on U.S. government spending levels. Due to these and other factors, overall U.S. government spending could decline, which could result in significant reductions to the revenues, cash flow and profits of our portfolio companies that provide services to the U.S. government.

Prepayments of our debt investments by our portfolio companies could adversely impact our results of operations and reduce our return on equity.

        We are subject to the risk that the investments we make in our portfolio companies may be repaid prior to maturity. When this occurs, subject to maintenance of our RIC status, we will generally reinvest these proceeds in temporary investments, pending our future investment in new portfolio companies. These temporary investments will typically have substantially lower yields than the debt being prepaid and we could experience significant delays in reinvesting these amounts. Any future investment in a new portfolio company may also be at lower yields than the debt that was repaid. As a result, our results of operations could be materially adversely affected if one or more of our portfolio companies elect to prepay amounts owed to us. Additionally, prepayments could negatively impact our return on equity.

We may not realize gains from our equity investments.

        When we invest in the debt of portfolio companies, we may acquire warrants or other equity securities of portfolio companies as well. To the extent we hold equity investments, we will attempt to dispose of them and realize gains upon our disposition of them. However, the equity interests we receive may not appreciate in value and, in fact, may decline in value. As a result, we may not be able to realize gains from our equity interests, and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience. We also may be unable to realize any value if a portfolio company does not have a liquidity event, such as a sale of the business, recapitalization or public offering, which would allow us to sell the underlying equity interests.

Our performance may differ from our Investment Adviser's historical performance as our current investment strategy includes significantly more primary originations in addition to secondary market purchases.

        Historically, our Investment Adviser's investment strategy consisted of both primary originations and secondary market purchases of debt securities. While loans that we originate and loans we purchase in the secondary market face many of the same risks associated with the financing of leveraged companies, we may be exposed to different risks depending on specific business considerations for secondary market purchases or origination of loans. Primary originations require substantially more time and resources for sourcing, diligencing and monitoring investments, which may consume a significant portion of our resources. Further, the valuation process for primary originations may be more cumbersome and uncertain due to the lack of comparable market quotes for the investment and would likely require more frequent review by a third-party valuation firm (to the extent not already required in the event that our assets are treated as "plan assets" for purposes of ERISA). This may result in greater costs for us and fluctuations in the quarterly valuations of investments that are primary originations. As a result, primary originations may result in different returns than the types of returns experienced from secondary market purchases of debt securities and may result in the partial or complete loss of your investment.

We may be subject to additional risks if we invest in foreign securities and/or engage in hedging transactions.

        The 1940 Act generally requires that 70.0% of our investments be in issuers each of whom is organized under the laws of, and has its principal place of business in, any state of the U.S., the District of Columbia, Puerto Rico, the Virgin Islands or any other possession of the U.S. Our investment strategy does not presently contemplate significant investments in securities of non-U.S. companies. However, we may desire to make such investments in the future, to the extent that such transactions and investments are permitted under the 1940 Act. We expect that these investments would focus on the same types of investments that we make in U.S. middle market companies and accordingly would be complementary to our overall strategy and enhance the diversity of our holdings. Investing in foreign companies could expose us to additional risks not typically associated with investing in U.S. companies. These risks include changes in exchange control regulations, political and social instability, expropriation, imposition of foreign taxes, less liquid markets and less available information than is generally the case in the U.S., higher transaction costs, less government supervision of exchanges, brokers and issuers, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility. Investments denominated in foreign currencies would be subject to the risk that the value of a particular currency will change in relation to one or more other currencies. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation and political developments. We may employ hedging techniques to minimize these risks, but we can offer no assurance that we will, in fact, hedge currency risk, or that if we do, such strategies will be effective.

        Engaging in hedging transactions would also, indirectly, entail additional risks to our stockholders. Although it is not currently anticipated that we would engage in hedging transactions as a principal investment strategy, if we determined to engage in hedging transactions, we generally would seek to hedge against fluctuations of the relative values of our portfolio positions from changes in market interest rates or currency exchange rates. Hedging against a decline in the values of our portfolio positions would not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of the positions declined. However, such hedging could establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of such portfolio positions.

        These hedging transactions could also limit the opportunity for gain if the values of the underlying portfolio positions increased. Moreover, it might not be possible to hedge against an exchange rate or interest rate fluctuation that was so generally anticipated that we would not be able to enter into a hedging transaction at an acceptable price. If we choose to engage in hedging transactions, there can be no assurances that we will achieve the intended benefits of such transactions and, depending on the degree of exposure such transactions could create, such transactions may expose us to risk of loss.

        While we may enter into these types of transactions to seek to reduce currency exchange rate and interest rate risks, unanticipated changes in currency exchange rates or interest rates could result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged could vary. Moreover, for a variety of reasons, we might not seek to establish a perfect correlation between the hedging instruments and the portfolio holdings being hedged. Any imperfect correlation could prevent us from achieving the intended hedge and expose us to risk of loss. In addition, it might not be possible to hedge fully or perfectly against currency fluctuations affecting the value of securities denominated in non-U.S. currencies because the value of those securities would likely fluctuate as a result of factors not related to currency fluctuations.

        The SEC has proposed a new rule under the 1940 Act that would govern the use of derivatives (defined to include any swap, security-based swap, futures contract, forward contract, option or any similar instrument) as well as financial commitment transactions (defined to include reverse repurchase agreements, short sale borrowings and any firm or standby commitment agreement or similar agreement) by BDCs. Under the proposed rule, a BDC would be required to comply with one of two alternative portfolio limitations and manage the risks associated with derivatives transactions and financial commitment transactions by segregating certain assets. Furthermore, a BDC that engages in more than a limited amount of derivatives transactions or that uses complex derivatives would be required to establish a formalized derivatives risk management program. If the SEC adopts this rule in the form proposed, we may incur greater and indirect costs to engage in derivatives transactions or financial commitment transactions, and our ability to enter into transactions involving such instruments may be hindered, which could have an adverse effect on our business, financial condition and results of operations.

Uncertainty relating to the LIBOR calculation process may adversely affect the value of our portfolio of LIBOR-indexed, floating-rate debt securities.

        Concerns have been publicized that some of the member banks surveyed by the British Bankers' Association ("BBA") in connection with the calculation of LIBOR across a range of maturities and currencies may have been under-reporting or otherwise manipulating the inter-bank lending rate applicable to them in order to profit on their derivatives positions or to avoid an appearance of capital insufficiency or adverse reputational or other consequences that may have resulted from reporting inter-bank lending rates higher than those they actually submitted. A number of BBA member banks have entered into settlements with their regulators and law enforcement agencies with respect to alleged manipulation of LIBOR, and investigations by regulators and governmental authorities in various jurisdictions are ongoing.

        On July 27, 2017, the United Kingdom's Financial Conduct Authority, which regulates LIBOR, announced that it intends to phase out LIBOR by the end of 2021. It is unclear if at that time whether or not LIBOR will cease to exist or if new methods of calculating LIBOR will be established such that it continues to exist after 2021. The U.S. Federal Reserve, in conjunction with the Alternative Reference Rates Committee, a steering committee comprised of large US financial institutions, is considering replacing U.S. dollar LIBOR with a new index calculated by short-term repurchase agreements, backed by Treasury securities, called the Secured Overnight Financing Rate ("SOFR"). The first publication of SOFR was released in April 2018. Whether or not SOFR attains market traction as a LIBOR replacement remains a question and the future of LIBOR at this time is uncertain. If LIBOR ceases to exist, interest rates on financial instruments tied to LIBOR, as well as the revenue and expenses associated with those financial instruments, may be adversely affected. Additionally, if LIBOR ceases to exist, we may need to renegotiate the credit agreements extending beyond 2021 with our portfolio companies that utilize LIBOR as a factor in determining the interest rate to replace LIBOR with the new standard that is established.

RISKS RELATING TO OUR SECURITIES

Investing in our common stock may involve an above average degree of risk.

        The investments we may make may result in a higher amount of risk, volatility or loss of principal than alternative investment options. These investments in portfolio companies may be highly speculative and aggressive, and therefore, an investment in our common stock may not be suitable for investors with lower risk tolerance.

Our charter and our bylaws, as well as certain statutory and regulatory requirements, could deter takeover attempts.

        Our charter and bylaws, as well as certain statutory and regulatory requirements, contain certain provisions that may have the effect of discouraging a third party from attempting to acquire us. Our Board may, without Shareholder action, authorize the issuance of shares in one or more classes or series, including preferred shares; and a majority of our entire Board may, without Shareholder action, amend our charter to increase the number of our shares of any class or series that we have authority to issue. These and other takeover defense provisions may inhibit a change of control in circumstances that could give the holders of our Shares the opportunity to realize a premium over the value of our Shares.

You may not receive distributions or our distributions may decline or may not grow over time.

        We cannot assure you that we will achieve investment results or maintain a tax status that will allow or require any specified level of cash distributions or year-to-year increases in cash distributions. In particular, our future distributions are dependent upon the investment income we receive on our portfolio investments. To the extent such investment income declines, our ability to pay future distributions may be harmed.

To the extent original issue discount instruments, such as zero coupon bonds and PIK loans, constitute a significant portion of our income, we will be exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash representing such income.

        Our investments may include original issue discount ("OID") instruments, such as zero coupon bonds and loans with contractual PIK interest, which represents contractual interest added to a loan balance and due at the end of such loan's term. To the extent OID or PIK interest constitute a significant portion of our income, we will be exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash, including the following:

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  The higher interest rates of OID instruments and PIK loans reflect the payment deferral and increased credit risk associated with these instruments, and PIK instruments generally represent a significantly higher credit risk than coupon loans;

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  OID and PIK instruments may have unreliable valuations because their continuing accruals require continuing judgments about the collectability of the deferred payments and the value of the collateral;

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  Market prices of zero coupon or PIK securities are affected to a greater extent by interest rate changes and may be more volatile than securities that pay interest periodically and in cash. PIKs are usually less volatile than zero coupon bonds, but more volatile than cash pay securities;

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  For accounting purposes, any cash distributions to our Shareholders representing OID and PIK income are not treated as coming from paid-in capital, even if the cash to pay them comes from offering proceeds. As a result, despite the fact that a distribution representing OID and PIK income could be paid out of amounts invested by our Shareholders, the 1940 Act does not require that our Shareholders be given notice of this fact by reporting it as a return of capital;

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  The deferral of PIK interest increases the loan-to-value ratio, which is a measure of the riskiness of a loan; and

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  Even if the accounting conditions for income accrual are met, the borrower could still default when the Company's actual payment is due at the maturity of the loan.

Although, we do not intend to do so, if we issue preferred stock, the net asset value and market value of our common stock will likely become more volatile.

        At the present time, we do not intend to issue preferred stock. However, to the extent that we do issue preferred stock in the future, we cannot assure you that the issuance of preferred stock would result in a higher yield or return to the holders of our common stock. The issuance of preferred stock would likely cause the net asset value and market value of the common stock to become more volatile. If the dividend rate on the preferred stock were to approach the net rate of return on our investment portfolio, the benefit of leverage to the holders of the common stock would be reduced. If the dividend rate on the preferred stock were to exceed the net rate of return on our portfolio, the leverage would result in a lower rate of return to the holders of common stock than if we had not issued preferred stock. Any decline in the net asset value of our investments would be borne entirely by the holders of common stock. Therefore, if the market value of our portfolio were to decline, the leverage would result in a greater decrease in net asset value to the holders of common stock than if we were not leveraged through the issuance of preferred stock.

        We might be in danger of failing to maintain the required asset coverage of the preferred stock or of losing our ratings, if any, on the preferred stock or, in an extreme case, our current investment income might not be sufficient to meet the dividend requirements on the preferred stock. In order to counteract such an event, we might need to liquidate investments in order to fund a redemption of some or all of the preferred stock. In addition, we would pay (and the holders of common stock would bear) all costs and expenses relating to the issuance and ongoing maintenance of the preferred stock, including higher advisory fees if our total return exceeds the dividend rate on the preferred stock. Holders of preferred stock may have different interests than holders of common stock and may at times have disproportionate influence over our affairs.

Although we do not intend to issue any preferred stock, if we issue preferred stock, holders of any preferred stock we might issue would have the right to elect members of our Board and class voting rights on certain matters.

        At the present time, we do not intend to issue preferred stock. However, to the extent that we do issue preferred stock in the future, holders of any preferred stock we might issue, voting separately as a single class, would have the right to elect two members of our Board at all times and in the event dividends become two full years in arrears would have the right to elect a majority of the directors until such arrearage is completely eliminated. In addition, preferred stockholders have class voting rights on certain matters, including changes in fundamental investment restrictions and conversion to open-end status, and accordingly can veto any such changes. Restrictions imposed on the declarations and payment of dividends or other distributions to the holders of our common stock and preferred stock, both by the 1940 Act and by requirements imposed by rating agencies, if any, or the terms of our Leverage Arrangements, if any, might impair our ability to maintain our tax treatment as a RIC for U.S. federal income tax purposes. While we would intend to redeem our preferred stock to the extent necessary to enable us to distribute our income as required to maintain our tax treatment as a RIC, there can be no assurance that such actions could be effected in time to meet the tax requirements.

Shares will be registered under the 1934 Act and therefore Shareholders may be subject to certain filing requirements.

        Because our common stock will be registered under the 1934 Act, ownership information for any person who beneficially owns 5% or more of our common stock will have to be disclosed in a Schedule 13G or other filings with the SEC. Beneficial ownership for these purposes is determined in accordance with the rules of the SEC, and includes having voting or investment power over the securities. In some circumstances, our Shareholders who choose to reinvest their dividends may see their percentage stake in the Company increased to more than 5%, thus triggering this filing requirement. Each Shareholder is responsible for determining their filing obligations and preparing the filings. In addition, our Shareholders who hold more than 10% of a class of our Shares may be subject to Section 16(b) of the 1934 Act, which recaptures for the benefit of the Company profits from the purchase and sale of registered stock within a six-month period.

We do not currently intend for our Shares to be listed on any national securities exchange.

        There is currently no public market for our common stock, and a market for our common stock may never develop. Our common stock is not registered under the Securities Act of 1933, as amended, or any state securities law and is restricted as to transfer by law and the terms of our charter. Our Shareholders generally may not sell, assign or transfer its Shares without prior written consent of the Investment Adviser, which the Investment Adviser may grant or withhold in its sole discretion. Except in limited circumstances for legal or regulatory purposes, our Shareholders are not entitled to redeem their Shares of our common stock. Our Shareholders must be prepared to bear the economic risk of an investment in our common stock for an indefinite period of time. While we may in the future undertake to list our securities on a national securities exchange, there can be no assurance that such a listing will be successfully completed. Furthermore, an exchange listing does not ensure that an actual market will develop for a listed security.

ITEM 2.    FINANCIAL INFORMATION.

DISCUSSION OF THE COMPANY'S EXPECTED OPERATING PLANS

Overview

        We were incorporated on January 23, 2019 under the laws of the State of Maryland. Following the Initial Closing Date, we will file an election to be regulated as a BDC under the 1940 Act. We also intend to elect to be treated for U.S. federal income tax purposes as a RIC. As such, we will be required to comply with various regulatory requirements, such as the requirement to invest at least 70% of our assets in "qualifying assets," source of income limitations, asset diversification requirements, and the requirement to distribute annually at least 90% of our taxable income and tax-exempt interest. See "Item 1. Business—Operating and Regulatory Environment" and "Item 1. Business—Material U.S. Federal Income Tax Considerations."

        We are currently in the development stage and have not commenced investment operations. Since inception, there has been no investment activity. The Investment Adviser has contributed an initial $1,000 capital contribution to us in exchange for 100 Shares. To date, our efforts have been limited to organizational activities, the cost of which has been borne by us and paid by the Investment Adviser and its affiliates. In the event receipt of a formal commitment of external capital does not occur, all organization and offering expenses will be borne by the Investment Adviser or its affiliates.

Revenues

        We plan to generate revenues in the form of interest income from the debt securities we hold and dividends and capital appreciation on either direct equity investments or equity interests obtained in connection with originating loans, such as options, warrants or conversion rights. The debt we invest in will typically not be rated by any rating agency, but if it were, it is likely that such debt would be below investment grade. In addition, we (but (for the avoidance of doubt), not our Investment Adviser of Administrator) may also generate revenue in the form of commitment, loan origination, structuring or diligence fees, fees for providing managerial assistance to our portfolio companies, and possibly consulting fees. Certain of these fees may be capitalized and amortized as additional interest income over the life of the related loan.

Expenses

        We do not currently have any employees and do not expect to have any employees. Services necessary for our business will be provided through the Administration Agreement and the Investment Management Agreement.

        All investment professionals of the Investment Adviser and their respective staffs, when and to the extent engaged in providing investment advisory and management services under the Investment Management Agreement (as opposed to the accounting, compliance and other administrative services set forth in clause (xxiii) below), and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by the Investment Adviser and not by us.

        The Company will bear its own legal and other expenses incurred in connection with its formation and organization and the offering of its Shares, including external legal and accounting expenses, printing costs, travel and out-of-pocket expenses related to marketing efforts (other than any placement fees, which will be borne by the Investment Adviser directly or pursuant to waivers of the Management Fee), up to a maximum aggregate amount of $1 million.

        In addition to Management Fees, except as noted above, the Company will bear all other costs and expenses that are directly and specifically related to its operations, including without limitation:

  (i)
  all costs and expenses with respect to the actual or proposed acquisition, financing, holding, monitoring or disposition of our investments, whether such investments are ultimately consummated or not, including, origination fees, syndication fees, due diligence costs, broken deal expenses, bank service fees, fees and expenses of custodians, transfer agents, consultants, experts, travel expenses incurred for investment-related purposes, outside legal counsel, consultants and accountants, administrator's fees of third party administrators (subject to clause (xxiii) below) and financing costs (including interest expenses);

  (ii)
  expenses for liability insurance, including officers and independent directors liability insurance, cyber insurance and other insurance (but excluding the cost of liability insurance covering the Investment Adviser and its officers to the extent that the assets of the Company are treated as "plan assets" for purposes of ERISA);

  (iii)
  extraordinary expenses incurred by the Company (including litigation);

  (iv)
  indemnification and contribution expenses provided, that we will not bear such fees, costs or expenses to the extent that the relevant conduct is not indemnifiable under applicable law, including ERISA, if applicable;

  (v)
  taxes and other governmental fees and charges;

  (vi)
  administering and servicing and special servicing fees paid to third parties for our benefit;

  (vii)
  the cost of Company-related operational and accounting software and related expenses;

  (viii)
  cost of software (including the fees of third-party software developers) used by the Investment Adviser and its affiliates to track and monitor our investments (specifically, cost of software related to data warehousing, portfolio administration/reconciliation, loan pricing and trade settlement attributable to the Company);

  (ix)
  expenses related to the valuation or appraisal of our investments;

  (x)
  risk, research and market data-related expenses (including software) incurred for our investments;

  (xi)
  fees, costs and expenses (including legal fees and expenses) incurred to comply with any applicable law, rule or regulation (including regulatory filings such as financial statement filings, ownership filings (Section 16 or Section 13 filings), blue sky filings and registration statement filings, as applicable) to which we are subject or incurred in connection with any governmental inquiry, investigation or proceeding involving us; provided that we will not bear such fees, costs or expenses to the extent that the relevant conduct is not indemnifiable under applicable law, including ERISA, if applicable;

  (xii)
  costs associated with the wind-up, liquidation, dissolution and termination of the Company;

  (xiii)
  other legal, operating, accounting, tax return preparation and consulting, auditing and administrative expenses in accordance with the Investment Management Agreement and the Administration Agreement and fees for outside services provided to us or on our behalf; provided that if the assets of the Company are treated as "plan assets" for purposes of ERISA, we will not incur such expenses or fees, if such expenses and fees arise in connection with such services, to the extent that they are performed by the Administrator;

  (xiv)
  expenses of the Board (including the reasonable costs of legal counsel, accountants, financial advisors and/or such other advisors and consultants engaged by the Board, as well as travel and out-of-pocket expenses related to the attendance by directors at Board meetings), to the extent permitted under applicable law, including ERISA, if applicable;

  (xv)
  annual or special meetings of the Shareholders;

  (xvi)
  the costs and expenses associated with preparing, filing and delivering to Shareholders periodic and other reports and filings required under federal securities laws as a result of our status as a BDC;

  (xvii)
  ongoing Company offering expenses;

  (xviii)
  federal and state registration fees pertaining to the Company;

  (xix)
  costs of Company-related proxy statements, Shareholders' reports and notices;

  (xx)
  costs associated with obtaining fidelity bonds as required by the 1940 Act and Section 412 of ERISA;

  (xxi)
  printing, mailing and all other similar direct expenses relating to the Company;

  (xxii)
  expenses incurred in preparation for or in connection with (or otherwise relating to) any initial public offering or other debt or equity offering conducted by the Company, including but not limited to external legal and accounting expenses, printing costs, travel and out-of-pocket expenses related to marketing efforts; and

  (xxiii)
  only to the extent (i) Benefit Plan Investors hold less than 25% of our Shares, or (ii) our Shares are listed on a national securities exchange, our allocable portion of overhead, including office equipment and supplies, rent and our allocable portion of the compensation paid to accounting, compliance and administrative staff employed by the Investment Adviser or its affiliates who provide services to the Company necessary for its operation, including related taxes, health insurance and other benefits.

        Investment-related expenses with respect to investments in which the Company invests together with one or more parallel funds (or co-investment vehicles) will generally be allocated among all such entities on the basis of capital invested by each such entity into the relevant investment; provided that if the Investment Adviser reasonably believes that such allocation method would produce an inequitable result to any such entity, the Investment Adviser may allocate such expenses among such entities in any other manner that the Investment Adviser believes in good faith to be fair and equitable.

        We are permitted to enter into credit facilities. In connection with borrowings, our lenders may require us to pledge assets, Commitments and/or the right to draw down on Commitments. In this regard, the Subscription Agreement contractually obligates each of our investors to fund their respective Commitments in order to pay amounts that may become due under any borrowings or other financings or similar obligations.

Financial Condition, Liquidity and Capital Resources

        We are currently in the development stage and have not commenced investment operations. The Investment Adviser has contributed an initial $1,000 capital contribution to us in exchange for 100 Shares.

        We expect to generate cash from (1) drawing down capital in respect of Shares, (2) cash flows from investments and operations and (3) borrowings from banks or other lenders. We will seek to enter into any bank debt, credit facility or other financing arrangements on at least customary market terms; however, we cannot assure you we will be able to do so.

        Our primary use of cash will be for (1) investments in portfolio companies and other investments to comply with certain portfolio diversification requirements, (2) the cost of operations (including expenses, the Management Fee and, to the extent permitted under ERISA, if applicable, and the 1940 Act, any indemnification obligations), (3) debt service of any borrowings and (4) cash distributions to the Shareholders.

Quantitative and Qualitative Disclosures about Market Risk

        We are subject to financial market risks, including changes in interest rates. We plan to invest primarily in illiquid debt securities of private companies. Most of our investments will not have a readily available market price, and we ((x) through an unaffiliated third-party firm, to the extent that our assets are treated as "plan assets" for purposes of ERISA, or (y) through our Investment Adviser and/or Administrator, to the extent that our assets are not treated as "plan assets" for purposes of ERISA) will value these investments at fair value as determined in good faith by the Board in accordance with our valuation policy. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. See "Item 1. Business—Valuation of Portfolio Securities."

ITEM 3.    PROPERTIES.

        We maintain our principal executive office at 787 Seventh Avenue, 48th Floor, New York, New York 10019. We do not own any real estate. We believe that our present facilities are adequate to meet our current needs. If new or additional space is required, we believe that adequate facilities are available at competitive prices in the same area.

ITEM 4.    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

        We have not yet commenced commercial activities and will not do so until the Initial Closing Date. The Investment Adviser has contributed an initial $1,000 capital contribution to us in exchange for 100 Shares. We will not raise additional capital prior to the Initial Closing Date, at which point we will raise capital from the issuance of privately offered Shares.

ITEM 5.    DIRECTORS AND EXECUTIVE OFFICERS.

Board of Directors and Executive Officers

        Our business and affairs are managed under the direction of our Board. Our Board appoints our officers, who serve at the discretion of our Board. Our Board has an audit committee, a nominating and corporate governance committee and a valuation committee and may establish additional committees from time to time as necessary.

        Our Board consists of four members, three of whom are classified under Section 2(a)(19) of the 1940 Act as non-interested persons. Each director will hold office for a one-year term. At each annual meeting of our stockholders, the successors to the directors whose terms expire at each such meeting will be elected to hold office for a one-year term expiring at the next annual meeting of stockholders following their election. Each director will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualifies. We have elected to be subject to the provision of Subtitle 8 of Title 3 of the Maryland General Corporation Law (the "MGCL") providing that, except as may be provided by our board of directors in setting the terms of any class or series of preferred stock, any and all vacancies on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualified, subject to any applicable requirements of the 1940 Act. Our charter will also provide that any director, or the entire board of directors, may be removed at any time, with or without cause, by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors.

Directors

        Information regarding our Board is set forth below. The directors have been divided into two groups—Independent Directors and interested directors. Interested directors are "interested persons" of the Company as defined in Section 2(a)(19) of the 1940 Act. The address for each director is c/o NMF SLF I, Inc., 787 Seventh Avenue, 48th Floor, New York, New York 10019.

Name	Age	Position(s)	Expiration of Term
Independent Directors
Alfred F. Hurley, Jr.	64	Director	2020
David Ogens	64	Director	2020
John P. Malfettone	63	Director	2020
Interested Directors
John R. Kline	44	Director and Chairman of our Board, President and Chief Operating Officer	2020

Executive Officers Who Are Not Directors

        Information regarding each person who is an executive officer of the Company but who is not a director is as follows:

Name	Age	Position(s)
Robert A. Hamwee	48	Chief Executive Officer
Karrie J. Jerry	45	Chief Compliance Officer and Corporate Secretary
Shiraz Y. Kajee	39	Chief Financial Officer and Treasurer
Adam B. Weinstein	40	Executive Vice President

        The address for each executive officer is c/o New Mountain Capital, 787 Seventh Avenue, 48th Floor, New York, New York 10019.

Biographical Information

Directors

        Each of our directors has demonstrated high character and integrity, superior credentials and recognition in his respective field and the relevant expertise and experience upon which to be able to offer advice and guidance to our management. Each of our directors also has sufficient time available to devote to our affairs, is able to work with the other members of the Board and contribute to our success and can represent the long-term interests of our stockholders as a whole. We have selected our current directors to provide a range of backgrounds and experience to our Board. Set forth below is biographical information for each director, including a discussion of the director's particular experience, qualifications, attributes or skills that led us to conclude, as of the date of this Registration Statement, that the individual should serve as a director, in light of our business and structure.

Independent Directors

        Alfred F. Hurley, Jr. has been a director of the Company since 2019. He was a Vice Chairman of Emigrant Bank and Emigrant Bancorp (collectively, the "Bank") from 2007 and 2009, respectively, to December 2012 and was a consultant to the Bank during 2013. His responsibilities at the Bank included advising the Bank's CEO on acquisitions and divestitures, asset/liability management, and new products. In addition, he was the Chairman of the Bank's Credit and Risk Management Committee from 2008 to 2012 and the Bank's acting Chief Risk Officer until January 2012. Before joining the Bank, Mr. Hurley was the Chief Executive Officer of M. Safra & Co., a private money management firm, from 2004 to 2007. Prior to joining M. Safra & Co., Mr. Hurley worked at Merrill Lynch ("ML") from 1976 to 2004. His most recent management positions included serving as Senior Vice President of ML & Co. and Head of Global Private Equity Investing, Managing Director and Head of Japan Investment Banking and Capital Markets, Managing Director and Co-Head of the Global Manufacturing and Services Group, and Managing Director and Head of the Global Automotive Aerospace and Transportation Group. As part of the management duties described above, he was a member of the Corporate and Institutional Client Group ("CICG") Executive Committee which had global responsibility for the firm's equity, debt, investment banking and private equity businesses, a member of the Japan CICG Executive Committee, and a member of the Global Investment Banking Management and Operating Group Committees. Mr. Hurley has served as a director of New Mountain Finance Corporation ("NMFC"), a business development company also managed by the Investment Adviser, since November 2010. He is also a member of the board of directors of Merrill Corporation, which is a privately held company that provides outsourced solutions for complex, regulated and confidential business information, where he serves as Chairman of the Compensation and Governance and Human Resources Committee and as a member of the Audit Committee. Since June 2016, Mr. Hurley has served as a member of the board of directors of The Stars Group Inc., a publicly listed technology gaming company, where he serves as Chairman of the Corporate Governance, Nominating & Compensation Committee. Since December 2017, Mr. Hurley has been the Fortress Voting Proxy and Voting Proxy Appointed Manager for LSQ to the Ligado Networks, Inc. Board of Managers. Since February 2014, Mr. Hurley is the sole member of a consulting business, Alfred F. Hurley, Jr. & Company, LLC. Mr. Hurley graduated from Princeton University with an A.B. in History, cum laude.

        Mr. Hurley brings his experience in risk management as well as his experience in the banking and money management industries to our Board. This background positions Mr. Hurley well to serve as our director.

        David Ogens has been a director of the Company since 2019. He has served as the President and a Director of Med Inc. since 2011, a company that provides complex rehabilitation services to patients with serious muscular/neuro diseases. Previously, Mr. Ogens served as Senior Managing Director and Head of Investment Banking at Leerink Swann LLC, a specialized healthcare investment bank focused on emerging growth healthcare companies, from 2005 to 2009. Prior to serving at Leerink Swann LLC, Mr. Ogens was Chairman and Co-Founder of SCS Financial Services, LLC, a private wealth management firm. Before co-founding SCS Financial Services, LLC in 2002, Mr. Ogens was a Managing Director in the Investment Banking Division of Goldman, Sachs & Co, where he served as a senior investment banker and a head of the High Technology Investment Banking Group. He has served as a director of NMFC since November 2010. Mr. Ogens received his Bachelor of Arts ("B.A." or "A.B.") and Master of Business Administration ("M.B.A.") from the University of Virginia.

        Mr. Ogens brings his experience in wealth management and investment banking, including experience with debt issuances, as well as industry-specific expertise in the healthcare industry to our Board. This background positions Mr. Ogens well to serve as our director.

        John P. Malfettone has been a director of the Company since 2019. He has previously served as the Senior Managing Director at Clayton, Dubilier & Rice ("CD&R"), a global private investment firm based in New York that manages over $28 billion of assets representing 80+ companies across a broad range of industries. Mr. Malfettone joined CD&R in 2010; he was a leader of the CD&R's Portfolio Procurement and Portfolio Insurance Programs. He also served as the Chief Compliance Officer. Previously from 2004 to 2010, Mr. Malfettone served as a Partner, Chief Operating Officer and Chief Compliance Officer at Oak Hill Capital Partners, a leading U.S. based middle market private equity firm focused on core sectors such as consumer, retail and distribution, industrials, media and communications and services. Prior to joining Oak Hill, he worked for 12 years at General Electric Co. (GE) serving numerous roles since 1990, including that of a Managing Director at GE's private equity business. Before GE, Mr. Malfettone started his career at KPMG in 1977 and was a promoted to partner in 1988. Mr. Malfettone has been a CPA since 1978 and earned his Bachelor of Sciences ("B.S.") in Accounting, magna cum laude, from the University of Connecticut.

        Mr. Malfettone brings his experience in investment management, including perspectives related to audit and compliance, as well as potential industry-specific expertise related to various portfolio investments to our Board. This background positions Mr. Malfettone well to serve as our director.

Interested Directors

        John R. Kline has served as a Chairman of the Board of the Company since 2019 and has served as the Company's president and chief operating officer since 2019. He has served as NMFC's president since 2016 and as its chief operating officer since 2013. Mr. Kline also serves as a Managing Director of New Mountain Capital. Prior to joining New Mountain Capital in 2008, he worked at GSC Group Inc. from 2001 to 2008 as an investment analyst and trader for GSC Group Inc.'s control distressed and corporate credit funds. From 1999 to 2001, Mr. Kline was with Goldman, Sachs & Co. where he worked in the Credit Risk Management and Advisory Group. He currently serves as a director of UniTek Global Services, Inc. Mr. Kline received an A.B. degree in History from Dartmouth College.

        Mr. Kline's depth of experience in managerial operational positions in investment management and financial services, as well as his intimate knowledge of our business and operations, provides our Board valuable industry- and company-specific knowledge and expertise.

Executive Officers Who Are Not Directors

        Robert A. Hamwee has served as our chief executive officer since 2019. Mr. Hamwee has served as a Managing Director of New Mountain Capital since 2008. Prior to joining New Mountain Capital, Mr. Hamwee served as a Senior Executive of GSC Group Inc. ("GSC"), a leading institutional investment manager of alternative assets, where he had day-to-day responsibility for managing GSC's control distressed debt funds from 1999 to 2008. Prior to 1999, Mr. Hamwee held various positions at Greenwich Street Capital Partners, the predecessor to GSC, and with The Blackstone Group. Mr. Hamwee has chaired numerous Creditor Committees and Bank Steering Groups, and was formerly a director of a number of public and private companies, including Envirosource, Purina Mills, and Viasystems. Mr. Hamwee currently serves on the board of Edmentum, Inc. He has also served as a director of NMFC since November 2010 and as its chief executive officer since July 2010. Additionally, Mr. Hamwee is the founder, majority stockholder and serves on the board of directors of Boulevard Arts, Inc., a development stage company which is developing art education applications for virtual reality platforms. Mr. Hamwee received his Bachelor of Business Administration ("B.B.A.") in Finance and Accounting from the University of Michigan.

        Karrie J. Jerry has served as our chief compliance officer ("CCO") and corporate secretary since 2019. Ms. Jerry joined the Investment Adviser in 2011 and has served as chief compliance officer, compliance vice president and assistant corporate secretary of NMFC. From 2005 until 2011, Ms. Jerry served as a Compliance Associate and Assistant Corporate Secretary at Apollo Investment Corporation ("Apollo"), a publicly traded business development company. While at Apollo, Ms. Jerry also served in compliance and corporate governance oversight roles of Apollo's other publicly listed funds, which included a real estate investment trust and one other closed-end fund. Ms. Jerry received a B.S. degree in Paralegal Studies from Boston University.

        Shiraz Y. Kajee will be our chief financial officer and treasurer. Since joining the Investment Adviser in 2015, Mr. Kajee has served as chief financial officer and treasurer of NMFC. Prior to joining the Investment Adviser, Mr. Kajee was the Head of U.S. Finance at Man Investments from 2012 to 2015, where he was responsible for the accounting, tax and treasury functions for the U.S. operations of Man Group plc, a United Kingdom based alternative asset manager. From 2010 to 2012, Mr. Kajee was a Vice President of Private Wealth Finance at Goldman, Sachs & Co. and from 2006 to 2010 was a Senior Vice President of Corporate Loans Finance at Citigroup Inc. Mr. Kajee began his career at Ernst & Young LLP within their Financial Services Office Assurance practice. Mr. Kajee received both his Master of Science ("M.S.") in Accounting and a Bachelor of Business Administration ("B.B.A.") in Finance from Baruch College—City University of New York. He is a New York State Certified Public Accountant and a Chartered Global Management Accountant.

        Adam B. Weinstein will be our executive vice president. Mr. Weinstein also serves as a Managing Director and Chief Financial Officer of New Mountain Capital and has been in various roles since joining in 2005. Prior to joining New Mountain Capital in 2005, Mr. Weinstein was a Manager at Deloitte & Touche LLP and worked in that firm's merger and acquisition and private equity investor services areas. He also currently serves as a director of Bellerophon Therapeutics Inc., Great Oaks Foundation and Victory Education Partners. Mr. Weinstein sits on a number of boards of directors for professional and non-profit organizations. Mr. Weinstein received his B.S. from Binghamton University, is a member of the AICPA and is a New York State Certified Public Accountant.

        Our Board has adopted a code of ethics that applies to our executive officers, which forms part of our broader compliance policies and procedures. See "Item 1. Business—Compliance Policies and Procedures."

Board Leadership Structure

        Our Board monitors and performs an oversight role with respect to our business and affairs, compliance with regulatory requirements and the services, expenses and performance of our service providers. Among other things, our Board approves the appointment of the Administrator and officers, reviews and monitors the services and activities performed by the Administrator and officers and approves the engagement, and reviews the performance of, our independent public accounting firm.

        Under our bylaws, our Board may designate a chairman to preside over the meetings of the Board and meetings of the stockholders and to perform such other duties as may be assigned to the chairman by the Board. We do not have a fixed policy as to whether the chairman of the Board should be an Independent Director and believe that we should maintain the flexibility to select the chairman and reorganize the leadership structure, from time to time, based on the criteria that is in our best interests and our stockholders at such times.

        John R. Kline currently serves as the chairman of our Board. Mr. Kline is an "interested person" of the Company as defined in Section 2(a)(19) of the 1940 Act because he is a Managing Director of New Mountain Capital and serves on the investment committee of the Investment Adviser. We believe that Mr. Kline's history with New Mountain Capital, familiarity with our investment objectives and investment strategy, and extensive knowledge of the financial services industry and the investment valuation process in particular qualify him to serve as the chairman of our Board. We believe that, at present, we are best served through this leadership structure, as Mr. Kline's relationship with the Investment Adviser and New Mountain Capital, provides an effective bridge and encourages an open dialogue between our management and our Board, ensuring that all groups act with a common purpose.

        Our Board does not currently have a designated lead Independent Director. We are aware of the potential conflicts that may arise when a non-Independent Director is chairman of the Board, but believe these potential conflicts are offset by our strong corporate governance policies. Our corporate governance policies include regular meetings of the Independent Directors in executive session without the presence of interested directors and management over which the chairman of the audit committee presides, the establishment of audit, valuation and nominating and corporate governance committees comprised solely of Independent Directors and the appointment of a chief compliance officer, with whom the Independent Directors meet regularly without the presence of interested directors and other members of management, for administering our compliance policies and procedures.

        We recognize that different board leadership structures are appropriate for companies in different situations. We intend to continue to re-examine our corporate governance policies on an ongoing basis to ensure that they continue to meet our needs.

Board's Role In Risk Oversight

        Our Board performs its risk oversight function primarily through (1) its four standing committees which report to the Board, each of which is comprised solely of Independent Directors and (2) active monitoring by our chief compliance officer and our compliance policies and procedures.

        Our audit committee, valuation committee and nominating and corporate governance committee assist our Board in fulfilling its risk oversight responsibilities. The audit committee's risk oversight responsibilities include overseeing our accounting and financial reporting processes, our systems of internal controls regarding finance and accounting, and audits of our financial statements, including the independence of our independent auditors. The valuation committee is responsible for making recommendations in accordance with the valuation policies and procedures adopted by our Board, reviewing valuations and any reports of independent valuation firms, confirming that valuations are made in accordance with the valuation policies of our Board and reporting any deficiencies or violations of such valuation policies to our Board on at least a quarterly basis, and reviewing other matters that our Board or the valuation committee deems appropriate. The nominating and corporate governance committee's risk oversight responsibilities include selecting, researching and nominating directors for election by our stockholders, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and our management.

        Our Board performs its risk oversight responsibilities with the assistance of our chief compliance officer. The Board quarterly reviews a written report from the chief compliance officer discussing the adequacy and effectiveness of our compliance policies and procedures and our service providers. The chief compliance officer's quarterly report addresses at a minimum:

  •
  the operation of our compliance policies and procedures and our service providers since the last report;

  •
  any material changes to these policies and procedures since the last report;

  •
  any recommendations for material changes to these policies and procedures as a result of the chief compliance officer's review; and

  •
  any compliance matter that has occurred since the date of the last report about which the Board would reasonably need to know to oversee our compliance activities and risks.

        In addition, the chief compliance officer meets separately in executive session with the Independent Directors at least once each year.

        We believe that our Board's role in risk oversight is effective, and appropriate given the extensive regulation to which we are subject as a BDC. We are required to comply with certain regulatory requirements that control the levels of risk in our business and operations. For example, our ability to incur indebtedness is limited because our asset coverage must equal at least 150.0% immediately after we incur indebtedness. We generally have to invest at least 70.0% of our total assets in "qualifying assets" and are not generally permitted to invest in any portfolio company in which one of our affiliates currently has an investment.

        We recognize that different board of director roles in risk oversight are appropriate for companies in different situations. We intend to continue to re-examine the manner in which our Board administers its oversight function on an ongoing basis to ensure that its continues to meet our needs.

Committees of the Board

        Our Board has established an audit committee, a nominating and corporate governance committee, and a valuation committee. The members of each committee have been appointed by our Board and serve until their respective successor is elected and qualifies, unless they are removed or resign. We require each director to make a diligent effort to attend all board and committee meetings as well as each annual meeting of our stockholders.

Audit Committee

        The audit committee operates pursuant to a charter approved by our Board. The charter sets forth the responsibilities of the audit committee. The audit committee is responsible for recommending the selection of, engagement of and discharge of our independent auditors, reviewing the plans, scope and results of the audit engagement with the independent auditors, approving professional services provided by the independent auditors (including compensation therefore), reviewing the independence of the independent auditors and reviewing the adequacy of our internal controls over financial reporting. The members of the audit committee are Messrs. Hurley, Ogens and Malfettone , each of whom is not an interested person of the Company for purposes of the 1940 Act. John P. Malfettone serves as the chairman of the audit committee, and our Board has determined that Alfred F. Hurley, Jr., David Ogens and John P. Malfettone are "audit committee financial experts" as that term is defined under Item 407 of Regulation S-K, as promulgated under the 1934 Act, and that each of them meets the current independence and experience requirements of Rule 10A-3 of the 1934 Act.

Nominating and Corporate Governance Committee

        The nominating and corporate governance committee operates pursuant to a charter approved by our Board. The charter sets forth the responsibilities of the nominating and corporate governance committee. The nominating and corporate governance committee is responsible for determining criteria for service on the Board, identifying, researching and nominating directors for election by our stockholders, selecting nominees to fill vacancies on our Board or committees of the Board, developing and recommending to the Board a set of corporate governance principles and overseeing the self-evaluation of the Board and its committees and evaluation of our management. The nominating and corporate governance committee considers nominees properly recommended by our stockholders. The members of the nominating and corporate governance committee are Messrs. Hurley, Ogens and Malfettone, each of whom is not an interested person of the Company for purposes of the 1940 Act. Mr. Hurley serves as the chairman of the nominating and corporate governance committee.

        The nominating and corporate governance committee seeks candidates who possess the background, skills and expertise to make a significant contribution to the Board, us and our stockholders. In considering possible candidates for election as a director, the nominating and corporate governance committee takes into account, in addition to such other factors as they deem relevant, the desirability of selecting directors who:

  •
  are of high character and integrity;

  •
  are accomplished in their respective fields, with superior credentials and recognition;

  •
  have relevant expertise and experience upon which to be able to offer advice and guidance to management;

  •
  have sufficient time available to devote to our affairs;

  •
  are able to work with the other members of the Board and contribute to our success;

  •
  can represent the long-term interests of our stockholders as a whole; and

  •
  are selected such that the Board represent a range of backgrounds and experience.

        The nominating and corporate governance committee has not adopted formal policies with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the nominating and corporate governance committee considers and discusses diversity, among other factors, with a view toward the needs of the Board as a whole. The nominating and corporate governance committee generally conceptualizes diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities that contribute to the Board, when identifying and recommending director nominees. The nominating and corporate governance committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the nominating and corporate governance committee's goal of creating a Board that best serves our needs and the interest of our stockholders.

Valuation Committee

        The valuation committee operates pursuant to a charter approved by our Board. The charter set forth the responsibilities of the valuation committee. The valuation committee is responsible for making recommendations in accordance with the valuation policies and procedures adopted by our Board, reviewing valuations and any reports of independent valuation firms (which valuations firms, we will be required to retain to value our portfolio investments to the extent that our assets are treated as "plan assets" for purposes of ERISA), confirming that valuations are made in accordance with the valuation policies of our Board and reporting any deficiencies or violations of such valuation policies to our Board on at least a quarterly basis, and reviewing other matters that our Board or the valuation committee deems appropriate. The valuation committee is composed of Messrs. Hurley, Ogens and Malfettone, each of whom is not an interested person of the Company for purposes of the 1940 Act. Mr. Ogens serves as chairman of the valuation committee.

ITEM 6.    EXECUTIVE COMPENSATION.

(a)
Compensation of Executive Officers

        We do not currently have any employees and do not expect to have any employees. Services necessary for our business, including such services provided by our executive officers, will be provided by individuals who are employees of the Investment Adviser, pursuant to the terms of our Investment Management Agreement, or through the Administration Agreement. Therefore, our day-to-day investment operations will be managed by the Investment Adviser, and most of the services necessary for the origination and administration of our investment portfolio will be provided by investment professionals employed by the Investment Adviser.

        None of our executive officers will receive direct compensation from us. To the extent (i) Benefit Plan Investors hold less than 25% of our Shares, or (ii) our Shares are listed on a national securities exchange, we will reimburse the Administrator for expenses incurred by it on our behalf in performing its obligations under the Administration Agreement. Certain of our executive officers, through their ownership interest in or management positions with the Investment Adviser, may be entitled to a portion of any profits earned by the Investment Adviser, which includes any fees payable to the Investment Adviser under the terms of our Investment Management Agreement, less expenses incurred by the Investment Adviser in performing its services under our Investment Management Agreement. The Investment Adviser may pay additional salaries, bonuses, and individual performance awards and/or individual performance bonuses to our executive officers in addition to their ownership interest.

(b)
Compensation of Independent Directors

        Each of our Independent Directors will receive an annual retainer fee of $25,000, payable once per year, if the director attends at least 75% of the meetings held during the previous year. In addition, each of our Independent Directors will receive a fee of $625 for each regularly scheduled quarterly Board meeting that they participate in and $250 for each special Board meeting that they participate in. Independent Directors will also be reimbursed for all reasonable out-of-pocket expenses incurred in connection with participating in each board meeting.

        With respect to each audit committee meeting not held concurrently with a board meeting, Independent Directors will be reimbursed for all reasonable out-of-pocket expenses incurred in connection with participating in such audit committee meeting. In addition, the chairman of the audit committee will receive an annual retainer of $1,875, while the chairman of the nominating and corporate governance committee and the chairman of the valuation committee will receive annual retainers of $250 and $1,250 respectively.

        No compensation will be paid to directors who are "interested persons," as that term is defined in the 1940 Act.

ITEM 7.    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

(a)
Transactions with Related Persons; Review, Approval or Ratification of Transaction with Related Persons

Investment Management Agreement; Administration Agreement

        We will enter into the Investment Management Agreement with our Investment Adviser pursuant to which we will pay Management Fees to the Investment Adviser, and we will enter into the Administration Agreement with the Administrator, pursuant to which and to the extent (i) Benefit Plan Investors hold less than 25% of our Shares, or (ii) our Shares are listed on a national securities exchange, we will make payments equal to an amount that reimburses the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities under the Administration Agreement.

        The Investment Management Agreement and the Administration Agreement are expected to be approved by our Board at the initial board meeting. Unless earlier terminated as described below, each of the Investment Management Agreement and the Administration Agreement will remain in effect for a period from their effective date to the second anniversary of such effective date and will remain in effect from year to year thereafter if approved annually by (i) the vote of our Board, or by the vote of a majority of our outstanding voting securities, and (ii) the vote of a majority of our Independent Directors. The Investment Management Agreement will automatically terminate in the event of an assignment by the Investment Adviser, see "Item 1A. Risk Factors—Our ability to achieve our investment objective depends on key investment personnel of the Investment Adviser.," and the Administration Agreement will automatically terminate in the event of an assignment by the Administrator. Notwithstanding the foregoing, each of the Investment Management Agreement and the Administration Agreement may be terminated at any time, without the payment of any penalty, upon 60 days' written notice, provided, that, such termination will be directed or approved by the vote of a majority of our outstanding voting securities, by the vote of our directors, or by the Investment Adviser or Administrator (as applicable). If the Investment Management Agreement is terminated according to this paragraph, we will pay the Investment Adviser a pro-rated portion of the Management Fee.

Potential Conflicts of Interest

        The Company's executive officers and directors, as well as the current or future members of the Investment Adviser, serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as the Company or of investment funds managed by the Company's affiliates. Accordingly, they may have obligations to investors in those entities, the fulfillment of which might not be in the Company's and the Company's stockholders' best interests.

        We, the Investment Adviser and our respective direct or indirect members, partners, officers, directors, employees, agents and affiliates may be subject to certain potential conflicts of interest in connection with our activities and investments. For example, the terms of the Investment Adviser's management fees may create an incentive for the Investment Adviser to approve and cause us to make more speculative investments than we would otherwise make in the absence of such fee structure.

        The Investment Adviser and its affiliates may also manage other funds in the future that may have investment mandates that are similar, in whole and in part, to our investment mandates. The Investment Adviser and its affiliates may determine that an investment is appropriate for us and for one or more of those other funds. In such event, depending on the availability of such investment and other appropriate factors, the Investment Adviser or its affiliates may determine that we should invest side-by-side with one or more other funds. Any such investments will be made only to the extent permitted by applicable law and interpretive positions of the SEC and its staff, and consistent with the Investment Adviser's allocation procedures. On October 8, 2019, the SEC issued an exemptive order (the "Exemptive Order"), which superseded a prior order issued on December 18, 2017, which permits us to co-invest in portfolio companies with certain funds or entities managed by the Investment Adviser or its affiliates in certain negotiated transactions where co-investing would otherwise be prohibited under the 1940 Act, subject to the conditions of the Exemptive Order. Pursuant to the Exemptive Order, we are permitted to co-invest with our affiliates if a "required majority" (as defined in Section 57(o) of the 1940 Act) of our Independent Directors make certain conclusions in connection with a co-investment transaction, including, but not limited to, that (1) the terms of the potential co-investment transaction, including the consideration to be paid, are reasonable and fair to us and our stockholders and do not involve overreaching in respect of us or our stockholders on the part of any person concerned, and (2) the potential co-investment transaction is consistent with the interests of our stockholders and is consistent with our then-current investment objective and strategies. In addition, to the extent that our assets are treated as "plan assets" under ERISA, we will only co-invest in the same issuer with certain funds or entities managed by the Investment Adviser or its affiliates, so long as their and our respective investments are at the same level of such issuer's capital structure; provided, that in no event will we co-invest with any other fund or entity in contravention of the 1940 Act.

        The Company has entered into a royalty-free Trademark License Agreement with New Mountain Capital, L.L.C., pursuant to which New Mountain Capital, L.L.C. has agreed to grant the Company a non-exclusive, royalty-free license to use the names "New Mountain" or "NMF," as applicable. Under this Trademark License Agreement, subject to certain conditions, the Company has a right to use the "New Mountain" or "NMF" names for so long as the Investment Adviser or one of its affiliates remains the Company's investment adviser. Other than with respect to this limited license, the Company has no legal right to the "New Mountain" or "NMF" names.

        The Company has adopted certain policies and procedures to manage conflicts of interest, including a code of ethics. See "—Certain Business Relationships". Additionally, as described above under "Item 1. Business—Proxy Voting Policies and Procedures", we have delegated our proxy voting responsibility to our Investment Adviser, which has adopted certain proxy voting policies and procedures. Furthermore, to the extent that our assets are treated as "plan assets" for purposes of ERISA, we have policies and procedures in place to comply with any requirements under ERISA in respect of conflicts of interest.

Certain Business Relationships

        Certain of our current directors and officers are directors or officers of the Investment Adviser.

        To the extent that the assets of the Company are treated as "plan assets" for purposes of ERISA, the Company will not enter into any agency, agency cross and principal transaction with any of its affiliates, or in any other transaction that could give rise to a prohibited transaction under ERISA.

        To the extent that the assets of the Company are not treated as "plan assets" for purposes of ERISA, the Company may enter into transactions with portfolio companies, in the Company's ordinary course of business, that may be considered related party transactions. Under such circumstances, in order to ensure that the Company does not engage in any prohibited transactions with any persons affiliated with the Company, the Company has implemented certain policies and procedures whereby the Company's executive officers screen each of the Company's transactions for any possible affiliations between the proposed portfolio investment, the Company, companies controlled by us and our employees and directors. Furthermore, under such circumstances, the Company will not enter into any agreements unless and until the Company is satisfied that doing so will not raise concerns under the

1940 Act or, if such concerns exist, the Company has taken appropriate actions to seek board review and approval or exemptive relief, as applicable, for such transaction. Our Board reviews these procedures on a quarterly basis.

        We have adopted a code of ethics which applies to, among others, our senior officers, including our chief executive officer and chief financial officer, as well as all of our officers, directors and employees. Our code of ethics requires that all employees and directors avoid any conflict, or the appearance of a conflict, between an individual's personal interests and our interests. Pursuant to such code of ethics, each employee and director must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to our chief compliance officer.

Indebtedness of Management

        None.

(b)
Promoters and Certain Control Persons

        The Investment Adviser may be deemed a promoter of the Company. We will enter into the Investment Management Agreement with the Investment Adviser. The Investment Adviser, for its services to us, will be entitled to receive Management Fees. In addition, under the Investment Management Agreement, we expect, to the extent permitted by applicable law (including ERISA, if applicable) and in the discretion of our Board, to indemnify the Investment Adviser and certain of its affiliates. See "Item 1. Business—Investment Management Agreement."

ITEM 8.    LEGAL PROCEEDINGS.

        We are not currently subject to any material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against us. From time to time, we may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under loans to or other contracts with our portfolio companies. While the outcome of these legal proceedings cannot be predicted with certainty, we do not expect that these proceedings will have a material effect upon our financial statements.

ITEM 9.    MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS.

Market Information

        Our outstanding Shares will be offered and sold in transactions exempt from registration under the Securities Act under section 4(a)(2) and Regulation D. See "Item 10. Recent Sales of Unregistered Securities" for more information. There is currently no public market for the Shares, and we do not expect one to develop.

        Because the Shares are being acquired by investors in one or more transactions "not involving a public offering," they are "restricted securities" and may be required to be held indefinitely. Our Shares may not be sold, transferred, assigned, pledged or otherwise disposed of unless (i) our consent is granted, which consent, with respect to an ERISA Plan, will not be withheld unreasonably in the case of a change of such ERISA Plan's fiduciaries or trustees, and (ii) the Shares are registered under applicable securities laws or specifically exempted from registration (in which case the Shareholder may, at our option, be required to provide us with a legal opinion, in form and substance satisfactory to us, that registration is not required). Accordingly, an investor must be willing to bear the economic risk of investment in the Shares until we are liquidated. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of Shares may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the Shares and to execute such other instruments or certifications as are reasonably required by us. No transfer of Shares will be permitted if such transfer may give rise to a prohibited transaction under Section 406(b) of ERISA, and the transferor and the transferee must so represent in any transfer documents.

Shareholders

        Please see "Item 4. Security Ownership of Certain Beneficial Owners and Management" for disclosure regarding our Shareholders.

Distributions

        Subject to the requirements of Section 852(a) of the Code and the terms of any indebtedness or Preferred Shares, distributions of proceeds will be made to the Shareholders pro rata based on the number of Shares held by each Shareholder.

Retention of Proceeds

        Subject to the requirements of Section 852(a) of Subchapter M of the Code and the terms of any indebtedness or Preferred Shares, during the Commitment Period, we may retain, in whole or in part, any proceeds attributable to portfolio investments. Any retained proceeds that represent net investment income will be treated as a deemed distribution by us to the Shareholders and a deemed re-contribution by the Shareholders to us, and the aggregate Undrawn Commitments of all Shareholders will be reduced accordingly. We may use the amounts so retained to make investments, pay our fees and expenses, repay our borrowings, or fund reasonable reserves for our future expenses or other obligations (including obligations to make indemnification advances and payments to the extent such advances and payments would be permitted under applicable law, including ERISA, if applicable); provided, however, that, after the expiration of the Commitment Period, no part of such retained amounts will be used to make any investment for which we would not be permitted to draw down Commitments. We will treat any retained proceeds that represent net investment income as a deemed distribution to Shareholders and a deemed re-contribution by the Shareholders, and the aggregate Undrawn Commitments of all Shareholders will be reduced accordingly. For the avoidance of doubt, even if the Undrawn Commitment of the Shares becomes zero, we may continue to retain proceeds that represent net investment income as described above for the purpose of paying our operating costs (including expenses, the Management Fee, payments to the Administrator (to the extent the assets of the Company are not treated as "plan assets" for purposes of ERISA—See "Item 1. Business—The Administrator") and any indemnification obligations to the extent permitted under applicable law, including ERISA, if applicable) and debt service of any borrowings we have made.

Reports to Shareholders

        We plan to furnish or make available to our Shareholders an annual report for each fiscal year ending December 31 containing financial statements audited by our independent registered public accounting firm. Additionally, we intend to comply with the periodic reporting requirements of the 1934 Act.

ITEM 10.    RECENT SALES OF UNREGISTERED SECURITIES.

        We have not yet issued any unregistered securities. We have issued and sold 100 Shares at an aggregate purchase price of $1,000 to the Investment Adviser. It is expected that all Shares will be issued and sold in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the Securities Act.

ITEM 11.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        The following description is based on relevant portions of the MGCL and our charter and bylaws. This summary is not necessarily complete, and we refer you to the MGCL and our charter and bylaws for a more detailed description of the provisions summarized below.

Capital Stock

        Our authorized stock consists of 500,000,000 shares of stock, par value $0.001 per share, all of which are initially designated as common stock. There are no outstanding options or warrants to purchase our common stock. No common stock has been authorized for issuance under any equity compensation plans. Our fiscal year-end is December 31. Under Maryland law, our Shareholders generally are not personally liable for our debts or obligations.

        Under our charter, our Board is authorized to classify and reclassify any unissued stock into other classes or series of stock, including preferred stock, without obtaining Shareholder approval. As permitted by the MGCL, our charter provides that a majority of our entire Board, without any action by our Shareholders, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. However, with respect to all other amendments to the charter (other than certain ministerial amendments that may be approved by the Board without a stockholder vote under the MGCL), we may amend our charter only if such amendment is declared advisable by our Board and approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

        Set forth below is a chart describing the classes of our stock to be outstanding as to the date we commence this offering:

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by Us or for Our Account	(4) Amount Outstanding Exclusive of Amount Under Column (3)
Common Stock	500,000,000	—	100

        Our charter also provides that the Board may classify or reclassify any unissued shares of common stock into one or more classes or series of common stock or preferred stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, or limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption of the Shares. There is currently no market for our Shares, and we can offer no assurances that a market for our Shares will develop in the future. Unless the Board or any officer determines otherwise, we will issue all Shares of our stock in uncertificated form.

Common Stock

        Under the terms of the charter, all shares of common stock have equal rights as to dividends and other distributions and voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Dividends and other distributions may be paid to our Shareholders if, as and when authorized by the Board and declared by us out of funds legally available therefor. Shares of common stock have no preemptive, exchange, conversion or redemption rights and Shareholders generally have no appraisal rights. Shares of common stock are freely transferable, except where their transfer is restricted by federal and state securities laws (including, without limitation, where such transfer would result in a prohibited transaction under Section 406(b) of ERISA, if applicable) or by contract. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay, or otherwise provide for, all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on all matters submitted to a vote of Shareholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. A nominee for director shall be elected as a director only if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee at a meeting of stockholders duly called and at which a quorum is present. Each share entitles the holder thereof to vote for as many individuals as there are directors to be elected and for whose election the holder is entitled to vote. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors, and holders of less than a majority of such common stock will be unable to elect any director.

Preferred Stock

        Under the terms of our charter, the Board may authorize us to issue shares of preferred stock in one or more classes or series, without Shareholder approval, to the extent permitted by the 1940 Act. The Board has the power to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series of preferred stock. We do not currently anticipate issuing preferred stock. In the event we issue preferred stock, we will make any required disclosure to Shareholders. We will not offer preferred stock to the Investment Adviser or our affiliates except on the same terms as offered to all other Shareholders.

        Preferred stock could be issued with terms that would adversely affect our common stockholders. Preferred stock could also be used as an anti-takeover device through the issuance of shares of a class or series of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control. Every issuance of preferred stock will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that: (1) immediately after issuance and before any dividend or other distribution is made with respect to common stock and before any purchase of common stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 50% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class voting separately to elect two directors at all times and to elect a majority of the directors if distributions on such preferred stock are in arrears by two full years or more. Certain matters under the 1940 Act require the affirmative vote of the holders of at least a majority of the outstanding shares of preferred stock (as determined in accordance with the 1940 Act) voting together as a separate class. For example, the vote of such holders of preferred stock would be required to approve a proposal involving a plan of reorganization adversely affecting such securities.

        The issuance of any preferred stock must be approved by a majority of the Independent Directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

        Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and that is material to the cause of action. Our charter contains such a provision which eliminates directors' and officers' liability to the maximum extent permitted by Maryland law, subject to the requirements of the 1940 Act and any applicable prohibitions under ERISA, if applicable.

        Maryland law requires a corporation (unless its charter provides otherwise, which ours does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to or in which they may be made, or threatened to be made, a party or witness by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Under Maryland law, a Maryland corporation may not indemnify a director or officer in a suit by the corporation or in its right in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that a personal benefit was improperly received, is limited to expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

        Our charter obligates us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act and by applicable prohibitions under ERISA, if applicable, to indemnify any present or former director or officer of the Company or any individual who, while a director or officer of the Company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise as a director, officer, partner, manager, member or trustee, who is made, or threatened to be made, a party to, or witness in, a proceeding by reason of his or her service in such capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as such and, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our charter also permits us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and any of our employees or agents or any employees or agents of our predecessor.

        In accordance with the 1940 Act, we will not indemnify any person for any liability to which such person would be subject by reason of such person's willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. Furthermore, notwithstanding Maryland law, any indemnification agreement or other agreement, our charter provides that to the extent that our assets are treated as "plan assets" for purposes of ERISA, the Company will not indemnify any person for any liability to the extent that liability arose in connection with the breach by such person of his or her fiduciary duties under ERISA, if applicable.

        We expect to enter into indemnification agreements with each of our independent directors. The indemnification agreements provide our directors the maximum indemnification and advance of expenses permitted under Maryland law and the 1940 Act.

        We have obtained liability insurance for our independent directors, which will be paid for by the Company.

Certain Provisions of the MGCL and Our Charter and Bylaws

        The MGCL and our charter and bylaws contain provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Election of Directors; Term

        Our bylaws provide that an annual meeting of the Shareholders for the election of directors, amongst other things, will be held on a date and at a time set by the Board. Accordingly, we will hold an annual meeting of the Shareholders at which a nominee for director shall be elected only if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee at a meeting of stockholders duly called and at which a quorum is present. Each director will hold office for a term ending at the next annual meeting of Shareholders following his or her election and when his or her successor is duly elected and qualifies. At each annual meeting of our Shareholders, the successors to the directors whose terms expire at each such meeting will be elected to hold office for a one-year term expiring at the next annual meeting of Shareholders following their election. Each director will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualifies. Pursuant to our charter, the Board may amend the bylaws from time to time to alter the vote required to elect a director.

Number of Directors; Vacancies; Removal

        Our charter provides that the number of directors will be set only by the Board in accordance with our bylaws. Our bylaws provide that a majority of our entire Board may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than the minimum number required by the MGCL nor more than eleven. We have elected to be subject to the provision of Subtitle 8 of Title 3 of the MGCL providing that, except as may be provided by our board of directors in setting the terms of any class or series of preferred stock, any and all vacancies on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualified, subject to any applicable requirements of the 1940 Act.

        Our charter also provides that any director, or the entire board of directors, may be removed at any time, with or without cause, by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors.

        Our charter also provides that any tender offer made by any person, including any "mini-tender" offer, must comply with the provisions of Regulation 14D of the 1934 Act, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. Our charter prohibits any Shareholder from transferring shares of stock to a person who makes a tender offer which does not comply with such provisions unless such Shareholder has first offered such shares of stock to us at the tender offer price in the non-compliant tender offer. In addition, the non-complying offeror will be responsible for all of our expenses in connection with that offeror's noncompliance.

Action by Stockholders

        Under the MGCL, unless a corporation's charter provides otherwise (which our charter does not), Shareholder action can be taken only at an annual or special meeting of Shareholders or by unanimous written consent in lieu of a meeting. These provisions, combined with the requirements of our bylaws regarding the calling of a Shareholder-requested special meeting of Shareholders discussed below, may have the effect of delaying consideration of a Shareholder proposal until the next annual meeting.

Advance Notice Provisions for Shareholder Nominations and Shareholder Proposals

        Our bylaws provide that with respect to an annual meeting of Shareholders, nominations of persons for election to our Board and the proposal of business to be considered by Shareholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our Board or (3) by a Shareholder who was a Shareholder of record at the record date set by our Board for the purpose of determining Shareholders entitled to vote at the meeting, at the time of giving notice as provided for in our bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice procedures of our bylaws. With respect to special meetings of Shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board at a special meeting may be made only (1) by or at the discretion of our Board or (2) provided that the special meeting has been called for the purpose of electing directors, by a Shareholder who was a Shareholder of record at the record date set by our Board for the purpose of determining Shareholders entitled to vote at the meeting, at the time of giving notice as provided for in our bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of our bylaws. The purpose of requiring Shareholders to give us advance notice of nominations and other business is to afford our Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board, to inform Shareholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of Shareholders. Although our bylaws do not give our Board any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of Shareholders proposals if proper procedures are not followed. They may also have the effect of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our Shareholders.

Calling of Special Meetings of Shareholders

        Our bylaws provide that special meetings of Shareholders may be called by our Board and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the Shareholders requesting the meeting, a special meeting of Shareholders will be called by the secretary of the Company upon the written request of Shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

Approval of Certain Matters

        Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert to another form of entity, transfer all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter generally provides for approval of these matters by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. Our bylaws further provide that our bylaws may be amended, altered, repealed or replaced and new bylaws may be adopted, either (a) by the vote of the stockholders entitled to cast at least a majority of the votes entitled to be cast thereon at any duly organized annual or special meeting of stockholders or (b) by vote of a majority of the Board; provided, however, that any amendment to the provision of the bylaws relating to amendments will require the vote of (i) a majority of the Board and (ii) stockholders entitled to cast at least a majority of the votes entitled to be cast thereon at any duly organized annual or special meeting of stockholders.

Appraisal Rights

        As permitted by the MGCL, our charter provides that Shareholders will not be entitled to exercise appraisal rights unless a majority of our entire Board determines that such rights shall apply.

Business Combinations

        Under Maryland law, certain "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder, which we refer to as the Business Combination Act. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

  •
  any person who beneficially owns 10% or more of the voting power of the corporation's outstanding voting stock; or

  •
  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

        A person is not an interested stockholder under this statute if our board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

        After the five-year prohibition, any business combination generally must be recommended by our board of directors of the corporation and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

  •
  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

        These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

        The statute permits various exemptions from its provisions, including business combinations that are exempted by our board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the Business Combination Act, provided that the business combination is first approved by our board of directors, including a majority of the directors who are not interested persons as defined in the 1940 Act. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or our board of directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

        The Business Combination Act will not apply to us to the extent we have less than 100 beneficial owners.

Control Share Acquisitions

        The Maryland Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

        The requisite stockholder approval must be obtained each time an acquirer crosses one of the thresholds of voting power set forth above. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition may compel the board of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations, including, as provided in our bylaws, compliance with the 1940 Act. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or, if a meeting of stockholders at which the voting rights of the shares are considered and not approved is held, as of the date of such meeting. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

        The Maryland Control Share Acquisition Act does not apply (a) to stock acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

        Our bylaws contain a provision exempting from the Maryland Control Share Acquisition Act any and all acquisitions by any person of our common stock and, as a result, any control shares of the Company will have the same voting rights as all of the other Shares of the Company. Such provision could be amended or eliminated at any time in the future. However, we will amend our bylaws to be subject to the Maryland Control Share Acquisition Act only if the Board determines that it would be in our best interests and we determine (after consultation with the SEC staff) that our being subject to the Maryland Control Share Acquisition Act does not conflict with the 1940 Act. We have been advised that the SEC staff currently believes that opting into the Maryland Control Share Acquisition Act would be inconsistent with certain provisions of the 1940 Act, and would therefore be unavailable to us.

        The Maryland Control Share Acquisition Act will not apply to us to the extent we have less than 100 beneficial owners.

Forum Selection Clause

        Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any Internal Corporate Claim, as defined by the MGCL, (b) any derivative action or proceeding brought on our behalf, (c) any action asserting a claim of breach of any duty owed by any of our directors, officers or employees to us or to our Shareholders, (d) any action asserting a claim against us or any of our directors, officers or employees arising pursuant to any provision of the MGCL or our charter or bylaws or (e) any action asserting a claim against us or any of our directors, officers or employees that is governed by the internal affairs doctrine shall be, in each case, the Supreme Court for the State of New York, New York County or the Circuit Court for Baltimore City, Maryland, or, if those courts do not have jurisdiction, the United Stated District Courts located in the Southern District of New York or the United States District Court for the District of Maryland, Northern Division. By accepting shares of our common stock in connection with this offering, you are agreeing to be bound by these provisions. This provision does not cover claims made by stockholders pursuant to the securities laws of the United States of America, or any rules or regulations promulgated thereunder.

        While the applicability of forum selection clauses to claims brought under federal securities law may be subject to challenge, including pursuant to Section 44 under the 1940 Act which generally provides that federal courts shall have exclusive jurisdiction for any suits or actions brought to enforce any liability or duty created under the 1940 Act, the forum selection clause included in our bylaws will likely make it more difficult for a stockholder to successfully pursue litigation against us or those covered by our forum selection clause in another jurisdiction, including one that may be more favorable to such Shareholder.

Conflict with the 1940 Act

        Our bylaws provide that, if and to the extent that any provision of the MGCL or any provision of our charter or bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

ITEM 12.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        See "Item 11. Description of Registrant's Securities to be Registered—Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses."

        We expect to enter into indemnification agreements with our independent directors. The indemnification agreements are intended to provide the directors the maximum indemnification permitted under Maryland law, the 1940 Act and ERISA, if applicable. Each indemnification agreement provides that we shall indemnify the independent director who is a party to the agreement, or an Indemnitee, including the advancement of legal expenses, if, by reason of his corporate status, the Indemnitee is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed proceeding, to the maximum extent permitted by Maryland law, the 1940 Act and ERISA, if applicable.

        Under the Investment Management Agreement, we may, to the extent permitted by applicable law (including ERISA, if applicable), in the discretion of our Board, indemnify the Investment Adviser and certain of its affiliates, as described under "Item 1. Business—Investment Management Agreement."

ITEM 13.    FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

        We set forth below a list of our audited financial statements included in this Registration Statement.

ITEM 14.    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

        There are not and have not been any disagreements between us and our accountant on any matter of accounting principles, practices, or financial statement disclosure.

ITEM 15.    FINANCIAL STATEMENTS AND EXHIBITS.

        (a)   List separately all financial statements filed

        The financial statements included in this Registration Statement are listed in Item 13 and commence on page F-1.

        (b)   Exhibits

3.1	Form of Articles of Amendment and Restatement
3.2	Form of Bylaws
4.1	Form of Subscription Agreement
10.1	Form of Investment Management Agreement
10.2	Form of Administration Agreement
10.3	Form of Indemnification Agreement
10.4	Form of Custody Agreement by and between the Registrant and U.S. Bank National Association
10.5	Form of Trademark License Agreement
21.1	List of Subsidiaries—None

 SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NMF SLF I, INC.
By:	/s/ ROBERT A. HAMWEE
	Name:	Robert A. Hamwee
	Title:	Chief Executive Officer

Date: January 15, 2020

NMF SENIOR LOAN FUND I, INC.

Report of Independent Registered Public Accounting Firm

To the shareholder and the Board of Directors of NMF Senior Loan Fund I, Inc.

Opinion on the Financial Statements and Financial Highlights

        We have audited the accompanying statement of assets and liabilities of NMF Senior Loan Fund I, Inc. (the "Company") as of September 30, 2019, and the related statements of operations, changes in net assets, and cash flows for the period from January 23, 2019 (inception) through September 30, 2019, the financial highlights for the period from January 23, 2019 (inception) through September 30, 2019, and the related notes (collectively referred to as the "financial statements and financial highlights"). In our opinion, the financial statements and financial highlights present fairly, in all material respects, the financial position of the Company as of September 30, 2019, and the results of its operations, changes in net assets, and its cash flows for the period from January 23, 2019 through September 30, 2019, and the financial highlights for the period from January 23, 2019 (inception) through September 30, 2019 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

        These financial statements and financial highlights are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements and financial highlights based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

        We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

        Our audits included performing procedures to assess the risks of material misstatement of the financial statements and financial highlights, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and financial highlights. We believe that our audits provide a reasonable basis for our opinion.

/s/ DELOITTE & TOUCHE LLP

New York, New York

November 22, 2019

We have served as the Company's auditor since 2019.

NMF Senior Loan Fund I, Inc.

Statement of Assets and Liabilities

September 30, 2019
Assets
Cash and cash equivalents	$1,000
Deferred offering costs	124,783

Total assets	$124,783

Liabilities
Accrued organizational and offering expenses	625,842
Payable to affiliates	92,739

Total liabilities	718,581
Commitments and contingencies (See Note 4)
Net assets
Common stock, par value $0.001 per share, 500,000,000 shares authorized, 100 shares issued and outstanding	$—
Paid in capital in excess of par	1,000
Accumulated undistributed losses	(593,798)

Total net assets	$(592,798)

Total liabilities and net assets	$125,783

Number of shares outstanding	100
Net asset value per share	$(5,927.98)

The accompanying notes are an integral part of these financial statements.

NMF Senior Loan Fund I, Inc.

Statement of Operations

Period from January 23, 2019 (inception) through September 30, 2019
Expenses
Organizational expenses	$593,798

Total expenses	593,798

Net investment loss	(593,798)

Net decrease in net assets resulting from operations	$(593,798)

The accompanying notes are an integral part of these financial statements.

NMF Senior Loan Fund I, Inc.

Statement of Changes in Net Assets

Period from January 23, 2019 (inception) through September 30, 2019
Decrease in net assets resulting from operations:
Net investment loss	$(593,798)

Net decrease in net assets resulting from operations	(593,798)

Capital transactions
Net proceeds from shares sold	1,000

Total net increase in net assets resulting from capital transactions	1,000

Net decrease in net assets	(592,798)
Net assets at the beginning of the period	—

Net assets at the end of the period	$(592,798)

Capital share activity
Shares sold	100

Net increase in shares outstanding	100

The accompanying notes are an integral part of these financial statements.

NMF Senior Loan Fund I, Inc.

Statement of Cash Flows

Period from January 23, 2019 (inception) through September 30, 2019
Cash flows from operating activities
Net decrease in net assets resulting from operations	$(593,798)
Adjustments to reconcile net (increase) decrease in net assets resulting from operations to net cash provided by (used in) operating activities:
Deferred offering costs	(124,783)
Payable to affiliates	92,739
Accrued organizational and offering expenses	625,842

Net cash flows used in operating activities	—

Cash flows from financing activities
Net proceeds from shares sold	1,000

Net cash flows provided by financing activities	1,000

Net increase in cash and cash equivalents	1,000
Cash and cash equivalents at the beginning of the period	—

Cash and cash equivalents at the end of the period	$1,000

The accompanying notes are an integral part of these financial statements.

Notes to the Financial Statements of NMF Senior Loan Fund I, Inc.

Note 1. Formation and Business Purpose

        NMF Senior Loan Fund I, Inc. ("NMF" or the "Company") is a Maryland corporation formed on January 23, 2019. The Company is a closed-end, non-diversified management investment company that intends to elect to be regulated as a business development company ("BDC") under the Investment Company Act of 1940, as amended (the "1940 Act"). The Company intends to elect to be treated for United States ("U.S.") federal income tax purposes as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). As of September 30, 2019, the Company is in the development stage and has not commenced investment operations.

        New Mountain Finance Advisers BDC, L.L.C. (the "Investment Adviser") is a wholly-owned subsidiary of New Mountain Capital Group, L.P. (together with New Mountain Capital, L.L.C. and its affiliates, "New Mountain Capital") whose ultimate owners include Steven B. Klinsky and related and other vehicles. The Investment Adviser intends to manage the Company's day-to-day operations and provide it with investment advisory and management services. New Mountain Finance Administration, L.L.C. (the "Administrator"), a wholly-owned subsidiary of New Mountain Capital, intends to provide the administrative services necessary to conduct the Company's day-to-day operations.

        The Company's investment objective is to generate current income and capital appreciation primarily by investing in or originating first lien and unitranche leveraged loans in companies that the Investment Adviser believes are "defensive growth" companies in non-cyclical industry niches where the Investment Adviser has developed strong proprietary research and operational advantages. The Company expects to make investments through both primary originations and open-market secondary purchases. The Company will predominantly target investments in U.S. middle market businesses, a market segment the Company believes continues to be underserved by other lenders. The Company defines middle market businesses as those businesses with annual earnings before interest, taxes, depreciation, and amortization ("EBITDA") between $10.0 million and $200.0 million. The primary focus is in the debt of defensive growth companies, which are defined as generally exhibiting the following characteristics: (i) sustainable secular growth drivers, (ii) high barriers to competitive entry, (iii) high free cash flow after capital expenditure and working capital needs, (iv) high returns on assets and (v) niche market dominance.

        The Company expects to conduct a private offering of its common stock to investors in reliance on exemptions from the registration requirements of the U.S. Securities Act of 1933, as amended. At the closing of any private offering, each investor will make a capital commitment (a "Capital Commitment") to purchase common stock pursuant to a subscription agreement entered into with the Company. The Company anticipates commencing our loan origination and investment activities on the date it issues shares to persons not affiliated with the Investment Adviser (the "Initial Closing Date"). The Company may conduct subsequent closings at times during its investment period (the "Investment Period"), which will commence on the Initial Closing Date and shall initially continue until the 48-month anniversary of the Initial Closing Date, subject to automatic extensions thereafter, each for an additional one year period, unless the holders of a majority of the Company's outstanding common stock elect to forego any such extension upon not less than ninety days prior written notice. Holders of a majority of the Company's outstanding common stock may also terminate the Investment Period as of any earlier anniversary of the Initial Closing Date upon not less than ninety days written notice. Each investor will be required to make capital contributions to purchase the Company's common stock each time a drawdown notice is issued based on such investor's Capital Commitment. Pursuant to the subscription agreement entered into with each investor, the Company shall commence the wind up of operations two years following the expiration of the Investment Period, subject to additional extensions,

Notes to the Financial Statements of NMF Senior Loan Fund I, Inc. (Continued)

Note 1. Formation and Business Purpose (Continued)

each for an additional one year period, upon approval of the holders of a majority of the Company's then outstanding common stock.

Note 2. Summary of Significant Accounting Policies

        Basis of accounting—The Company's financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP"). The Company is an investment company following accounting and reporting guidance in Accounting Standards Codification Topic 946, Financial Services—Investment Companies, ("ASC 946"). The Company's consolidated financial statements reflect all adjustments and reclassifications which, in the opinion of management, are necessary for the fair presentation of the results of operations and financial condition for the period presented. The current period's results of operations will not necessarily be indicative of results that ultimately may be achieved for the fiscal year ending December 31, 2019.

        Cash and cash equivalents—Cash and cash equivalents include cash and short-term, highly liquid investments. The Company defines cash equivalents as securities that are readily convertible into known amounts of cash and so near maturity that there is insignificant risk of changes in value. These securities have original maturities of three months or less. The Company did not hold any cash equivalents as of September 30, 2019.

        Deferred offering costs—The Company's deferred offering costs consists of fees and expenses incurred in connection with the offering of the Company's common stock. Upon the issuance of common stock, offering costs are charged as a direct reduction of net assets. Deferred offering costs are included on the Company's Statement of Assets and Liabilities. Any organizational and offering expenses in excess of $1.0 million will be borne by the Investment Adviser and cannot be recouped by the Investment Adviser.

        Organizational expenses—Organizational expenses include costs and expenses incurred in connection with the formation and organization of the Company. All such amounts are expensed as incurred and are included in the Statement of Operations. Any organizational and offering expenses in excess of $1.0 million will be borne by the Investment Adviser and cannot be recouped by the Investment Adviser.

        Income taxes—The Company intends to elect to be treated as a RIC under Subchapter M of the Code. As a RIC, the Company is not subject to U.S. federal income tax on the portion of taxable income and gains timely distributed to its stockholders.

        To qualify and be subject to tax as a RIC, the Company is required to meet certain income and asset diversification tests in addition to distributing at least 90.0% of its investment company taxable income, as defined by the Code. Since U.S. federal income tax regulations differ from GAAP, distributions in accordance with tax regulations may differ from net investment income and realized gains recognized for financial reporting purposes.

        Differences between taxable income and the results of operations for financial reporting purposes may be permanent or temporary in nature. Permanent differences are reclassified among capital accounts in the financial statements to reflect their tax character. Differences in classification may also result from the treatment of short-term gains as ordinary income for tax purposes.

        For U.S. federal income tax purposes, distributions paid to stockholders of the Company are reported as ordinary income, return of capital, long term capital gains or a combination thereof.

Notes to the Financial Statements of NMF Senior Loan Fund I, Inc. (Continued)

Note 2. Summary of Significant Accounting Policies (Continued)

        The Company will be subject to a 4.0% nondeductible federal excise tax on certain undistributed income unless the Company distributes, in a timely manner as required by the Code, an amount at least equal to the sum of (1) 98.0% of its respective net ordinary income earned for the calendar year and (2) 98.2% of its respective capital gain net income for the one-year period ending October 31 in the calendar year.

        Use of estimates—The preparation of the Company's financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the Company's financial statements and the reported amounts of revenues and expenses during the reporting periods. Changes in the economic environment, financial markets, and other metrics used in determining these estimates could cause actual results to differ from the estimates used, and the differences could be material.

Note 3. Agreements and Related Parties

        The Company intends to enter into an investment advisory and management agreement (the "Investment Management Agreement") with the Investment Adviser. Under the Investment Management Agreement, the Investment Adviser will manage the day-to-day operations of, and provides investment advisory services to, the Company. For providing these services, the Investment Adviser will receive an annual base management fee from the Company.

        Pursuant to the Investment Management Agreement, during the Company's investment period, the base management fee will be calculated at an annual blended rate with respect to the Company's then-current aggregate committed capital by reference to (i) 0.70% (the "Initial Fee Rate"), in the case of the aggregate capital commitments received in the initial closing (the "Initial Commitments", and such fee, the "Initial Management Fee"), and (ii) 0.60% (the "Subsequent Fee Rate") in the case of the aggregate capital commitments received in a subsequent closing (the "Subsequent Commitments", and such fee with respect thereto, a "Subsequent Management Fee"), subject, in each case, to the adjustments described below. Specifically, the Initial Fee Rate will be subject to reduction during the first 11 quarters following the initial closing. In addition, the Subsequent Fee Rate with respect to the Subsequent Commitments received in a subsequent closing will be reduced during the first 5 quarters following such subsequent closing. The base management fee will be payable quarterly in arrears.

        Amounts shown as due to affiliates on the Statement of Assets and Liabilities represent organizational expenses of the Company that were paid by the Investment Adviser and its affiliates on behalf of the the Company.

        The Company intends to enter into the administration agreement ("Administration Agreement") with the Administrator under which the Administrator will provide administrative services. The Administrator will maintain, or oversee the maintenance of, the Company's financial records, prepare reports filed with the United States Securities and Exchange Commission (the "SEC"), generally monitor the payment of the Company's expenses and oversee the performance of administrative and professional services rendered by others.

        The Company intends to enter into a Trademark License Agreement with New Mountain Capital, pursuant to which New Mountain Capital will agree to grant the Company a non-exclusive, royalty-free license to use the "New Mountain" and the "NMF" names Under the Trademark License Agreement, subject to certain conditions, the Company, the Investment Adviser and the Administrator will have a right to use the "New Mountain" and "NMF" names, for so long as the Investment Adviser or one of

Notes to the Financial Statements of NMF Senior Loan Fund I, Inc. (Continued)

Note 3. Agreements and Related Parties (Continued)

its affiliates remains the investment adviser of the Company. Other than with respect to this limited license, the Company will have no legal right to the "New Mountain" or the "NMF" names.

        The Investment Adviser and its affiliates may also manage other funds in the future that may have investment mandates that are similar, in whole or in part, to the Company's investment mandates. The Investment Adviser and its affiliates may determine that an investment is appropriate for the Company or for one or more of those other funds. In such event, depending on the availability of such investment and other appropriate factors, the Investment Adviser or its affiliates may determine that the Company should invest side-by-side with one or more other funds. Any such investments will be made only to the extent permitted by applicable law and interpretive positions of the SEC and its staff and consistent with the Investment Adviser's allocation procedures. On December 18, 2017, the SEC issued an exemptive order (the "Exemptive Order"), which superseded a prior order issued on June 5, 2017, which permits the Company to co-invest in portfolio companies with certain funds or entities managed by the Investment Adviser or its affiliates in certain negotiated transactions where co-investing would otherwise be prohibited under the 1940 Act, subject to the conditions of the Exemptive Order. Pursuant to the Exemptive Order, the Company is permitted to co-invest with its affiliates if a "required majority" (as defined in Section 57(o) of the 1940 Act) of the Company's independent directors make certain conclusions in connection with a co-investment transaction, including, but not limited to, that (1) the terms of the potential co-investment transaction, including the consideration to be paid, are reasonable and fair to the Company and its stockholders and do not involve overreaching in respect of the Company or its stockholders on the part of any person concerned, and (2) the potential co-investment transaction is consistent with the interests of the Company's stockholders and is consistent with its then-current investment objective and strategies. In addition, to the extent that the Company's assets are treated as "plan assets" under the Employee Retirement Income Security Act of 1974, as amended and any regulations promulgated thereunder, the Company will only co-invest in the same issuer with certain funds or entities managed by the Investment Adviser or its affiliates, so long as their and our respective investments are at the same level of such issuer's capital structure; provided, that in no event will the Company co-invest with any other fund or entity in contravention of the 1940 Act.

Note 4. Commitments and Contingencies

        In the normal course of business, the Company may enter into contracts that contain a variety of representations and warranties and which provide general indemnifications. As of September 30, 2019, the Company has no commitments or contingencies.

Note 5. Net Assets

        In connection with its formation, the Company had the authority to issue 500,000,000 common shares at $0.001 per share par value.

        On April 15, 2019, the Company issued 100 common shares for $1,000 to the Investment Adviser. The Company has not engaged in any other equity transactions as of September 30, 2019.

Notes to the Financial Statements of NMF Senior Loan Fund I, Inc. (Continued)

Note 6. Financial Highlights

        The following information sets forth the Company's financial highlights for the period from January 23, 2019 (inception) to September 30, 2019.

Period from January 23, 2019 (inception) to September 30, 2019
Per share data:
Net asset value, January 23, 2019	$—
Net investment loss	(5,937.98)

Net decrease in net assets resulting from operations	(5,937.98)
Issuance of common shares	10.00

Total decrease in net assets	(5,927.98)

Net asset value, September 30, 2019	(5,927.98)

Total return	N/M
Shares outstanding at end of period	100
Average weighted shares outstanding for the period	N/M
Average net assets for the period	N/M
Ratio to average net assets:
Net investment loss	N/M
Total expenses	N/M

N/M—not meaningful since the Company is in the development stage and has not commenced investment operations.

Note 7. Subsequent Events

        On October 8, 2019, the SEC issued an exemptive order (the "New Order") permitting the Company and certain of the Company's affiliates to co-invest together in portfolio companies subject to certain conditions included therein. The New Order supersedes the Company's existing co-investment exemptive order, which was granted by the SEC on December 18, 2017, and expands on the Company's ability to co-invest with certain affiliates.

        The Company's management has evaluated subsequent events through November 22, 2019, the date of issuance of the financial statements included herein. There have been no subsequent events that occurred during such period that would require disclosure or would be required to be recognized in the financial statements other than those already noted above.